      As filed with the Securities and Exchange Commission on May 28, 1998.


                                                    Registration No. 333-43443
-------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------


                                 AMENDMENT NO. 2
                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 NETVALUE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                      7319
               (Primary Standard Industrial Classification Number)

                                   23-2855659
                     (I.R.S. Employer Identification Number)


                        1960 Bronson Road, Building No. 2
                          Fairfield, Connecticut 06430
                                 (203) 319-7000
               (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                           Michael A. Clark, President
                        1960 Bronson Road, Building No. 2
                          Fairfield, Connecticut 06430
                                 (203) 319-7000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   Copies to:


Michael C. Forman, Esquire                                             Steven Wasserman, Esquire
Klehr, Harrison, Harvey, Branzburg & Ellers LLP                        Berlack, Israels & Liberman LLP
1401 Walnut Street                                                     120 West 45th Street
Philadelphia, Pennsylvania  19102                                      New York, New York   10036
(215) 568-6060                                                         (212)  704-0100




 Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                       -----------------------------------







          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

                                 NETVALUE, INC.

                              CROSS-REFERENCE TABLE

                           Pursuant to Item 501(b) of
                                 Regulation S-K

Item No.                 Form S-1 Caption                                  Prospectus Caption
--------                 ----------------                                  ------------------

Item 1                   Forepart of the Registration                      Facing Page of Registration Statement;
                         Statement and Outside Front Cover                 Cross Reference Sheet; Outside Front
                         Page of Prospectus                                Cover Page of Prospectus

Item 2                   Inside Front and Outside Back                     Inside Front and Outside Back Cover
                         Cover Pages of Prospectus                         Pages of Prospectus; Available
                                                                           Information

Item 3                   Summary Information, Risk Factors                 Prospectus Summary; Risk Factors
                         and Ratio of Earnings to Fixed
                         Charges

Item 4                   Use of Proceeds                                   Prospectus Summary: Use of Proceeds

Item 5                   Determination of Offering Price                   Risk Factors; Underwriting

Item 6                   Dilution                                          Dilution

Item 7                   Selling Security Holders                          Not Applicable

Item 8                   Plan of Distribution                              Underwriting

Item 9                   Description of Securities to be                   Outside Front Cover Page of
                         Registered                                        Prospectus; Prospectus Summary;
                                                                           Market Price of and Dividends on the
                                                                           Common Stock and Related
                                                                           Shareholder Matters; Description of
                                                                           Capital Stock

Item 10                  Interests of Named Experts and                    Legal Matters; Experts
                         Counsel

Item 11                  Information with Respect to the                   Prospectus Summary; Risk Factors; Market
                                                                           Price of and Dividends on Common Stock
                                                                           Registrant and Related Shareholder
                                                                           Matters; Selected Financial Data;
                                                                           Management's Discussion and Analysis of
                                                                           Financial Condition and Results of
                                                                           Operations; Business; Management;
                                                                           Certain Transactions; Capital Stock

Item 12                  Disclosure of Commission Position                 Not Applicable
                         on Indemnification for Securities
                         Act Liabilities


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


             SUBJECT TO COMPLETION, DATED MAY         , 1998

PROSPECTUS
                                3,000,000 SHARES

                                 NETVALUE, INC.

                                  COMMON STOCK

          netValue, Inc. ("netValue" or the "Company") hereby offers 3,000,000 shares of common stock, $.001 par value per share ("Common Stock"). It is currently anticipated that the initial public offering price will be $5.00 per share. See "Underwriting" for factors to be considered in determining the initial public offering price.


          Prior to this offering of Common Stock (the "Offering"), there has been no public market for the Common Stock, and there can be no assurance that an active market for the Common Stock will develop after completion of the Offering. The Company has applied for quotation of the Common Stock on The NASDAQ SmallCap (the "SmallCap") Market. There is no assurance that NASDAQ will approve the Company's initial listing application or, if the application is approved, that the Company's listing will be maintained on NASDAQ.


          AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 7 HEREOF FOR A DISCUSSION OF CERTAIN MATTERS THAT PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
              NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
                   STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

===================================================================================================================================
                                                                      Underwriting Discounts
                                           Price to Public            and Commissions(1)           Proceeds to Company(2)

Per Share . . . . . . . . . . . . . . .    $ 5.00                     $ 0.4375                     $ 4.5625
Total(3)   . . . . . . . . . . . . . . .   $ 15,000,000               $ 1,312,500                  $ 13,687,500

===================================================================================================================================

(1) Does not include additional compensation to be paid to J.B. Sutton Group, LLC (the "Underwriter") in the form of (i) a nonaccountable expense allowance of $450,000 ($517,500 if the over-allotment option referred to in footnote 3 is exercised in full), or (ii) the value of an option entitling the Underwriter to purchase up to 300,000 shares of Common Stock at a price equal to 165% of the offering price per share, exercisable for a period of 4 years commencing one year after to the date of this Prospectus. The Company has agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."
(2) Before deducting expenses payable by the Company, estimated to be $400,000, not including the Underwriter's nonaccountable expense allowance and investment banking fees described in footnote 1 above.
(3) The Company has granted the Underwriter an option, exercisable within 30 days after the date of this Prospectus, to purchase up to 450,000 additional shares on the same terms and conditions as set forth above solely to cover over-allotments, if any. If the option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $17,250,000, $1,509,375, and $15,740,645, respectively. See "Underwriting."

         The shares of Common Stock are being offered by the Underwriter on a firm commitment basis, subject to a declaration by the Securities and Exchange Commission (the "Commission") that the registration is effective, as specified herein, and subject to receipt and acceptance by the Underwriter and its right to reject any order in whole or part and to prior sale, withdrawal or cancellation of the offer without notice. It is expected that delivery of the shares of Common Stock will be made at the offices of J.B. Sutton Group, LLC in Great Neck, New York, on or about __________, 1998.

                                 --------------

                             J.B. Sutton Group, LLC
                       1010 Northern Boulevard, Suite 214
                           Great Neck, New York 11021
                           (516) 498-2100 (Telephone)
                           (516) 498-2198 (Facsimile)

                         The date of this Prospectus is

                              AVAILABLE INFORMATION

          The Company has filed a Registration Statement on Form S-1 (such registration statement, as the same may be amended and together with all exhibits and schedules thereto, the "Registration Statement") with the Commission under the Securities Act with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this prospectus (the "Prospectus") does not contain all of the information contained in the Registration Statement. For further information regarding both the Company and the securities offered hereby, reference is made to the Registration Statement, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and its regional office located at 7 World Trade Center, Suite 1300, New York, NY 10048. Copies may be obtained from the Washington D.C. office public reference library upon request and payment of the prescribed fee. Such reports and other information can be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Commission's web site (http://www.sec.gov).

          The Company will furnish to its stockholders annual reports containing audited financial statements and quarterly reports containing unaudited financial statements for the first three quarters of each year. The Company is not currently subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").





























IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

          The following summary is qualified in its entirety by the more detailed information, including "Risk Factors" and the financial statements and notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Unless otherwise indicated, all information contained in this Prospectus, including share and per share data, assumes (i) no exercise of the Underwriter's over-allotment option or any other options or warrants outstanding as of the date hereof and (ii) no conversion of any preferred stock outstanding as of the date hereof. See "Description of Capital Stock."

                                   The Company


          netValue is a development stage company which provides electronic commerce and database marketing services to Internet advertisers and publishers. The Company's first product, Coupons OnlineSM, allows marketers to deliver targeted, secure coupons and other incentives to consumers from any Internet web site. Consumers use the Company's web-browser plug-in software to access and print coupon offers and other promotions from the web sites of Internet advertisers and publishers ("Customers"). The Company's systems provide online targeting and validation for each consumer and coupon. In July 1997, the Company commenced commercial operations of its Coupons OnlineSM service. In the first quarter of 1998, the Company recorded its initial revenues from its Coupons OnlineSM service.


          The Company's second product, i-Value SM, is a service to which consumers subscribe to receive periodic "electronic packages" of incentives delivered to their personal computers. Promotional offers can be individually tailored to each consumer's product preferences and shopping habits. The Company provides its Customers with consumer software, targeting, validation and reporting services. The Company expects to commercially launch its i-Value SM program in the third quarter of 1998.

          The Company expects its principal customers and sources of revenue to be national, regional and local retailers, manufacturers of consumer products, service providers and online publishers. The Company's revenues are expected to be generated through a combination of software licensing, promotion set-up and transaction fees.


          The Company was incorporated as a Delaware corporation on July 16, 1996 and is the successor by merger (the "Merger") to Coupons Online, L.L.C. ("COL"), a New Jersey limited liability company formed in December 1994 ("COL"). See "Certain Transactions - The Merger." All references in this Prospectus to the "Company" with respect to periods prior to July 16, 1996 are to COL. The Company's address is 1960 Bronson Road, Building No. 2, Fairfield, Connecticut 06430. Its phone number is (203) 319-7000. The Company's web site is located at www.netvalueinc.com.


                                  The Offering

Common Stock offered by the Company............................  3,000,000 shares
Common Stock outstanding before the Offering(1)................  10,718,756 shares
Common Stock to be outstanding after the Offering(1)...........  13,718,756 shares

Use of proceeds by the Company.................................  The Company plans to use the net proceeds from this
                                                                 Offering, estimated to be  $12,837,500, in the
                                                                 following approximate amounts:   $4,561,000 to repay
                                                                 short term notes payable including interest,  $1,660,000
                                                                 to repay outstanding accounts payable due and
                                                                 $6,616,500 to provide funds for working capital and
                                                                 general corporate purposes.  See "Use Of Proceeds."


-----------------------

(1) Does not include 450,000 shares of Common Stock issuable upon the exercise of the Underwriter's over-allotment option, 2,809,750 shares of Common Stock issuable upon the exercise of outstanding options and warrants, 2,723,750 of Common Stock issuable to Rozel International Holdings Limited ("Rozel") upon the conversion of 217,900 shares of Series A Preferred Stock, and 10,000 shares of Common Stock issuable to Golden Eagle Partners, a creditor of the Company.

                       Summary of Selected Financial Data

          The following summary of selected financial data should be read in conjunction with the financial statements and notes thereto appearing elsewhere herein.


                                                                                                      December 16, 1994
                                                                            Three Months Ended       (inception) through
                                      Year Ended December 31,              March 31, (Unaudited)       March 31, 1998
                                1995            1996            1997       1997         1998             (Unaudited)
                                ----            ----            ----       ----         ----
Statement of Operations
Data (1)

Revenues                  $           0     $         0   $           0   $         0         $72,000        $     72,000

Operating expenses              746,945       3,316,522       9,364,898     3,822,153       2,158,681          15,604,188

Loss from operations           (746,945)     (3,316,522)     (9,364,898)   (3,822,153)     (2,086,681)        (15,532,188)

Other income (expense)             (615)          2,428      (1,870,339)     (225,836)       (791,384)         (2,659,910)

Net loss                      $(747,560)    $(3,314,094)  $ (11,235,237)  $(4,047,989)    $(2,878,065)       $(18,192,098)



                                                                                 March 31,  1998 (Unaudited)
                                                                --------------------------------------------------------------
                                                                                     Pro Forma               As Adjusted
                                                                   Actual         Transactions (4)      Transactions (3)(5)(6)
                                                                   ------         ----------------      ----------------------

Balance Sheet Data

           Working capital (deficit)                             $(5,925,693)       $ 98,833                $4,953,861
           Total assets                                            1,406,730        (123,500)                7,451,828
           Total liabilities                                       6,216,911        (222,333)                1,738,346
           Notes payable and accrued interest (2)                  3,251,065        (654,833)                    ---
           Stockholders' equity (deficit)                        $(4,810,181)       $ 98,833                $5,713,482


(1) The historical financial data for the period from January 1, 1996 to September 18, 1996 and for the years prior to 1996 represents historical financial data for COL (predecessor to the Company). See Notes 1 and 2 of Notes to Financial Statements.

(2) Notes payable and accrued interest amounts are included in the Total liabilities line item.


(3) "As Adjusted" reflects the actual balances as of March 31, 1998 (unaudited) for each captioned item included under Balance Sheet Data, plus the sum of the Pro Forma Transactions and "As Adjusted" Transactions.

(4) Includes additional 1998 borrowing, 1998 proceeds from the sale of preferred stock and the proceeds from the Distribution and Licensing Agreement which the Company entered into with IQ Value, L.L.C. (The "IQ Agreement"), collectively used to fund operating losses as part of Deficits accumulated during the development stage (a component of stockholders' equity (deficit)) and the payment of the Company's existing obligations. See Pro Forma Transaction table below.

(5) Adjusted to reflect repayment of certain notes payable, accrued interest and other liabilities arising from the sale of the shares of Common Stock offered hereby and the application of the net proceeds thereof as described under "Use of Proceeds." See "As Adjusted" Transactions table below.

(6) Does not include 450,000 shares of Common Stock issuable upon the exercise of the Underwriter's over-allotment option, 2,809,750 shares of Common Stock issuable upon the exercise of outstanding options and warrants, 2,723,750 shares of Common Stock issuable to Rozel upon the conversion of 217,900 shares of Series A Preferred Stock, and 10,000 shares of Common Stock issuable to Golden Eagle Partners, a creditor of the Company. See "Use of Proceeds," "Capitalization" and "Underwriting."

                             Pro Forma Transactions



                    (a)           (b)          (c)            (d)             (e)           (f)           Total
                   -----         -----        -----          -----           -----         -----         ------

Working
capital
(deficit)        $1,684,000       $ 0       $ 13,750        $110,000     $(1,600,000)   $(108,917)      $98,833

Total assets      1,684,000      750,000    (750,000)       (207,500)     (1,600,000)                  (123,500)

Total
liabilities                      750,000    (763,750)       (317,500)                     108,917      (222,333)

Notes payable
and accrued
interest                                    (763,750)                                     108,917      (654,833)


Stockholders'
equity
(deficit)        $1,684,000       $    0    $ 13,750        $110,000     $(1,600,000)   $(108,917)      $98,833


(a) In April and May 1998, the Company issued an aggregate of 168,400 shares of Series A Preferred Stock to Rozel International Holdings Limited ("Rozel") and received aggregate proceeds of $1,684,000. At the option of either the Company or Rozel, all shares of Series A Preferred Stock are convertible at any time into 12.5 shares of Common Stock . See "Description of Capital Stock - Preferred Stock." The Company is selling shares of Series A Preferred Stock in order to satisfy its short term financing needs through the date on which it receives the proceeds of this Offering.

(b) Proceeds received from the IQ Agreement pursuant to which the Company received $500,000 in March 1998 (which was recorded as deferred revenue at March 31, 1998) and $750,000 upon the execution of the agreement in April 1998 (which the Company intends to record as deferred revenue). The Company intends to recognize license fee revenue from the IQ Agreement when the product is delivered to IQ. See "Business - Marketing and Sales Strategy - Distribution and Licensing Agreement with IQ Value, L.L.C."

(c) In April 1998, the Company satisfied Lancer Partners, L.P. loan obligation by paying $750,000 out of the proceeds from the IQ Agreement and issuing 2,750 shares of common stock with an ascribed value of $5.00 per share to pay accrued interest of $13,750.

(d) In April 1998, the Company made the following payments, each of which was contingent upon the execution of the IQ Agreement: payment of $150,000 to DMR Consulting Group, Inc. reducing accounts payable and cash at March 31, 1998 by $150,000 (See "Risk Factors - Dependence on DMR Consulting Group, Inc. to Provide Essential Services to the Company"); payment of $37,500 and issuance of 30,000 shares of common stock with an ascribed value of $5.00 per share to Promunicom, Inc. reducing accounts payable by $187,500, cash by $37,500 and increasing equity by $150,000 (See "Business - Marketing and Sales Strategy - Distribution and Licensing Agreement with IQ Value, L.L.C."); payment of $20,000 and accrual of an additional $20,000 related to future payments to Messrs. Braunstein and Barnett increasing accounts payable by $20,000 and decreasing equity by $40,000 and cash and accounts payable by $20,000 (See "Management - Employment/Consulting Agreements").

(e) Use of proceeds from sales of Series A Preferred Stock and the IQ Agreement to pay estimated operating expenses to be incurred by the Company from April 1, 1998 through June 30, 1998, the anticipated effective date of the Offering.

(f) Accrued interest on notes payable from April 1, 1998 through June 30, 1998, the anticipated effective date of the Offering.

                                            "As Adjusted" Transactions



                       Total Actual
                        at March
                        31,  1998
                       (Unaudited)
                         Plus Pro
                          Forma
                       Transactions        (a)            (b)            (c)           (d)            (e)            Total
                      -------------       -----          -----          -----         -----          -----           -----
Working capital
(deficit)               $(5,826,860)   $12,837,500   $(1,964,768)     $(92,011)       $ 0            $ 0           $4,953,861
                                                                     =
Total assets                1283230     12,837,500    (4,561,000)      (92,011)     (355,891)     (1,660,000)       7,451,828

Total liabilities           5994578                   (2,596,232)                                 (1,660,000)       1,738,346

Notes payable and
accrued interest            2596232                     -2596232                                                            0

Stockholders' equity
(deficit)               $(4,711,348)   $12,837,500   $(1,964,768)     $(92,011)    $(355,891)        $ 0          $5,713,482



(a) Receipt of gross proceeds from the sale of 3,000,000 shares of common stock offered by the Company at an assumed offering price of $5.00 per share less receipt of offering costs of $2,162,500 (See "Use of Proceeds").

(b) Repayment of notes payable and accrued interest at the anticipated effective date of the Offering, including amortization of the balance of the discount on the Short Term Promissory Notes in the amount of $1,964,768 (See "Use of Proceeds").

(c) Includes amortization expense for the prepaid financing fees at March 31, 1998 upon the assumed repayment of certain notes payable at the expected date of repayment which approximates the date of the completion of the Offering.

(d) Reclassification of deferred offering costs at March 31, 1998 to equity upon the completion of the Offering.

(e) Payment of delinquent vendor payables at June 30, 1998 (See "Use of Proceeds").

                           FORWARD-LOOKING STATEMENTS

        This Prospectus contains "forward-looking" statements regarding potential future events and developments affecting the business of the Company. Such statements relate to, among other things, (i) competition for customers for its products and services; (ii) the uncertainty of developing or obtaining rights to new products that will be accepted by the market and the timing of the introduction of new products into the market; and (iii) other statements about the Company's role in the online services industry. Such forward-looking statements include those preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates," or similar expressions.

        The Company's ability to predict the results or the effect of any pending events on the Company's operating results is inherently subject to various risks and uncertainties, including: (i) competition for users of the Company's products and services; (ii) the risks of doing business via the Internet; (iii) the uncertainty of developing or obtaining rights to new products and services that will be accepted by the market; and (iv) the effects of government regulations on the Company's business. Actual results in all likelihood will differ from those projected in the forward-looking statements included in this Prospectus, and such differences may be material.

                                  RISK FACTORS

        The Common Stock offered hereby involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. The following risk factors should be considered carefully, in addition to the other information contained in this Prospectus, in evaluating the Company and its business prospects and an investment in the Common Stock.

RISKS RELATED TO THE COMPANY

Development Stage Company With Limited Operating History


        The Company was formed on July 16, 1996 and is the successor by merger (the "Merger") to Coupons Online, L.L.C. ("COL") which was formed in December 1994. See "Certain Transactions - The Merger." Since its formation, the Company has been in the development stage and its activities have been primarily limited to developing and promoting Coupons Online(sm) and i-Value(sm), its online targeted incentive distribution programs (collectively, the "Programs"). For a more complete description of the Programs, see "Business." Accordingly, the Company has an extremely limited operating history upon which an evaluation of the Company's prospects can be made. The Company also temporarily ceased operations in July 1997 which resulted in the loss of a limited number of non-essential personnel. Therefore, the Company's prospects must be considered in light of the risks, expenses and difficulties encountered by a development stage company. There is currently no basis upon which to assume that the Company's products and services will prove financially profitable or generate more than nominal operating revenues. Until sufficient cash flow is generated from operations, the Company will have to utilize its capital resources or external sources of funding, if available, to satisfy its working capital needs and/or to make the required payments on the Company's outstanding indebtedness. See "Need for Additional Financing." There can be no assurance that the Company will be able to continue to sell additional equity securities or enter into additional debt financings. If the Company fails to generate increased revenues and/or fails to sell additional securities, investors may lose all or a substantial portion of their investment.


Significant Cumulative Operating Losses


        From inception through the date hereof, the Company has generated funds primarily through the sale of its securities and debt financing transactions. Since its inception, the Company has generated nominal revenues from operations. For the years ended December 31, 1995, December 31, 1996 and December 31, 1997, and the quarter ended March 31, 1998, the Company incurred net losses of $747,560, $3,314,094 , $11,235,237 and $2,878,065 (unaudited) respectively. From its inception on December 16, 1994 through March 31, 1998, the Company has incurred an accumulated deficit of $18,192,098 (unaudited). Operating losses are anticipated to continue through at least December 31, 1998. See "Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." There can be no assurance that the Company will be able to continue to sell additional equity securities or enter into additional debt financings. If the Company fails to generate increased revenues and/or fails to sell additional securities, investors may lose all or a substantial portion of their investment.

Auditor Report Modification for Going Concern

        From inception through the date hereof, the Company has generated funds primarily through the sale of its equity and debt securities. L.J. Soldinger Associates, in its capacity as the Company's independent accountants, has issued a report that includes a modification that indicates that the Company's dependence on outside financing, negative working capital and losses since inception raise substantial doubt about the Company's ability to continue as a going concern. See "Financial Statements." There can be no assurance that the Company will be able to sell additional equity securities or enter into additional debt financings. If the Company fails to generate increased revenues and/or fails to sell additional securities, the Company will not have sufficient cash to meet the requirements of its business plan and will cease to continue as a going concern. If the Company ceases to continue as a going concern, investors will lose all or a substantial portion of their investment.

Need for Additional Financing


        In addition to the proceeds of this Offering, the Company anticipates that it will need significant additional financing to support its operations and satisfy its working capital needs. As of March 31, 1998, the Company had a working capital deficit of ($5,925,693) (unaudited). The amount of additional financing required to fund the Company's operations and working capital needs will depend upon the timing of the Company's expenditures to develop, test and introduce new products and the availability of cash flow from the Company's operations. Such financing may involve the issuance of debt or equity securities, or a combination thereof. Any additional equity financing may cause substantial dilution to the Company's book value per share and the ownership percentage of the Company's current stockholders. There can be no assurance that additional financing will be available to the Company at the times or on terms desirable to the Company, or at all. The failure of the Company to obtain such additional debt or equity financing would require the Company to modify its business plan and could require the Company to cease operations and liquidate. It is likely that a liquidation by the Company would result in a total loss to the Company's stockholders. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Changes in Financial Position, Liquidity and Capital Resources."


No Assurance of Protection of Patents and Proprietary Technology


        The Company's success may depend in part on its ability to obtain patent protection for its technology, to preserve its trade secrets and to operate without infringing on the proprietary rights of third parties. While none of the Company's technology is patented, the Company has applied for a patent entitled "Method and Distribution of Product Redemption Coupons." The Company had initially received an indication from the United States Patent and Trademark Office (USPTO) that certain of the claims of this application were allowable but in February 1998 received a reversal of this indication based upon the discovery by the patent examiner assigned to the Company's application of a prior art patent to the Company's application (i.e. a patent issued prior to the date of the Company's application which covers material contained in the Company's application). In April 1998, the Company refiled its application stating more narrowly defined claims. In April 1998, the Company also filed an application for an international patent application under the Patent Cooperation Treaty. The Company is using the technology that is the subject of this patent application to operate the Programs. See "Business - Patent and Trademark Protection."


        The Company may file additional patent applications as it deems appropriate. There can be no assurance that the patents applied for will be reviewed timely, that any patents will issue or that any patents issued will afford meaningful protection against competitors with similar technology or that any patents issued will not be challenged by third parties. The Company cannot be certain that others will not independently develop similar technologies, duplicate the Company's technologies or design products or methods around the Company's technologies, whether or not patented. At any point in time, the Company may not have sufficient resources to maintain a patent infringement lawsuit should anyone be found or believed to be infringing upon its patents, if any. There also can be no assurance that the technology ultimately used by the Company will be covered by any patent issued from its pending patent application or other patent applications which it may file.

        Many patents and patent applications have been filed by third parties with respect to online technology. The Company does not believe that its technology infringes on the patent rights of third parties. However, there can be no assurance that certain aspects of the Company's technology will not be challenged by the holders of such patents or that the Company will not be required to license or otherwise acquire from third parties the right to use certain technology.

The failure to overcome such challenges or obtain such licenses or rights on acceptable terms could have a material adverse effect on the Company. On April 1, 1998, the Company received a letter from a third party indicating that the Company's Internet coupon distribution process might be covered by a patent held by this third party. The Company has referred this matter to its patent counsel. Based on a preliminary review of this patent, the Company's patent counsel has concluded that the Company does not infringe upon this patent and patent counsel has indicated his willingness to issue an opinion to this effect. See "Business
- Patent and Trademark Protection."

        Many of the processes and much of the know-how important to the Company's technology are dependent upon the skills, knowledge and experience of its technical personnel, consultants and advisors and such skills, knowledge and experience are not patentable. To help protect its rights, the Company requires employees, significant consultants and advisors with access to confidential and proprietary information to enter into confidentiality agreements with the Company. There can be no assurance, however, that these agreements will provide adequate protection for the Company's trade secrets, know-how or proprietary information in the event of any unauthorized use or disclosure.

          The Company may be required to license or sublicense certain technology or patents in order to commence or continue operations. There can be no assurance that the Company will be able to obtain a license for any technology that it may require to conduct its business or that, if obtainable, such technology can be licensed at a reasonable cost and on other terms satisfactory to the Company. The cost of obtaining and enforcing patent protection and of protecting proprietary technology may involve a substantial commitment of the Company's resources. Any such commitment may divert resources from other areas of the Company.

Competition


        The Company faces significant competition from many promotion and advertising companies as well as on-line publishers which compete, directly or indirectly, for consumer advertising and promotion business from advertisers and for consumers' time and attention. Many of these companies have longer operating histories, greater market presence, and substantially greater financial and other resources than the Company. Many of these companies, including Catalina Marketing Corporation, Money Mailer, Val-Pak Direct Marketing Systems, Interactive Coupon Network, Valassis Communications, Inc. and News America Holdings Incorporated have initiated or are planning to initiate programs and services involving the Internet. Additionally, the Internet is a relatively new format through which retailers and consumers conduct business. As the Internet evolves and consumers gain greater confidence in the Internet and other means of electronic commerce, it is likely that competition will increase. Accordingly, there can be no assurance that competition will not increase from existing competitors, that established or new companies will not enter the market, that competitors will not offer comparable products and services at lower prices than the Company, or that the Company will be able to compete successfully with such existing or new competitors. See "Business" -- "General."


Significant Indebtedness To Be Repaid From The Net Proceeds Of This Offering


        The Company currently has significant indebtedness in the aggregate principal amount of approximately $6,221,000, $4,561,000 of which constitutes short-term notes and accrued interest thereon, and approximately $1,660,000 of which will consist primarily of past due accounts payable as of June 30, 1998. Thus, the Company is highly leveraged and plans to use approximately $6,221,000 or 48.5% of the net proceeds from this Offering to repay all such indebtedness. See "Use of Proceeds."


Pending Legal Proceedings


        The Company has been named as a defendant in five contract related disputes involving amounts payable to trade creditors for products sold or services rendered to the Company. The aggregate amount of damages claimed in these disputes is approximately $340,000. The Company has settled three of these disputes by agreeing to satisfy the terms of extended payment schedules. Through May 26, 1998, the Company has made all required payments under the terms of these settlement agreements. The Company is attempting to settle the remaining actions prior to proceeding to a trial on the merits. See "Business - Legal Proceedings."


        As of March 31, 1998, the Company had made accruals for all of the potential damages it would be required to pay if it is not successful in either settling these cases or does not prevail in the legal proceedings. However, the Company has not made accruals for potential attorneys' fees or court costs which it may be required to pay if it does not prevail in these legal proceedings. The payment of these amounts could delay the Company's progress in meeting its business plan.

Reliance on Key Personnel


        The Company is dependent upon the continuing services of its executive officers, particularly Michael A. Clark, its President and Chief Executive Officer and Richard F. Davey, its Vice President and Chief Technology Officer and certain other key employees. The Company is also dependent upon certain other officers who possess specialized knowledge and experience relating to the Company's technology, markets and sales. The Company does not presently maintain or intend to obtain key-man insurance on any of its executive officers. In July 1997, the Company temporarily ceased operations resulting in the loss of a limited number of non-essential personnel. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Changes in Financial Position, Liquidity and Capital Resources" and "Business - Employees." Although the Company has entered into employment agreements with Mr. Clark and Mr. Davey , there can be no assurance that such individuals will continue to work for the Company in the event that the Company experiences another cessation of operations, or at all. In the event that any of these individuals terminate their relationship with the Company or otherwise cease to be affiliated with the Company and acceptable replacements are not identified, there could be a material adverse effect on the Company's business and prospects. See "Business - Executive Compensation - Employment Agreements and Other Matters." Additionally, there can be no assurance that suitable replacements could be hired without the Company incurring substantial additional costs, or at all. The success of the Company is also dependent upon its ability to attract and retain highly qualified technical, managerial and marketing personnel. The Company faces competition for such personnel from other entities, many of which have significantly greater resources than the Company. There can be no assurances that the Company will be able to recruit and retain such personnel.


Dependence on DMR Consulting Group, Inc. to Provide Essential Services to the Company


        In November 1996, the Company entered into an agreement with DMR Consulting Group, Inc. ("DMR") to develop core software for the Company and perform the Company's initial systems integration. The development and integration of the Company's core software and operating systems , among other things, are crucial to the success of the Company's products and, therefore, to the financial viability of the Company. In June 1997, in response to the Company's failure to satisfy certain invoices of DMR for services rendered to the Company, DMR discontinued work on the Company's software. DMR recommenced such work following execution of an agreement pursuant to which the terms of payment were restructured. DMR has delivered the operational programs to the Company and the Company is currently using the programs to develop and operate its products. However, DMR has not delivered the source code for these programs to the Company and will not do so until it has received full payment for services provided under the agreement. With respect to the payments due DMR on account of such agreement, on March 9, 1998, the parties amended the agreement so that all amounts owed to DMR are now due on the earlier of two business days following the closing date of this Offering or payment dates which correspond to the dates which the Company expects to receive payments from IQ Value, L.L.C. ("IQ"), a Delaware limited liability company with which the Company has recently entered into an agreement to distribute the Company's Coupons Online(sm) and i-Value(sm) products. See "Business -Marketing and Sales Strategy - Distribution and License Agreement with IQ Value, L.L.C." For services provided under the agreement, DMR has billed the Company approximately $3,200,000 and the Company has paid DMR approximately $2,550,000. As of May 26, 1998, the Company owes DMR approximately $650,000 which includes accrued interest of approximately $40,000. DMR holds title to the software it has developed until such amount is repaid to DMR. If the Company fails to make these payments and DMR does not deliver the source code to the Company, it will be very difficult for the Company to make modifications to its products and the Company may default on its agreement with IQ. In the future, the Company will continue to be dependent on DMR and other unaffiliated service providers to carry out its business plan. A failure by DMR or any other significant third party service provider to provide required services could have a material adverse effect on the business and prospects of the Company. See "Financial Statements; Business - General."


Rapid Technological Changes

        The online services industry is subject to rapid and significant changes in technology. Such changes could lead to new products and services that compete with Coupons Online SM, i-Value SM or other products proposed to be offered by the Company or could lower the cost of current competing products and services to the point where the Company's products and services could become non-competitive. In response to these changes, the Company could be required to reduce the prices of its products or to increase its research and development expenses in an effort to develop technological advances in its own products so that they remain competitive in the marketplace. While the Company is not aware of any technology changes that would materially affect the attractiveness or effectiveness of its proposed products and services, the effect of technological changes on the business of the Company cannot be predicted. In the event that the Company is unable to continue to upgrade its products and services, it will be unable to provide the types of products and services demanded by consumers of online services. See "Business -General."

Composition of the Board of Directors

         The Company's Board of Directors currently consists of six members. Only two members of the Company's Board of Directors are independent, nonemployee directors. These two members joined the Board of Directors in December 1997. Prior to this date, the Company did not have independent nonemployee directors. Accordingly, certain transactions which the Company has completed with related parties were not approved by disinterested independent directors. See "Certain Transactions."

Limitation on Monetary Liability of Board of Directors to Stockholders of the Company

        The Company's Amended and Restated Certificate of Incorporation eliminates the liability of directors of the Company for monetary damages for breach of their fiduciary duty as directors, other than the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (iv) for transactions from which the director derived an improper personal benefit. These provisions are consistent with applicable Delaware law. Accordingly, unless the directors commit one of the acts enumerated above, stockholders will not be able to recover any loss of their investments from members of the Board of Directors. See "Management - Liability and Indemnification of Officers and Directors."

Government Regulation

        The Company's operations are subject to various federal, state and local laws and the supervision of various regulatory authorities, including the Federal Trade Commission, with respect to the Company's advertising and promotion services, and the Federal Communications Commission and individual state utility commissions, with respect to those elements of the Company's operations which involve telecommunications. Based on current laws and regulations, the Company does not believe there are any legal or regulatory impediments to the Company's operations as presently contemplated. However, applicable legal and regulatory environments are subject to change and there can be no assurance that future federal, state and local laws and/or regulations will not be enacted which would have a material adverse effect on the Company's business.


Year 2000 Issues

        The efficient operation of the Company's business will be dependent in part on its computer hardware, software programs and operating systems (collectively, "Programs and Systems"). These Programs and Systems will be used in all key areas of the Company's business, including the design of customers' offers and promotions, the delivery of these offers and promotions to subscribers to the Company's services, recording and reporting of these transactions, financial reporting and various administrative functions. The Company has been evaluating its Programs and Systems to identify potential Year 2000 compliance issues. These actions are necessary to ensure that the Programs and Systems will recognize and process the Year 2000 and beyond. The Company believes that its Programs and Systems are Year 2000 compliant. The Company is also communicating with its suppliers, financial institutions and other third parties to coordinate Year 2000 compliance.

        Based on present information, the Company believes that there will be no significant costs associated with achieving Year 2000 compliance. However, no assurance can be given that the Company will not determine that significant expenditures are required to achieve Year 2000 compliance.

RISKS RELATED TO THE OFFERING

Arbitrary Determination of Offering Price

        The offering price of the Common Stock has been determined solely by negotiation between the Company and the Underwriter. In determining the offering price, the Company and Underwriter considered, among other things, estimates of the business potential of the Company and the relative capabilities of the management of the Company. The offering price does not necessarily bear any relationship to assets, book value, net worth or earnings history of the Company or other investment criteria. The offering price of the Common Stock should not necessarily be considered an indication of the actual value of the Company's securities. See "Underwriting."


Inexperience of Underwriter

        The Underwriter has engaged in only limited underwriting activities and has not previously been a lead underwriter in any public offerings. Accordingly, there can be no assurance that the Underwriter's lack of public offering experience will not affect the proposed public offering of the Company's Common Stock or the subsequent development of a trading market for the Company's securities. Therefore, purchasers of the securities offered hereby may suffer a lack of liquidity in their investment or a material diminution of the value of their investments. See "Underwriting."


Lack of Public Market; Possible Volatility of Stock Price

        Prior to this Offering there has been no public market for the Common Stock of the Company and there can be no assurance that an active trading market will develop or be sustained after this Offering. See "Underwriting." The market prices of securities of emerging growth companies have historically been highly volatile. Factors having a significant effect on the market price of the Common Stock include fluctuation in the Company's operating results, announcement of technical innovations or new commercial products by the Company or its competitors, governmental regulation, developments in patent or other proprietary rights, developments in the Company's relationships with current or future collaborative partners and general market conditions. See "Description of Capital Stock - Listing and Trading of Common Stock."

No Assurance that Listing on NASDAQ SmallCap will be Approved or Maintained


        The Company has applied to have the Common Stock approved for quotation on the SmallCap. NASDAQ has recently increased the requirements for both initial and continued listing on the SmallCap. Accordingly, there can be no assurance that NASDAQ will approve the Company's application for initial listing or that the Company will meet the requirements to maintain its listing on the SmallCap. In either of these situations, the development of a public market for the Company's Common Stock will be greatly delayed as its only alternatives will be to either complete an application for listing on another stock exchange or to initiate quotations of the Company's Common Stock in the OTC Bulletin Board Service, the NQB Pink Sheets, or another comparable quotation medium. See "Description of Capital Stock - Listing and Trading of Common Stock."


Penny Stock Regulations

        The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." These regulations define a penny stock to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. These requirements may have the effect of reducing the level of trading activity in the secondary markets for a stock that becomes subject to the penny stock rules. If the Company's Common Stock becomes subject to the penny stock rules, investors may find it more difficult to sell their Common Stock and such rules may have the effect of reducing the price of the Company's securities.

Broad Discretion Over Use of Proceeds


        Approximately $6,221,000 or 48.5%, of the estimated net proceeds of this Offering will be used to repay short term promissory notes, including the interest accrued thereon, and commercial accounts payable. The remaining $6,616,500 of estimated net proceeds of this Offering will be used for working capital purposes. The Company has provided an estimate of its expected needs and anticipated uses of the proceeds based upon its current plans and certain assumptions. If these plans or assumptions change, the Company may be required to modify or reallocate its use of these proceeds. Accordingly, the Company will have broad discretion as to the application of such proceeds. See "Use of Proceeds."


Dividends

        No assurance can be given that the proposed operations of the Company will be profitable. No dividends have been paid by the Company since inception and the payment of dividends on the Common Stock is not contemplated in the foreseeable future. The payment of future dividends will be directly dependent upon the earnings of the Company, its financial needs and other similarly unpredictable factors. Earnings, if any, are expected to be retained to finance and develop the Company's business. See "Market Price and Dividends on the Common Stock and Related Stockholder Matters."

Immediate Substantial Dilution


         Investors who purchase shares of Common Stock in this Offering will experience an immediate and substantial dilution in the net tangible book value per share of the Common Stock of $4.84 per share, approximately a 96.8% decrease from the assumed public offering price of $5.00 per share. See "Dilution."


Control by Stockholders

        As of the date of this Prospectus, executive officers and directors of the Company and other significant stockholders own approximately 59.8% of the issued and outstanding shares of Common Stock. Following the consummation of this Offering, executive officers and directors of the Company and other significant stockholders will own approximately 46.7% of the issued and outstanding shares of Common Stock. Accordingly, these persons, if they act together, will be able to exert significant influence over the Board of Directors and the direction of the affairs of the Company. See "Security Ownership of Principal Stockholders and Management."

Anti-Takeover Effect of Bylaws

        The Company's Bylaws contain certain provisions which may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the Board of Directors (including takeovers which some stockholders may deem to be in their best interests). These provisions could delay or frustrate the removal of incumbent directors or the assumption of control by an acquirer, even if such removal or assumption of control would be beneficial to stockholders. These provisions also could discourage or make it more difficult to consummate a merger, tender offer or proxy contest, even if such events would be beneficial, in the short term, to the interest of stockholders. These provisions include a classified Board of Directors serving staggered three-year terms and the ability of the Board of Directors to issue and determine the terms of preferred stock. See "Management - Board of Directions."

Shares Eligible for Future Sale

        Sales of substantial amounts of Common Stock in the public market, if any, or the prospect of such sales, could materially adversely affect the market price of the Common Stock, depending on the timing of such sales. Additionally, sales of shares of Common Stock issuable upon conversion or exercise of securities convertible into or exercisable for Common Stock may effect a dilution of the book value per share of Common Stock. For a description of the Company's shares of Common Stock eligible for future sale, see "Shares Eligible for Future Sale."

Possible Negative Effects of Preferred Stock


        The Company's Amended and Restated Certificate of Incorporation authorizes the issuance of Preferred Stock in one or more series and grants the Company's Board of Directors broad authority to determine the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such series to the fullest extent permitted by the laws of the State of Delaware. Upon the completion of this Offering, 217,900 shares of Series A Convertible Preferred Stock will be issued and outstanding, 82,100 shares of Series A Convertible Preferred Stock will be reserved for issuance, and 700,000 shares of Preferred Stock will remain authorized, undesignated and unissued. The issued and outstanding Series A Convertible Preferred stock is convertible into 2,723,750 shares of Common Stock at the option of the holder or the Company. See "Certain Transactions - Rozel Preferred Stock Purchase Agreement." Accordingly, the Company's Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of Common Stock. Although there is no present intention to issue any additional series of the Company's Preferred Stock, there can be no assurance that the Company will not do so in the future. See "Description of Capital Stock
- Preferred Stock."

                                 USE OF PROCEEDS


        The net proceeds to the Company from the sale of the 3,000,000 shares of Common Stock offered hereby, at an assumed initial public offering price of $5.00 per share, and after deducting underwriting discounts, commissions and expenses of $1,762,500, and other expenses of the Offering in the amount of $400,000, are estimated to be approximately $12,837,500 ($14,823,125 if the Underwriter's over-allotment option is exercised in full). At this time, the Company plans to use the net proceeds of this Offering as follows:

Repayment of Short Term Promissory Notes, including interest................................  $4,561,000 (35.5%)
Repayment of Commercial Accounts Payable....................................................  $1,660,000 (13.0%)

Working Capital Purposes:
                           Research and Development            $1,809,000 (14.1%)
                           Sales and Marketing                 $1,757,000 (13.7%)
                           Systems and Operations              $1,493,000 (11.6%)
                           General and Administrative          $1,093,000 ( 8.5%)
                           Capital Expenditures                $  464,500 ( 3.6%)
                                                               -----------------
                                                                                              $6,616,500 (51.5%)
                                                                                              ----------------

 TOTAL......................................................................................  $12,837,500 (100%)
                                                                                              ================




Pending its use for the foregoing purposes, the Company intends to invest the net proceeds of the Offering in investment grade short-term, interest-bearing obligations.


        The allocation of net proceeds set forth in the table above represents the Company's current estimates of its anticipated needs and is based upon its current plans and certain assumptions. If any of these factors or assumptions change, the Company reserves the right to reallocate some or all of the proceeds within the above-listed categories or use all or portions thereof for other purposes. See "Risk Factors - Broad Discretion in Application of Proceeds." For example, the Company has assumed that it will receive the proceeds of this Offering at such time that will allow it to repay the short-term promissory notes, including interest, and the commercial accounts payable on or before June 30, 1998. If the Company does not receive the proceeds of the Offering on or before June 30, 1998, it will be required to use a larger portion of the proceeds of the Offering for this purpose, thus reducing the amount of proceeds available to be used for working capital purposes. The Company has also assumed that it will receive all of its current funding needs through June 30, 1998 from Rozel International Holdings Limited. See "Certain Transactions - Rozel Preferred Stock Purchase Agreement." If Rozel refuses to purchase shares of Preferred Stock upon the Company's request, the Company will be required to use a larger portion of the proceeds to repay accounts payable. In addition, due to the fact that the Company operates in an emerging industry that involves extremely rapid technological advancement, opportunities may arise that will require the Company to adjust its business plan and modify its product development. In such instances, the Company will reallocate the use of the proceeds of this Offering within the working capital categories to increase, for example, the amount used for research and development or capital expenditures and to reduce the amount of proceeds used for sales and marketing activities.


        The proposed repayment of short-term promissory notes relates to the following:

        1. Promissory notes (the "Notes") in the aggregate principal amount of $4,025,000 that were sold in two separate debt/equity financing transactions which the Company completed in October and early December 1997. The Notes are unsecured subordinated obligations of the Company which accrue interest at the rate of 10% per annum (upon the occurrence of an event of default, the interest rate increases to 15%). All principal and accrued interest due and payable on the Notes is payable in full on the earlier of (i) the one year anniversary of their date of issuance and (ii) five days after the consummation by the Company of any of the following transactions which provide gross proceeds to the Company of at least $3,000,000: (a) the Offering, (b) an offering of the Company's capital stock, (c) the sale of all, or a portion, of the Company's assets or (d) the licensing of all, or a portion, of the Company's intellectual property rights to a third party. The proceeds of these financings were used to repay short term notes payable, to pay past due accounts payable and to satisfy other working capital requirements. None of the investors in the Notes are officers, directors or affiliated parties of the Company.

        2. A promissory note in the principal amount of $250,000 that relates to a senior secured loan made by Golden Eagle Partners ("Golden Eagle") to the Company on June 17, 1997. The promissory note accrues interest at the rate of 10% per annum (upon the occurrence of an event of default, the interest rate increases to 15%). All principal and accrued interest due and payable on the promissory note is payable in full within five business days of the Company's receipt of proceeds from this Offering. In exchange for Golden Eagle's agreement to release any conversion and registration rights it had under the loan and security agreement it signed with the Company, the Company has agreed to issue 10,000 shares of its Common Stock to Golden Eagle at the time it repays the principal amount and accrued interest due under the promissory note. Golden Eagle is not an affiliated party of the Company and none of its partners are officers, directors or affiliated parties of the Company.


                        MARKET PRICE AND DIVIDENDS ON THE
                  COMMON STOCK AND RELATED STOCKHOLDER MATTERS


        There currently is no trading market for the Common Stock. As of May 26, 1998, there were approximately 250 record holders of the Common Stock.

        The Company is not currently a party to any contracts containing provisions that limit its ability to declare cash dividends on its Common Stock. However, the Company has never paid any dividends on the Common Stock and anticipates that, for the foreseeable future, all earnings, if any, will be retained for the operation and expansion of its business. As of March 31, 1998, the Company had current liabilities of $6,216,911 (unaudited) and had generated nominal revenues. The Company intends to repay these current liabilities prior to paying any cash dividends on its Common Stock. Accordingly, the Company does not anticipate paying any cash dividends in the foreseeable future. See "Risk Factors-Risks Related to the Offering-Dividends."

                                 CAPITALIZATION


        The following table sets forth the total capitalization of the Company at March 31, 1998 and as adjusted for certain pro-forma transactions and to give effect to this Offering and the application of the net proceeds as described under "Use of Proceeds."


                                                         Actual                 Pro Forma           As Adjusted
                                                    (Unaudited)          Transactions (1)      Transactions (2)
                                                   ------------          ----------------      ----------------
Notes payable and accrued interest                  $3,251,065              $   (654,833)        $            0

Stockholders' equity (deficit)
        Preferred stock                                     50                       168                    218

        Common Stock                                    10,686                        33                 13,719
Additional paid-in capital                          16,638,255                10,688,549             39,805,413

Deferred  compensation                                (668,324)                        0               (668,324)

Deficit accumulated during the
development stage                                  (20,790,848)              (10,589,917)           (33,437,544)

Total stockholders' equity (deficit)                (4,810,181)                   98,833              5,713,482

Total capitalization                               $(1,559,116)             $   (556,000)        $    5,713,482



(1) Includes proceeds from the sale of preferred stock and the proceeds from the IQ Agreement, collectively used to fund operating losses as part of Deficits accumulated during the development stage (a component of stockholders' equity (deficit)) and the payment of the Company's existing obligations. See Pro Forma Transactions table below.

(2) Adjusted to reflect the repayment of certain notes payable and accrued interest arising from the sale of shares of Common Stock offered hereby and the application of the net proceeds thereof as described under "Use of Proceeds." See "As Adjusted Transactions" table below.

                             Pro Forma Transactions

                            (a)           (b)           (c)           (d)             (e)            Total
Notes payable
and accrued
interest                      $ 0      $(763,750)          $ 0            $ 0       $108,917       $(654,833)

Stockholders'
equity
(deficit)

   Preferred                                                                                             168
      Stock                   168


   Common
       Stock                                   3            30                                            33
   Additional
        paid-in
        capital        1,0524,832         13,747       149,970                                    1,0688,549

   Deferred                                                                                                0
compensation


   Deficit
  accumulated
    during the
  development
    stage              (8,841,000)             0       (40,000)    (1,600,000)      (108,917)    (10,589,917)

   Total
 Stockholders'
    equity
    (deficit)           1,684,000         13,750       110,000     (1,600,000)      (108,917)         98,833

Total
Capitalization         $1,684,000      $(750,000)     $110,000    $(1,600,000)           $ 0      $ (556,000)

(a) In April and May 1998, the Company issued an aggregate of 168,400 shares of Series A Preferred Stock to Rozel International Holdings Limited ("Rozel") and received aggregate proceeds of $1,684,000. At the option of either the Company or Rozel, all shares of Series A Preferred Stock are convertible at any time into 12.5 shares of Common Stock. See
      "Description of Capital Stock - Preferred Stock." The issuance of the 168,400 Series A Shares will result in a preferred dividend of $8,841,000 as a result of the beneficial conversion feature of the Series A Shares (see Note 11 to the Company's Financial Statements for the Three Years Ended December 31, 1997). The Company is selling shares of Series A Preferred Stock in order to satisfy its short term financing needs through the date on which it receives the proceeds of this Offering.

(b) In April 1998, the Company satisfied Lancer Partners, L.P. loan obligation by paying $750,000 out of the proceeds from the IQ Agreement and issuing 2,750 shares of common stock with an ascribed value of $5.00 per share to pay accrued interest of $13,750.

(c) In April 1998, the Company made the following payments, each of which was contingent upon the execution of the IQ Agreement: payment of $150,000 to DMR Consulting Group, Inc. reducing accounts payable and cash at March 31, 1998 by $150,000 (See "Risks Factors - Dependence on DMR Consulting Group, Inc. to Provide Essential Services to the Company"); payment of $37,500 and issuance of 30,000 shares of common stock with an ascribed value of $5.00 per share to Promunicom, Inc. reducing accounts payable by $187,500, cash by $37,500 and increasing equity by $150,000 (See "Business - Marketing and Sales Strategy - Distribution and Licensing Agreement with IQ Value, L.L.C."); payment of $20,000 and accrual of an additional $20,000 related to future payments to Messrs. Braunstein and Barnett increasing accounts payable by $20,000 and decreasing equity by $40,000 and cash and accounts payable by $20,000 (See "Management - Employment/ Consulting Agreements").

(d) Use of proceeds from sales of Series A Preferred Stock and the IQ Agreement to pay estimated operating expenses to be incurred by the Company from April 1, 1998 through June 30, 1998, the anticipated effective date of the Offering.

(e) Accrued interest on notes payable from April 1, 1998 through June 30, 1998, the anticipated effective date of the Offering.

                         "As Adjusted Transactions" (2)


                                Total Actual
                                (Unaudited)
                                  Plus Pro
                                   Forma
                                  Amounts             (a)              (b)             (c)             (d)              Total

Notes payable and
accrued interest                 $2,596,232  $            0      $(2,596,232)   $         0   $           0        $         0

Stockholders' equity
(deficit)
        Preferred Stock                 218                                                                                218
        Common Stock                 10,719           3,000                                                             13,719

Additional paid-in
capital                          27,326,804      12,834,500                                        (355,891)        39,805,413

Deferred                           (668,324)                                                                          (668,324)
compensation

Deficit accumulated
during the development
stage                           (31,380,765)                      (1,964,768)       (92,011)              0        (33,437,544)

Total stockholders'
equity (deficit)                 (4,711,348)     12,837,500       (1,964,768)       (92,011)       (355,891)         5,713,482

Total capitalization            $(2,115,116)     12,837,500       (4,561,000)       (92,011)       (355,891)         5,713,482



(a) Receipt of gross proceeds from the sale of 3,000,000 shares of common stock offered by the Company at an assumed offering price of $5.00 per share less of offering costs of $2,162,500 (See "Use of Proceeds").

(b) Repayment of notes payable and accrued interest at the anticipated effective date of the Offering, including amortization of the balance of the discount on the Short Term Promissory Notes in the amount of $1,964,768 (See "Use of Proceeds").

(c) Includes amortization expense for the prepaid financing fees at March 31, 1998 upon the assumed repayment of certain notes payable at the expected date of repayment which approximates the date of the completion of the Offering.

(d) Reclassification of deferred offering costs at March 31, 1998 to equity resulting from the completion of the Offering.

      Does not include 450,000 shares of Common Stock issuable upon the exercise of the Underwriter's over-allotment option, 2,809,750 shares of Common Stock issuable upon the exercise of outstanding options and warrants, 2,723,750 shares of Common Stock issuable to Rozel upon the conversion of 217,900 shares of Series A Preferred Stock, and 10,000 shares of Common Stock issuable to Golden Eagle Partners, a creditor of the Company.

                                    DILUTION


        The net tangible book value (deficit) of the Company at March 31, 1998 was ($5,756,325), or ($.54) per share of Common Stock. Net tangible book value per share is determined by subtracting total liabilities and the Preferred Stock liquidation value of $495,000 ($10 per share) from total assets less intangible assets of $3,242, prepaid expenses and registration costs in the aggregate amount of $447,902, divided by the number of outstanding shares of Common Stock. Assuming (i) the repayment of an aggregate of $5,311,000 of notes payable (Gross of Discount) including accrued interest thereon, and (ii) the sale of 3,000,000 shares of Common Stock offered hereby at the initial public offering price of $5.00 per share, the net tangible book value of the Company at that date, as reflected in the following table, (after deducting estimated underwriter's discounts and commissions and other offering expenses of $2,162,500) will be $2,169,250 or $.16 per share.



                                                       Net Tangible
                                                        Net Worth
                                                        ---------
Balance  March 31,  1998                               $(5,756,325)
 (unaudited)

Gross Offering proceeds                                 15,000,000

Offering costs                                         (2,162,500)

Liquidation Value on Additional
Preferred Stock Issuance                                (1,402,000)

Issuance of Common Stock in 1998,
prior to the Offering                                      163,750

Amortization of Discount on Notes
Payable                                                 (1,964,768)

Use of proceeds from sales of
Preferred Stock and the IQ Agreement
to fund estimated operating expenses
from April 1, 1998 through June 30, 1998                (1,600,000)

Interest on notes payable prior to
Offering                                                  (108,917)
                                                        ----------
                                                        $2,169,250
                                                        ==========

        This represents an immediate increase in net tangible book value per share of $.70 or 230% to the existing common stockholders and an immediate dilution of $4.84 per share or 96.8% to the new investors as illustrated in the following table:


Assumed public offering price per share                                                       $5.00

        Net tangible book value (deficit) per share before Offering(1)(2)        ($.54)

        Increase per share attributable to new investors                            .70
                                                                                 ------
Pro forma net tangible book value per share after Offering                                     .16
                                                                                            ------
Immediate dilution to new investors                                                          $4.84
                                                                                            ======

(1) Does not include 450,000 shares of Common Stock issuable upon the exercise of the Underwriter's over-allotment option, 2,809,750 shares of Common Stock issuable upon the exercise of outstanding options and warrants, 2,723,750 shares of Common Stock issuable to Rozel upon the conversion of 217,900 shares of Series A Preferred Stock, and 10,000 shares of Common Stock issuable to Golden Eagle Partners, a creditor of the Company.

(2) Also does not include 150,000 shares of Common Stock issuable to Rozel International Holdings Limited upon the satisfaction of an obligation to purchase 300,000 shares of Preferred Stock, and 1,026,250 shares of common stock convertible upon the possible purchase by Rozel, at the Company's request, of an additional 82,100 shares of Series A Preferred Stock which would result in an additional liquidation preference to the Series A Preferred Stockholders of $821,000.

        The following table summarizes on a pro forma basis as of March 31, 1998, the number of shares of Common Stock issued by the Company, the total consideration received by the Company and the average price per share paid by existing stockholders and to be paid by purchasers of the Common Stock offered hereby (before deducting offering expenses and underwriting discounts and commissions) at an assumed offering price of $5.00 per share.


                                             Shares Purchased                     Total Consideration         Average Price
                                                                                                                Per Share
                                     Number               Percent          Amount               Percent
                                     ------               -------          ------               -------
Existing common stockholders         10,718,756           78.1%           $11,805,893          44.0%             $  1.10

New investors                         3,000,000           21.9             15,000,000          56.0                $5.00
                                    -----------          -----            -----------          ------            -------
  Total                              13,718,756            100%           $26,805,893           100%             $  1.95
                                    ==========           =====            ===========          =====             =======

                             SELECTED FINANCIAL DATA


        The selected financial data presented below for each of the three year periods ended December 31, 1997 have been derived from the Company's audited financial statements. The financial data for the periods ended March 31, 1998 and 1997 have been derived from financial statements which have not been audited, but which, in the opinion of management, include all adjustments necessary for a fair presentation of such data. The results of operations for the three months ended March 31, 1998 (unaudited) are not necessarily indicative of the results for the full year. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements."


                                                                                          Three Months
                                                                                              Ended              December 16, 1994
                                 Year Ended     Year Ended      Year Ended                  March 31,           (inception) through
                                December 31     December 31     December 31                (unaudited)             March 31, 1998
                                   1995           1996               1997         1997               1998           (unaudited)
                                   ----           ----               ----         ----               ----       -------------------
Statement of Operations Data:
   Revenues                       $      0       $       0     $         0        $        0          $72,000          $72,000

   Operating Expenses

     Compensation and
         related expenses          131,174         742,545       3,589,616           773,754          761,130        5,224,465

     Professional fees              38,436         399,356         405,193           121,077           69,249          912,234

     Advertising                   236,775         219,760         832,340           603,619          114,251        1,403,126

     Consulting                      9,492         869,693         984,590           633,502          102,822        1,966,597

     Research and
         development
         expenses                  142,224         809,491       2,588,748         1,434,094          834,971        4,375,434

     Depreciation and
         amortization                7,570          13,148         179,304            28,198           55,500          255,522
                                                                                                                        =
     Other general and
         administrative            181,274         262,529         785,107           227,909          220,758        1,466,810
                                 ---------      ----------      ----------        ----------       ----------      -----------
     Total Operating Expenses      746,945       3,316,522       9,364,898         3,822,153        2,158,681       15,604,188
                                 ---------      ----------      ----------        ----------       ----------      -----------
     Loss from Operations         (746,945)     (3,316,522)     (9,364,898)       (3,822,153)      (2,086,681)     (15,532,188)

Other Income (Expense)

     Interest Income                 1,405           4,953           5,627                 0            4,712           16,697

     Interest Expense              (2,020)          (2,525)     (1,805,470)         (225,836)        (642,684)      (2,452,699)

     Financing Fees                      0               0                                 0         (153,412)        (223,908)
                                 ---------      ----------      ----------        ----------       ----------      -----------
 Total Other Income (Expense)         (615)         (2,428)     (1,870,339)         (225,836)        (791,384)      (2,659,910)
                                 ---------      ----------      ----------        ----------       ----------      -----------
     Net Loss                    $(747,560)    $(3,314,094)    (11,235,237)       (4,047,989)      (2,878,065)     $18,192,098
                                 =========     ===========                                                         ===========
Preferred Stock Dividend                                        (1,181,250)                0       (1,417,500)
                                                             -------------       -----------      -----------
Net  loss to common
stockholders                                                 $ (12,416,487)      ($4,047,989)     $(4,295,565)
                                                             =============       ============     ============
Basic and diluted net loss per
common share                                                 $       (1.72)     $      (0.63)     $     (0.40)
                                                             =============      ============      ===========






Basic and diluted weighted
average number of common
shares outstanding                                               7,218,801         6,432,513       10,686,006
                                                             =============      ============      ===========
   Pro forma Information
         (Unaudited)

     Net Loss                      (747,560)       (3,314,094)

     Pro forma Tax
       Provision                          0                 0

     Pro forma Net Loss            (747,560)       (3,314,094)

     Net Loss Per Share
     Data

     Basic and diluted net
     loss per common share            (0.24)      $     (0.89)

     Basic and diluted weighted
     average number of common
     shares outstanding           3,074,000         3,739,236



                                       December 31,1996        December 31, 1997          March 31, 1998
                                       ----------------        -----------------          --------------
                                                                                            (unaudited)
Balance Sheet Data

  Cash and cash equivalents                 $299,351                  $671,508               $158,847

  Working capital (deficit)                 (792,841)               (3,427,635)            (5,925,693)

  Total assets                               794,592                 1,800,402              1,406,730

  Total liabilities                        1,099,684                 4,227,058              6,216,911

  Notes payable and accrued interest               0                 1,882,591              3,251,065

  Stockholders' deficit                   $ (305,092)              $(2,426,656)           $(4,810,181)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion of the results of operations and financial condition of the Company should be read in conjunction with the financial statements, including the notes thereto, of the Company contained elsewhere in this Prospectus.

        The Company was formed on July 16, 1996 for the purposes of merging with COL and developing and marketing online coupons. See "Certain Transactions - Organization of the Company." The business and assets of COL were acquired by the Company through merger on September 19, 1996. See "Certain Transactions - The Merger." The Company is in the development stage. See "Business." COL was the accounting acquiror in the merger and, as a result, the information provided in this section through the date of the merger is for COL.

        Twelve Months Ended December 31, 1996 Compared to the Twelve Months Ended December 31, 1995. The Company did not generate any revenues in 1996 or 1995. The Company was operated as a limited liability company until its restructuring as a Delaware corporation in September 1996. The Company's principal focus in 1995 was business concept development and activities associated with raising capital. The Company continued to focus on these principal activities in 1996 until the restructuring and infusion of capital in September 1996. Subsequent to the restructuring, the Company commenced business planning, market research, product development, sales and marketing, and operational infrastructure building activities.

        The Company incurred a net loss of $3,314,094 in 1996 compared to a net loss of $747,560 in 1995. This $2,566,534 increase in net loss was primarily attributable to the costs associated with the restructuring and the commencement of product and market development activities. Ninety-seven percent of the total increase in net loss can be accounted for by increases in four categories of operating expenses, as follows:

        Compensation and related expenses increased from $131,174 in 1995 to $742,545 in 1996, representing additional payroll costs related to the implementation of a management team and an operational infrastructure.

        Professional fees increased from $38,436 in 1995 to $399,356 in 1996, primarily due to the restructuring and related capital raising activities.

        Consulting expenses increased from $9,492 in 1995 to $869,693 in 1996, primarily reflecting implementation of the Company's strategy of outsourcing certain marketing functions in order to focus internal efforts on product development and to reduce initial infrastructure requirements.

        Research and development expenses increased from $142,224 in 1995 to $809,491 in 1996 due to the commencement of product development activities.

        Twelve Months Ended December 31, 1997 Compared to the Twelve Months Ended December 31, 1996. The Company did not generate any revenues in 1997 or 1996. The Company started to build its infrastructure in October 1996 when operations were established in Connecticut. Comparisons of operating results for the twelve months ended December 31, 1997 and 1996 can be misleading given the Company's limited operating activities prior to October 1996.

        The Company initiated commercial operation of its first product and service, Coupons Online SM, in July 1997 and will recognize its first revenues during the quarter ending March 31, 1998. As the Company is in the early stage of commercial operations with respect to its first product, management does not believe it is possible to draw conclusions from these results with respect to future revenue potential of its products. See "Business." The Company incurred a net loss of $11,235,237 in 1997, compared to a net loss of $3,314,094 in 1996 (an increase of $7,921,143). Approximately $1,300,000 of this increase was due to additional non-cash compensation expense in 1997 due to grants of stock options that carry exercise prices which were less than the fair value of the common stock at the date of grant. Approximately $1,900,000 of this increase was due to additional interest expense in 1997. The remaining approximate $4,700,000 increase reflects primarily the change in focus from concept development to actual product and business development . See "Business - Program Development." In addition, during 1997 the Company granted a preferred stock dividend of $1,181,250 related to the issuance of shares of Series A Convertible Preferred Stock pursuant to the terms of a preferred stock purchase agreement (See Note 9 of the Company's Financial Statements for the Three Years Ended December 31, 1997).

        Compensation and related expenses increased from $742,545 in 1996 to $3,589,616 in 1997 (an increase of $2,847,071). Approximately $1,262,000 of this increase was due to a non-cash charge resulting from grants of stock options that carry exercise prices which were less than the fair value of the common stock at the date of grant. The remainder of this increase was due to the hiring of additional employees in anticipation of commencing commercial operations and the payment of a full year of compensation to employees hired during the fourth quarter of 1996. The Company began hiring additional full-time employees in October 1996, primarily to commence product development, as well as marketing and sales activities, and had 17 full-time employees at December 31, 1996. As of December 31, 1997 the Company had 24 full-time employees, representing 7 new hires during 1997, primarily in the areas of sales and marketing.

        Advertising expenses increased from $219,760 in 1996 to $832,340 in 1997 (an increase of $612,580). This increase was due to the development of sales collateral and the initiation of advertising and promotional campaigns to support the introduction of the Company's products, the first of which, Coupons OnlineSM, commenced commercial operations in July 1997.

        Consulting expenses were $869,693 in 1996 and $984,590 in 1997. The increase of $114,897 was primarily attributable to a $265,000 expense related to the settlement of a consulting agreement between the Company and Promunicom, Inc. (See "Business - Marketing and Sales Strategy - Distribution and License Agreement with IQ Value, LLC), offset by the Company's conversion of consultants to full-time employees to manage the day-to-day operations, sales and marketing activities of the Company.

        Research and development expenses increased from $809,491 in 1996 to $2,588,748 in 1997 (an increase of $1,779,257). This increase was due to increased development activities related to the Company's Coupons OnlineSM and i-Value(sm) products and an approximate $240,000 use tax expense related to the Company's retention of consultants located outside of the State of Connecticut to perform development activities for the Company. The Company's use tax obligation related to the procurement of such services was immaterial in 1996. Accordingly, no use tax expense was recorded in 1996. The Company intends to continue to devote significant resources to research and development activities and believes that incurring these expenses will be necessary in order for the Company's products and services to successfully compete in its markets, each of which is characterized by rapid technological change.

        Depreciation and amortization expenses increased from $13,148 in 1996 to $179,304 in 1997. The increase of $166,156 was attributable to the increased capital equipment base consisting primarily of computer equipment.


        Other general and administrative expenses increased from $262,529 in 1996 to $785,107 in 1997 (an increase of $522,578). The increase was attributable to higher operating costs such as travel, rent, telephone and other costs required to support the Company's growth.


        Interest expense was $2,525 in 1996 and $1,805,470 in 1997. The increase of $1,802,945 was attributable to interest expense related to various debt obligations incurred by the Company throughout 1997.

        Financing fees increased by $70,496 in 1997. The fees were primarily expenses associated with the issuance of common stock as additional consideration pursuant to a financing agreement (See Note 8(b) of the Company's Financial Statements for the Three Years Ended December 31, 1997).

        Three Months Ended March 31, 1998 Compared to the Three Months Ended March 31, 1997. As the Company is in the early stage of commercial operations with respect to its first product, management does not believe it is possible to draw conclusions form these results regarding future revenue potential of its products. See "Business." During the three months ended March 31, 1998, the Company recognized revenues of $72,000 related to the commercial operation of its Coupons OnlineSM service. Revenues were derived from five national manufacturers promoting a total of nine brands using the Coupons OnlineSM service. No revenues were recognized during the three months ended March 31, 1997.

        The Company incurred net losses of $2,878,065 and $4,047,989 in the three months ended March 31, 1998 and the three months ended March 31, 1997, respectively (a decrease of $1,169,924). Approximately $760,000 of this decrease was related to additional non-cash compensation expense during the three months ended March 31, 1997 for grants of options that carry exercise prices which are less than the fair value of the Common Stock at the date of the grant and common stock issued in exchange for consulting services performed for the Company. Approximately $599,000 of this decrease is due to substantial decreases in software development costs related to the Coupons OnlineSM service. In addition, during the three months ended March 31, 1998, the Company granted a preferred stock dividend of $1,417,500 related to the issuance of shares of Series A Convertible Preferred Stock pursuant to the terms of a preferred stock purchase agreement. (See note 9 of the Company's Financial Statements for the Three Years Ended December 31, 1997).

        Compensation and related expenses decreased to $761,130 during the three months ended March 31, 1998 from $773,754 during the three months ended March 31, 1997. This decrease of $12,624 was due to additional compensation expense incurred of approximately $223,000 related to the hiring of additional personnel, primarily in the sales and operations areas, offset by a decrease of approximately $236,000 in non-cash compensation charges related to the issuance of stock options at exercise prices which were less than the fair value of the Common Stock at the date of grant. As of March 31, 1998 and 1997, the Company had 26 and 20 full-time employees, respectively.

        Professional fees were $69,249 during the three months ended March 31, 1998 and $121,077 during the three months ended March 31, 1997 (a decrease of $51,828). The Company had incurred additional fees during the three months ended March 31, 1997 related to capital raising activities.

        Advertising expenses decreased to $114,251 during the three months ended March 31, 1998 from $603,619 during the three months ended March 31, 1997. During the three months ended March 31, 1997, the Company had incurred significant costs in connection with hiring an outside marketing firm to develop and initiate advertising and promotional campaigns to support the introduction of Coupons OnlineSM.

        Consulting expenses decreased to $102,822 during the three months ended March 31, 1998 from $633,502 during the three months ended March 31, 1997. The decrease of $530,680 was primarily attributable to non-cash consulting cost of approximately $554,000 in 1997 related to the issuance of the Company's common stock pursuant to an agreement whereby AML provided investment banking services in exchange for shares of the Company's Common Stock. (See Note 9 of the Company's Financial Statements for the Three Years December 31, 1997).

        Research and development expenses decreased to $834,971 during the three months ended March 31, 1998 from $1,434,094 during the three months ended March 31, 1997. This decrease of $599,123 is primarily attributable to additional development costs incurred in the 1997 period related to Coupons OnlineSM, which was completed in July 1997.

        Depreciation and amortization expenses increased to $55,500 during the three months ended March 31, 1998 from $28,198 during the three months ended March 31, 1997. The increase was attributable to the increased base of computer equipment required to support the growth of the Company's operations.

        Other general administrative expenses remained consistent at $220,758 during the three months ended March 31, 1998 and $227,909 during the three months ended March 31, 1997.

        Interest expense increased to $642,684 during the three months ended March 31, 1998 from $225,836 during the three months ended March 31, 1997. The increase of $416,848 was attributable to non-cash amoritization of debt discount of $498,849 during the three months ended March 31, 1998 as compared to $200,000 during the three months ended March 31, 1997 related to various debt obligations.

        Financing fees increased by $153,412 during the three months ended March 31, 1998. This increase was due to the amortization of prepaid financing fees related to financing agreements which the Company entered into during the fourth quarter of 1997 and shares of the Company's Common Stock issued pursuant to the terms of an intercreditor agreement (See note 8(b) of the Company's Financial Statements for the Three Years Ended December 31, 1997).

        As of March 31, 1998, the Company had an accumulated deficit of $20,790,848. The Company believes approximately $12,299,000 of this amount will be available to offset future taxable income, if any. See Note 5 to the Company's financial statements included herein. The Company anticipates that it will continue to incur significant net operating losses through 1998.


Coupons Online L.L.C.

        COL was formed on December 16, 1994 and ceased operations on September 19, 1996 upon its merger into the Company. COL's objective was to develop and commercialize an approach to delivering coupons via various online networks such as America OnLine, CompuServe and Prodigy.

        COL did not generate any revenues during that period and incurred net losses of $1,749,138, principally from activities associated with testing its concept, defining its business development requirements and plans and seeking capital. When it ceased operations on September 19, 1996, COL had an accumulated deficit of $1,749,138. This accumulated deficit is included in the financial statements presented in this prospectus. See "Financial Statements."

Changes in Financial Position, Liquidity and Capital Resources

        Beginning in late July 1997, the Company was unable to meet its payroll for a period of approximately six weeks. During this period, the Company laid off its employees and continued its operations at a minimal level with a volunteer staff. Subsequently, the Company re-hired its staff but lost three employees due to the uncertainty regarding the Company's ability to attract sufficient funding to continue operations. Management of the Company believes that, although it lost momentum in its marketing efforts as a direct result of this interruption, there will be no long-term negative impact on the Company's prospects.

        The funds utilized to sustain the Company's developmental activities and initial commercial operations have been obtained principally through the sale of the Company's securities, as well as related and third-party debt transactions. During the period from January 1, 1997 through December 31, 1997, the Company received an aggregate of $590,000 in gross proceeds through the sale of 295,000 shares of Common Stock in private offerings.


        During the period from January 1, 1997 through December 31, 1997, the Company received $4,051,000 in loans from various related and independent parties. In November 1997, the Company converted an aggregate of $2,578,301 in notes payable and accrued interest into an aggregate of 3,222,877 shares of Common Stock. The notes payable were scheduled to mature in January 1998 and, at the time the conversion was negotiated, the Company did not believe that it would have a sufficient amount of cash to pay the principal balance and accrued interest at the maturity date. In October, November and December 1997, the Company received gross proceeds of $4,025,000 in two separate debt/equity financing transactions that resulted in the issuance of an aggregate of 402,500 shares of Common Stock, the issuance of an aggregate of 402,500 Common Stock Purchase Warrants (See "Description of Capital Stock Common Stock Purchase Warrants") and the issuance of promissory notes in the aggregate principal amount of $4,025,000. The promissory notes are unsecured subordinated obligations of the Company which accrue interest at the rate of 10% per annum (upon the occurrence of an event of default, the interest rate increases to 15%). All principal and accrued interest due and payable on the Notes is payable in full on the earlier of (i) the one year anniversary of their date of issuance and (ii) five days after the consummation by the Company of any of the following transactions which provide gross proceeds to the Company of at least $3,000,000:
(a) the Offering, (b) an offering of the Company's capital stock, (c) the sale of all, or a portion, of the Company's assets or (d) the licensing of all, or a portion, of the Company's intellectual property rights to a third party. The Company used these funds to repay short term notes payable, pay commercial accounts payable due and to fund continuing operations. See "Use of Proceeds." As of March 31, 1998, the promissory notes in the principal amount of $4,025,000, a short-term note in the principal amount of $250,000 and accrued interest on all of these notes remained outstanding. The Company intends to use a portion of the net proceeds of this Offering to repay these notes and to satisfy its commercial accounts payable.

        In February 1998, the Company received a loan in the principal amount of $750,000 from Lancer Partners, L.P., ("Lancer") an independent party. This loan accrued interest at the rate of 10% per annum and was scheduled to mature on the earlier of August 2, 1998 or the date on which IQ provided funds to the Company totaling $750,000 pursuant to a distribution and license agreement. See "Business - Marketing and Sales Strategy - Distribution and License Agreement with IQ Value, L.L.C." SPH Equities, Inc. ("SPH"), an investment banking firm, received a fee of

$50,000 for assisting the Company in obtaining this loan. SPH and a related entity own approximately 130,000 shares or approximately 1.2% of the current outstanding shares of the Company's common stock. In April 1998, the Company repaid the principal balance of this loan and issued 2,750 shares of its Common Stock to Lancer as payment of accrued interest of $13,750 related to the loan.


        In December 1997, the Company issued 22,500 shares of its Series A Preferred Stock to Rozel, generating gross proceeds of $225,000. In March 1998, the Company issued an aggregate of 27,000 shares of its Series A Preferred Stock to Rozel, generating aggregate gross proceeds of $270,000. In April 1998, the Company issued an aggregate of 91,000 shares of its Series A Preferred Stock to Rozel, generating gross proceeds of $910,000. In May 1998 the Company has issued 77,400 shares of its Series A Preferred Stock to Rozel, generating gross proceeds of $774,000. The Company intends to satisfy its short term financing needs through additional issuances of Series A Preferred Stock to Rozel. See "Certain Transactions - Rozel Preferred Stock Purchase Agreement." All shares of Series A Preferred Stock are convertible at the option of the Company or Rozel into 12.5 shares of Common Stock. There can be no assurance that Rozel will continue to purchase additional shares of the Company's Series A Preferred Stock. If Rozel fails to purchase shares of the Company's Series A Preferred Stock on a timely basis, or if the proceeds from sales of the remaining shares of Series A Preferred Stock under the Rozel Agreement are insufficient to satisfy the Company's short term financing needs until such time as it receives the proceeds of this Offering, the Company will be required to locate and procure an additional source of financing in order to maintain its liquidity.

        In March and April 1998, the Company received licensing fees in the aggregate amount $1,250,000 from IQ pursuant to the terms of the Distribution and License Agreement between the Company and IQ (the "IQ Agreement"). See "Business - Marketing Strategy - Distribution and License Agreement With IQ Value, L.L.C."

        As of March 31, 1998, the Company had cash of $158,847 available for operating expenses and capital equipment purchases; however, at that date, the Company had accounts payable of $2,141,638, short-term debt of $3,060,759 and accrued expenses of $505,814. At May 22, 1998, the Company had cash of approximately $255,000 available for operating expenses and capital equipment purchases, short term debt of $4,275,000 and accounts payable of approximately $1,830,000. The Company anticipates that it will spend approximately $4,800,000 in 1998 in order to complete its systems development, perform its market research and to launch its products in accordance with its business plan.

        Of the approximately $12,837,500 the Company expects to receive as net proceeds from this Offering, management expects that approximately $6,221,000 (48.5%) will be used to repay short term notes payable and commercial accounts payable due. Management intends to use the remaining net proceeds of approximately $6,616,500 (51.5%) as follows:

                 $1,809,000     (14.1%)         Research and Development
                 $1,757,000     (13.7%)         Sales and Marketing
                 $1,493,000     (11.6%)         Systems and Operations
                 $1,093,000     ( 8.5%)         General and Administrative
                 $  464,500     ( 3.6%)         Capital Expenditures


        Management has estimated that the net proceeds of this Offering, when combined with other financial commitments, including the Rozel Preferred Stock Purchase Agreement, and projected cash flow from operations (See "Description of Capital Stock - Preferred Stock"), will be sufficient to meet the Company's cash requirements through at least June 30, 1999. However, operating revenues may fall short of, and expenses may exceed, the Company's projections and Rozel may decline to satisfy the terms of the Rozel Agreement. If the Company's results of operations in 1998 are less than projected or Rozel does not satisfy the terms of the Rozel Agreement on a timely basis, the Company may be required to seek additional financing sooner than expected. Because of the lack of a stable operating history on which to base projections, the unproven demand for the Company's products and services, and the volatile nature of the markets in which the Company is operating, the Company's projections are likely to be inaccurate. Moreover, the viability of the Company depends on the Company's ability to significantly expand its operations to a profitable basis. Due to the limited operating history of the Company, it is impossible to predict with any degree of certainty the extent to which the Company must expand its operations in order to become profitable. There can be no assurance that the Company will be able to sustain or expand its operations, that needed financing will be available on acceptable terms or at all, that the Company will not require further financing to sustain or expand its operations, or that the Company will become profitable in the future. See "Risk Factors - Risks Related to the Company - Development Stage Company; Limited Operating History; Significant Cumulative Operating Losses; Auditor Report Modification for Going Concern,""Risk Factors - Risks Related to the Company - Need for Additional Financing," "Use of Proceeds" and "Business."

        The Company's independent auditors stated in their report that the Company's net losses and the need for additional financing to implement its business plan and continue its operations raise substantial doubt about the Company's ability to continue as a going concern unless additional financing can be obtained through this Offering or from alternative sources. See "Financial Statements." If the Company does not generate revenues sufficient to produce break-even cash flow during the period in which it attempts to fully implement its business plan, additional financing will be required. See "Risk Factors - Need For Additional Financing."


Commitments

        Pursuant to the IQ Agreement, the Company is obligated to relocate the Company's Data Center to a reputable facility approved by IQ. The Data Center contains all of the hardware and operating systems used in the processing of transactions through the Coupons OnlineSM systems. Pursuant to the terms of the IQ Agreement, the relocated facility must have the capability to operate 24 hours a day for seven days a week. The Company retains the right to operate mirror facilities in its sole discretion. The Company has completed a request for proposal and has selected a reputable contractor to complete the relocation of the facility. The Company is in the process of negotiating a contract with this party and believes that such contract will require the Company to incur a one time non-recurring cost of approximately $250,000 to relocate the facility, capital expenditures of approximately $400,000 to purchase computer equipment necessary to operate the Data Center, and a monthly fee of approximately $25,000 to maintain operations at the facility. While there is no assurance that the Company will enter into an agreement with this contractor, management is confident that it will be required to enter into an agreement with a third party at these approximate terms in order to satisfy its obligations under the IQ Agreement. See "Business - Marketing and Sales Strategy - Distribution and License Agreement with IQ Value, L.L.C."

        As of May 22, 1998, the Company owes DMR approximately $650,000 for consulting services performed in connection with the initial systems integration of its Coupons OnlineSM and i-ValueSM products. DMR has delivered the operational programs to the Company and the Company is currently using the programs to develop and operate its products. However, DMR has not delivered the source code for these programs to the Company and will not do so until it has received full payment for the services provided to the Company. On March 9, 1998, the parties entered into an agreement whereby all amounts owed to DMR are now due on the earlier of two business days following the closing date of this Offering or payment dates which correspond to the dates on which the Company expects to receive payments pursuant to the IQ Agreement. Under the terms of this Agreement, DMR agreed to grant a license to the Company in order to allow the Company to grant a sublicense of the Coupons OnlineSM and i-ValueSM products to IQ in exchange for a security interest in the Company's proceeds from the IQ Agreement. See "Business - Marketing and Sales Strategy - Distribution and License Agreement with IQ Value, L.L.C."

        In 1998, the Company discovered that it had not paid use taxes of approximately $240,000 to the State of Connecticut related to the procurement of out-of-state consulting services by the Company. Immediately upon making this discovery, the Company voluntarily notified the appropriate taxing authorities of the delinquency. The Company has included an accrual for these unpaid use taxes in the March 31, 1998 financial statements. On May 1, 1998, the Company entered into an agreement with the State of Connecticut, Department of Revenue Services (the "Department"), whereby the Company will pay the past due use taxes and all accrued interest thereon pursuant to a payment schedule which requires the Company to pay the Department $5,000 per week until the Company receives the proceeds of this Offering. Upon the earlier of June 30, 1998 or the Company's receipt of the proceeds of this Offering, the Company is required to pay the entire remaining balance due to the Department. See "Business - Regulatory Matters."

        Pursuant to the terms of an agreement between the Company and Promunicom, Inc. regarding the termination of a consulting agreement between the parties, the Company has an outstanding commitment to pay Gary R. Blau, a principal of Promunicom, $37,500 upon the earlier of July 6, 1998 or the Company's receipt of the proceeds of this Offering. See "Business - Marketing and Sales Strategy - Distribution and License Agreement with IQ Value, LLC."

        In March and April 1998, the Company entered into settlement agreements regarding three separate contract related disputes. In each of these instances, the claimant has agreed to refrain from further collection actions against the Company provided that the Company comply with the terms of negotiated repayment schedules. As of May 22, 1998, the Company has complied with these repayment schedules. Pursuant to the terms of these settlement agreements, the Company is committed to repaying approximately $9,500 on or before May 29, 1998 and approximately $70,000 on or before July 30, 1998 to these claimants. See "Business - Legal Proceedings."

Contingencies

        On April 1, 1998, the Company received a letter from a third party indicating that the Company's Internet coupon distribution process might be covered by a patent held by this third party. The Company has referred this matter to its patent counsel. Based on a preliminary review of this patent, the Company's patent counsel has concluded that the Company does not infringe upon this patent and patent counsel has indicated his willingness to issue an opinion to this effect. However, there can be no assurance that this third party will not file a lawsuit against the Company seeking damages or injunctive relief preventing the Company from any further use of its Internet coupon distribution process. If this third party were to prevail in such a lawsuit, the Company may not be permitted to satisfy its obligations under the IQ Agreement or any similar agreements which the Company may enter into in the future. The Company's inability to satisfy its obligations under the IQ Agreement or any similar agreements would have a material adverse effect on its liquidity and financial condition. See "Risk Factors - No Assurance of Protection of Patents and Proprietary Technology," and "Business - Patent and Trademark Protection".

        The Company is currently subject to litigation filed by the Guild Group alleging breach of contract and other claims related to services rendered by Guild to the Company in connection with the development of the Company's marketing plans and strategy. Guild seeks damages in the amount of approximately $245,000 from the Company for services allegedly provided. If the Company does not prevail in this lawsuit, it may be required to pay this amount of damages to Guild. As of March 31, 1998 the Company has included this amount in accounts payable. See "Risk Factors - Pending Legal Proceedings," and "Business - Legal Proceedings."


Effect of Inflation and Changing Prices

        The Company's limited operating history provides no experience regarding the impact of inflation on the conduct of its business. At present, the Company does not have long-term commitments for maintenance of its core software and systems nor does the Company have long-term contracts with customers for the use of its products and services. Accordingly, the Company's costs and projected revenues may fluctuate due to general inflation or changes in the specific competitive environments in which the Company operates. Additionally, the online services industry is generally characterized by rapid and significant changes in technology and does not have a long history which would enable reliable prediction of trends. The Company cannot predict its ability to pass along future development costs or operating cost increases to its customers.

                                    BUSINESS

General

        The Company is a development stage company which provides electronic advertising, promotion and transaction processing products and services ("Programs") to Customers.


        The Company's first product, Coupons Online SM, enables marketers to deliver secure, targeted coupons and other promotional incentives to consumers from the Internet. Consumers register online to install and use the Company's software to access and print promotional offers from the Web sites of the Company's Customers. The Company's systems provide online targeting, control, validation and reporting for each offer delivered. In July 1997, the Company commenced commercial operations of its Coupons Online SM service. In the first quarter of 1998, the Company recorded its initial revenues from its Coupons Online SM service.


        The Company's second product, i-Value(sm), is a service whereby consumers install a free software program through which "electronic packages" of promotional offers are periodically delivered via the Internet. Consumers can customize the Program to deliver promotional offers only for products and services in which they are interested, thereby creating a database of individual preferences which can be used for offer qualification and targeting. The Company provides its Customers with program management, targeting, validation and reporting services. The Company plans to commercially launch its i-Value(sm) program in the third quarter of 1998.

        The Company expects its principal customers and sources of revenue to be national, regional and local retailers, manufacturers of consumer products, consumer service providers and online publishers. The Company plans to generate revenues through a combination of software licensing, promotion set-up and transaction fees charged to its Customers. To date, sales of the Company's Programs have been accomplished through the Company's direct sales force; in the future, the Company expects a significant portion of its sales to be derived from distribution agreements with third parties.

        In developing its Programs, the Company has obtained input from major retailers, product manufacturers, coupon clearing agents and online publishers. The Company believes that its products and services provide a faster and easier method than traditional alternatives (such as freestanding inserts and coupon mailers) for online consumers to receive meaningful values on the Internet and that its Programs provide a more cost-effective and secure means for marketers to distribute and track targeted consumer incentives. However, the Company has a limited operating history and little market experience and there can be no assurance that the Company's products and services will be attractive to current or future online consumers, that consumers will participate in the Programs at sufficient levels so as to be attractive to the Company's Customers or that the Company will be able to attract and retain sufficient numbers of Customers on terms favorable to the Company.

Program Development

        Background. The Company was incorporated in Delaware on July 16, 1996 and is the successor by merger to COL. For a more detailed description of the merger of COL into the Company (the "Merger"), see "Certain Transactions - The Merger." COL was formed in December 1994 for the purpose of developing and commercializing an approach to delivering coupons via various online networks such as CompuServe, America OnLine and Prodigy.

        Prior to the Merger, all of COL's resources were principally utilized for research and development activities including (i) conducting interviews with retailers, advertisers and coupon clearing companies in order to understand the market environment and product service attributes which might be attractive to potential customers, (ii) developing product and service specifications and initial prototypes, (iii) establishing relationships with online service providers, (iv) developing its business plans and models and (v) seeking additional development capital.

        Strategy. Effective with the Merger and responding to changes in technology and the rapid growth of consumer Internet use over the past two years, the Company has modified the original COL business strategies to focus on the market for providing Internet advertising, promotion and commerce solutions for retailers, manufacturers and online publishers.

        By the third quarter of 1998, the Company anticipates expanding commercial operations of its Coupons OnlineSM service and the commercial launch of its i-Value(sm) product. The Company expects to expend significant funds during such period in order to complete its initial systems development; implement its sales and marketing plans; and build an appropriate infrastructure to support its planned commercial operations. The net proceeds of this Offering together with existing cash on hand and anticipated working capital from operations are expected to be sufficient to finance these planned expenditures. Thereafter, there can be no assurance that the Company's market activities will generate sufficient revenues and cash flow to fund the Company's continuing operations. Accordingly, the Company may need to seek additional financing. In connection with such financing, the Company may issue additional shares of Common Stock and/or Preferred Stock. Any such issuance may result in dilution of existing stockholders. Additionally, there can be no assurance that the Company will be successful in securing the required funding when needed, or at all, or that such capital investments will be on terms favorable to the Company or its current investors. In the event the Company cannot obtain additional funding on a timely basis, the Company may be forced to reduce or cease operations. See "Risk Factors--Need for Additional Financing."

        The Company currently has 24 employees and expects to hire approximately 20 additional employees by December 31, 1998 to support its planned expansion of operations.

Market


        Based upon its research of the most recent information available from industry sources, the Company believes that in 1995 combined advertising and promotion spending by retailers and product and service marketers totaled more than $293 billion. The Company has determined that over 291 billion coupons were delivered to U.S. consumers in 1995 and that the percentage of coupons redeemed by consumers fell to approximately 2%. Similarly, the Company believes that the relative effectiveness of other forms of traditional mass media have also declined in recent years as the growth of new, more targeted media (e.g. cable, in-store) have continued to fragment consumer audiences into even narrower communities of interest.

        One new consumer communications medium which has demonstrated significant growth over the past several years is the World Wide Web portion of the Internet, in which consumers use personal computers and, most recently, televisions to access multimedia information and transact business. The Company believes that the base of consumers reportedly using the Internet has grown from 2 million in 1994 to approximately 62 million as of the fourth quarter of 1997. Given this potential of the Internet to effect highly targeted, one-on-one communications with individual consumers, numerous consumer marketers have been testing a variety of Web-based programs to advertise and promote their products and services. The Company has determined that Internet advertising spending totaled approximately $597.1 million in 1997 and the Company expects Internet advertising spending to grow to approximately $8 billion annually by the year 2002.


        The growth of the Internet as an advertising and promotion medium has been characterized by innovation, rapid technological change and business uncertainty. Very few Web-based ventures have achieved profitability and, since the majority have been in business for less than three years, it is not possible to draw reliable conclusions concerning such ventures' ability to sustain growth or their long term business viability.

Products and Services

        The Company has developed and is focusing on commercialization of two Programs in response to what the Company believes are two distinct market needs relating to online consumer promotion. Although each of the Company's Programs seeks to address security and targeting issues associated with electronic delivery of consumer promotions, each Program presents a different solution: (i) Coupons Online SM provides an online "pull" marketing solution in which consumers who are browsing the Web can access a promotional offer they see - i.e. the consumer finds the product and service offer on the Web; and (ii) i-Value SM provides a "push" marketing solution in which consumers register their product and service preferences and corresponding promotional offers are automatically delivered to them via the Internet - i.e. the product and service offer finds the consumer. Since most consumer marketers often employ both "push" and "pull" consumer strategies simultaneously in their non-Internet marketing, the Company believes that its Programs are complementary and are not mutually-exclusive.

        Coupons Online SM allows consumer marketers to deliver secure, targeted promotions to consumers from Internet web sites. To receive promotional offers from the Company's Customers, consumers first register online, then download and install the Coupons Online SM Plug-In. Once the consumer's computer is so enabled, the role of the plug- in for ongoing offer request and delivery is relatively transparent to the consumer.

        In the registration process, consumers are required to supply their zip code and e-mail address but no other personal information. Thus, zip code-based targeting is enabled while preserving the anonymity and privacy of the consumer and minimizing the time required to complete registration.

        The Coupons OnlineSM Plug-In is a compact software application which is designed to work with the consumer's Web browser. Each plug-in is encoded with a unique serial number which, when interacting with the Company's systems, provides the security, control, targeting, display, and printing features and functions. The Program currently supports consumers using Microsoft's Internet Explorer or Netscape Navigator web browsers (release 3.0 or higher) in a Windows 95 or Windows NT operating system environment.


        Program security is provided on a number of levels including, but not limited to: (i) the unique serial number associated with each consumer can be printed on each offer; (ii) the printable offer is assembled by the plug-in responding to a print command and never appears on the consumer's computer screen; and (iii) installation checks limit consumers to a single plug-in per browser.

         Customers control offer distribution by setting both individual caps (e.g. limit one per customer) and promotion caps (e.g. program instruction to cease issuance after distribution of a preset number of offers).

        The Program currently features three primary methods of targeting offers: (i) zip code-based targeting can be used by Customers to deliver different offers to consumers based on geographic, demographic, lifestyle and cultural marketing criteria; (ii) source-based targeting can be used by Customers to distinguish offers delivered to each consumer based on which Web site the consumer was visiting when they requested an offer; and (iii) behavioral targeting can be used by Customers to program a series of different offers to be delivered to consumers over time or based on the results of prior interaction.

        In addition to consumer marketers who are promoting a narrow set of products and services to online consumers, the Company believes there is a significant market opportunity to establish commercial relationships with online media companies and aggregators (e.g. online newspapers, directories, search engines, direct marketers, etc.) who could act as resellers in providing the Company's programs to their customers. To address these opportunities, the Company has developed: (i) a specialized set of software tools to facilitate field sales and order entry; and (ii) a methodology known as containers which allows resellers to deliver multiple targeted offers in response to a single consumer request.

        Customers license the Company's Coupons Online(sm) technology and systems and contract with the Company to perform the online targeting, control and delivery functions. Generally, the Company charges a set-up fee for each offer and a transaction fee for each offer delivered online to a consumer, which fee varies based on whether the offer is universal or targeted.

        The Company commercially launched its Coupons Online(sm) program in July 1997.

        The i-Value(sm) Program provides a service whereby consumers are able to install a free software program through which "electronic packages" of promotional offers for a broad array of products and services are periodically delivered to the consumers via the Internet. A profiling feature enables consumers to customize the Program so that they only receive offers for products and services in which they are interested. In addition to allowing consumers to control the type and numbers of offers they receive, the profiling process creates a database of individual product and service preferences which can be used by the Company's Customers to target their promotional offers more effectively and efficiently.


        Similar to the Company's Coupons Online(sm) Program: (i) consumers need only provide their zip code and e-mail address in order to register to use the i-Value(sm) Program which protects consumer privacy and confidentiality; (ii) the software program for each consumer is encoded with a unique serial number to enable consumer identification and tracking; and (iii) the Company provides consumer and Customer software, and targeting, control, validation and reporting services.

        Unlike Coupons Online(sm), among other differences, in the i-Value(sm)
Program: (i) a bundle of offers across a broad array of product and service categories are aggregated by the Company and can be automatically delivered to the consumer's computer; and (ii) the consumer can store, sort, review and print offers off-line.

        To access i-Value(sm) Program offers, consumers use a graphic interface based on the familiar physical analog of a daily organizer, complete with subject "tabs" which separate offers into major categories such as grocery, mass merchandise, drug, apparel, specialty retail, local merchant, etc. Within each tab, offers are further broken down into specific product or service categories similar to the way in which aisle signs in supermarkets tell the consumer where various types of products are located.


        As the Company has designed its i-Value(sm) Program, initially both Program content (i.e. promotional offers) and consumer enrollment (i.e. consumer awareness, software distribution and registration) will be the responsibility of retailers who are the primary target Customer of the Company's sales efforts. The Company plans to charge Customers offer set-up and transaction processing fees, which costs the Company believes will be largely underwritten by the vendors of specific products and services featured in the Program, similar to current trade practices. To incentivize retailer participation, the Company is offering Customers, among other things: (i) co-branding of the Program - each participating retailer can distribute a customized version of the i-Value(sm) Program to his customers, which distribution can be accomplished either via download from the Internet or through the physical distribution of CDS; (ii) competitive advantage - although the Company does not anticipate offering retailers Program exclusivity by either trade class or geography, participating retailers can have their own unique "tab" in their Program version enabling the retailer distinction from competitors among his customers; (iii) revenue sharing
- each participating retailer can receive up to 50% of the Company's transaction revenue, which percentage is indexed to the total number of consumers each retailer has enrolled in the Program; and (iv) promotional concessions based on volume and co-op marketing fees based on consumer enrollment.


        Beyond delivery of promotional offers, the Company believes that, if it can establish and maintain a meaningful base of consumers using the i-Value(sm) Program, there may be significant additional market opportunities in delivering other secure, targeted communications to consumers and in facilitating other types of electronic commerce transactions.

        The Company expects to commercially launch its i-Value(sm) Program in the third quarter of 1998 and has recently commenced its sales efforts to retailers. However, in spite of the Company's development efforts, the Company has no direct market experience operating the i-Value(sm) Program and there can be no assurances that: (i) the Company will be successful in attracting sufficient Customers on the business terms described, other suitable business terms, or at all; (ii) sufficient numbers of participating retailers' vendors will sponsor promotional offers; (iii) sufficient numbers of consumers will enroll and regularly use the Program; or (iv) beyond an initial launch period, that the Program will be commercially viable or sustainable.

Marketing and Sales Strategy

        Product Development and Management. The Company has developed its initial products and services to reflect both the current state and direction of Internet advertising, promotion and commerce. Therefore, the Company has developed Coupons Online SM to reflect the market's need for a "pull" distribution promotion solution in which the consumer is visiting Web sites, sees an item of interest from a Client and wishes to receive and print a promotional offer. The Company has developed i-Value(sm) to address the current trend of "push" distribution solutions in which the consumer subscribes to a service which regularly delivers personalized content.

        The Company believes that its success will be directly related to (i) consumer willingness to use the Company's Programs to access Customer promotions; (ii) the Company's ability to attract and maintain Customers in its Programs; and (iii) the Company's ability to adapt quickly and appropriately to continuing advancements in Internet technologies and trends. Therefore, the Company intends to commit a significant portion of its resources to ongoing product and service development, as well as market research and product testing.

        Consumer Positioning Strategies. Although the Company does not market directly to consumers, its products and services are used by consumers to obtain promotional information from, and to transact business with, the Company's Customers. Therefore, an important part of the service delivered to the Company's Customers is the Company's knowledge and experience in respect of consumer promotion strategies, database marketing and computer interfaces. In designing its Programs, the Company has targeted both current and future Internet users with an emphasis on less technology-oriented consumers. By using familiar analogs (such as coupon clipping and organization), the Company's interfaces are designed to address the needs of Internet newcomers by being intuitive and easy to use.

        Additionally, the Company believes that consumer control over the privacy of personal information and the security of transactions conducted via computers and networks is, and will continue to be, an important and highly visible public issue and area of sensitivity for large numbers of consumers, particularly in respect of data based products and services. Therefore, the Company has established a privacy policy that the Company will never give individual consumer-identified or Customer-identified information to anyone, for any reason. The Company believes that its privacy policy is an important point of market differentiation and will likely play a prominent role in the positioning of the Company's products and services to Customers and consumers.


        Customer Positioning and Sales Strategies. The Company has structured its product development and management efforts to reflect three primary market segments of potential Customers: (i) retailers - including grocery, drug, mass merchandise and specialty retailers; (ii) product and service marketers - including consumer package goods manufacturers, durable goods manufacturers, entertainment and other service providers; and (iii) local area merchants -independent retail and consumer service providers operating within a limited trading area. The Company believes that the benefits of its products and services, while largely applicable to each of these three segments, will require different positioning, pricing, promotion and sales channels in order to maximize the Company's sales opportunities.


        Based on the Company's belief that its products and services provide different value sets to each of its three target segments and that each represents a unique sales environment, the Company has established three distinct sales channels.

        o Product and Service Marketer Sales. The Company believes that product and service marketers are the most likely potential Customers to immediately understand and implement the Company's targeted delivery services. Since promotional spending is generally divided between direct-to-consumer and trade promotion, the Company has established dual sales channels. Direct-to-consumer promotion, which is typically administered at a headquarters location, is handled by the Company's direct sales force. Trade promotion is handled through a revenue-sharing arrangement with retailers who are well-positioned to take advantage of existing relationships and trade practices.

        o Retailer Sales. The Company believes that this segment presents an excellent opportunity to immediately build upon retailers' existing relationships with product manufacturers and to provide targeted delivery for retailers based on their own purchase behavior databases arising out of card- based frequent shopper programs. By co-branding its Programs and sharing revenues with chain retailers, the Company believes it can leverage both the retailers' goodwill with consumers and the retailers' relationships with manufacturers. The Company has established its own sales force for this segment.

        o Local Area Merchant Sales. The Company believes that this segment holds significant long-term potential. Given the size and complexity of the sales and service infrastructure required to develop this segment, however, the Company has determined that its best strategy is to partner with organizations which already have established sales and service infrastructures and for which the incremental cost of representing the Company's products and services can be effectively offset by the incremental revenues attributable to those sales. Potential partners include newspapers, directories, search engines, direct mailers and content aggregators.

Distribution and License Agreement with IQ Value, L.L.C.


        On April 7, 1998, the Company entered into a Distribution and License Agreement (the "IQ Agreement") with IQ whereby IQ has received an exclusive right to distribute the Company's Coupons OnlineSM product for use in electronically delivering coupons promoting the products and services of Local Merchants, and the nonexclusive right to distribute the Company's Coupons OnlineSM and i-Value(sm) products for use in electronically delivering coupons promoting the products and services of consumer marketers globally.

        In exchange for these rights to distribute the Company's products, IQ will pay a $3,000,000 fee to the Company over an expected period of approximately twelve months. The Company has received $1,250,000 of this fee from IQ and has granted to IQ a security interest in the Company's assets securing the Company's performance under the IQ Agreement.


        In addition to this fee, the Company will receive certain transaction fees for transactions processed using the Company's products. In order for IQ to maintain an exclusive right to distribute Coupons OnlineSM with respect to Local Merchants, IQ must meet annual minimum transaction fees. IQ is not required to meet a minimum level of transaction fees in order to maintain its nonexclusive right to distribute the Company's Coupons OnlineSM and i- Value(sm) products for use in electronically delivering coupons promoting the products and services of consumer marketers globally.

        Pursuant to the IQ Agreement, the Company is obligated to relocate the Company's Data Center to a facility approved by IQ. The Data Center contains all of the hardware and operating systems used in the processing of transactions through the Coupons OnlineSM systems. Pursuant to the terms of the IQ Agreement, the relocated facility must have the capability to operate 24 hours a day, seven days a week. The Company retains the right to operate mirror facilities in its sole discretion.

         The Company has completed a request for proposal process and has selected a contractor to complete the relocation of the facility. The Company is in the process of negotiating a contract with this party and believes that such contract will require the Company to incur a one time non-recurring cost of approximately $250,000 to relocate the facility, capital expenditures of approximately $400,000 to purchase computer equipment necessary to operate the Data Center, and a monthly fee of approximately $25,000 to maintain operations at the facility. While there is no assurance that the Company will enter into an agreement with this contractor, management is confident that it will be required to enter into an agreement with a third party at these approximate terms in order to satisfy its obligations under the IQ Agreement.

        Pursuant to the terms of the IQ Agreement, the Company is obligated to provide its customers with the same level of customer support that the Company provides to its direct customers. The Company is also obligated to generate and provide periodic sales and operational reports to IQ regarding the volume of IQ customers' offers and promotions delivered to consumers using the Company's Coupons OnlineSM and i-Value(sm) products. However, the Company has no obligation to provide invoices or perform any billing, collection or other accounts receivable functions on behalf of IQ or its customers.

        Pursuant to the terms of the IQ Agreement, the Company is obligated to maintain its website for access by IQ customers and to allow IQ to use the website for purposes of marketing the Coupons OnlineSM and i-Value(sm) products.

        Pursuant to the terms of the IQ Agreement, the Company is obligated, upon delivery of such items to the Company by DMR, to deposit in escrow one copy of the software, hardware designs, operating documentation and manuals related to the Coupons OnlineSM and i-Value(sm) products.

        In February 1998, the Company received notice the United States Patent and Trademark Office (USPTO) rejected the Company's patent application based upon the discovery by the patent examiner assigned to the Company's application of a prior art patent to the Company's application. See "Risk Factors - No Assurance of Projection of Patents and Proprietary Technology," "Business - Patent and Trademark Protection." Under the terms of the IQ Agreement, the Company is not obligated to obtain patents for either of the Coupons OnlineSM and i-Value(sm) products, nor does the Company make any covenants stating that it has been granted patents covering either the Coupons OnlineSM and i-Value(sm) products. Accordingly, the USPTO rejection of the Company's patent application has no effect on the Company's rights and obligations under the IQ Agreement.


        American Maple Leaf Financial Corporation ("AML") received an investment banking fee of $30,000 as compensation for its efforts in identifying IQ and assisting in the negotiations which resulted in the parties entering into the Letter of Intent. The Company also entered into an agreement with Promunicom, Inc., Gary R. Blau, and any other entities with which Mr. Blau is affiliated. Pursuant to this Agreement, the Company and Mr. Blau agreed to terminate a consulting agreement between the Company and Promunicom, Inc. dated May 1, 1997 (the "Consulting Agreement") effective January 15, 1998. The Company agreed to pay Mr. Blau the aggregate amount of $100,000 and to issue to Mr. Blau 30,000 shares of the Company's Common Stock in connection with the execution of the IQ Agreement. The Company has paid Mr. Blau $62,500 and has issued 30,000 shares of the Company's Common Stock to Mr. Blau. The remaining $37,500 payment is due to Mr. Blau upon the earlier of July 6, 1998 or the Company's receipt of the proceeds of this Offering. Mr. Blau is currently the Manager of IQ and, prior to attaining this status, played an instrumental role in the negotiations which resulted in the parties entering into the IQ Agreement.


Systems and Technology

        The systems and technology required to deliver the Company's current products and services consist of three interrelated sub-systems: (i) Consumer Software; (ii) Internet Communications and Online Database; and (iii) Targeting. The Consumer Software sub-system is a proprietary application which resides on each consumer's personal computer and provides connection, viewing, storage, and printing functions and controls. The Internet Communications and Online Database sub-system provides the interface between consumers and the Company's products and services. The Targeting sub-system maintains consumer profile and usage data and client promotional database and executes packaging of targeted promotions to individual consumers for distribution through the Online Database sub-system.

        In order to speed the time required to launch its test phase and to minimize the Company's initial infrastructure requirements, the Company has decided to hire independent contractors to develop and integrate its sub-systems as well as to conduct certain operational functions (e.g. DMR Consulting Group, Inc. See "Risk Factors - Risks Related to the Company - Dependence on DMR Consulting Group, Inc. to Provide Essential Services to the Company"). Once its products and services become operational, the Company will determine which operational and development elements to bring in-house and an appropriate timetable for bringing such functions in-house. During the initial development cycle, the Company intends to maintain a modest development and operations staff to manage its external development resources.

Backlog

        Because the Company is in its development stage, it has no backlog and, given the nature of its primary business as a provider of on-line services, anticipates that no material backlog of the delivery of its products and services will develop in the near future.

Competition

        The Company faces significant competition from many consumer promotion and advertising companies which compete, directly or indirectly, for consumer advertising and promotion business from advertisers and for consumers' attention acceptance of promotional offers. Many of such advertising and promotion companies have longer operating histories, greater market presence, and substantially greater financial and other resources than the Company. Many of these companies, including Catalina Marketing Corporation, Money Mailer, Val-Pak Direct Marketing Systems, Interactive Coupon Network, Valassis Communications, Inc. and News America Holdings Incorporated have initiated or are planning to initiate programs and services involving the Internet. There can be no assurance that competition will not increase from existing competitors, that established or new companies will not enter the market, that pricing policies will not be undertaken by more established companies so as to erode the benefits of the Company's products and services, or that the Company will be able to compete successfully with such existing or new competitors.

Patent and Trademark Protection


        The Company has applied for a patent entitled "Method and Distribution of Product Redemption Coupons," which describes what the Company believes to be a proprietary process for executing its products and services. The Company had initially received an indication from the United States Patent and Trademark Office (USPTO) that certain of the claims of this application were allowable but in February 1998 received a reversal on this indication in which the USPTO rejected the Company's application based upon the discovery by the patent examiner assigned to the Company's application of a prior art patent to the Company's application (i.e. a patent issued prior to the date of the Company's application which covers material contained in the Company's application). On April 30, 1998, the

Company's attorneys filed a response to the rejection which narrowed the application's claims to define over this prior art patent. On April 24, 1998, the Company also filed a continuation application seeking the broader coverage initially indicated to be patentable and filed an international patent application under the Patent Cooperation Treaty. The Company does not believe that any of the pending patents will provide material commercial value to the Company or that their denial will have a material impact on the achievement of the Company's business plan.


        Additionally, the Company has registered COUPONS ONLINE as a trademark, and has applied for federal registration of its trademarks and/or service marks I-VALUE, NETVALUE and the NETVALUE logo, and INTERNET MARKETING AND RESEARCH INSTITUTE.

        There can be no assurance that the patent, servicemark or trademark registrations applied for will be reviewed on a timely basis, that any patents, service marks, or trademarks will be granted and issued, that any patents, service marks or trademarks issued will afford meaningful protection against competitors with similar names, technology or services, or that any patents, service marks or trademarks issued will not be challenged by third parties. The Company believes it is the only company currently using its approach to the secure distribution of targeted, scannable incentives and that the service marks and trademarks applied for are currently unencumbered and available to the Company. See "Risk Factors - No Assurance of Protection of Important Patents and Proprietary Technology."

        On April 1, 1998, the Company received a letter from a third party indicating that the Company's Internet coupon distribution process might be covered by a patent held by this third party. The Company has referred this matter to its patent counsel. Based on a preliminary review of this patent, the Company's patent counsel has concluded that the Company does not infringe upon this patent and patent counsel has indicated his willingness to issue an opinion to this effect. See "Risk Factors - No Assurance of Protection of Important Patents and Proprietary Technology."

Employees


        As of May 22, 1998, the Company employed 21 full-time employees. These employees include 12 operations and software development staff, six marketing and sales staff and three finance and administration staff. None of the Company's employees is covered by collective bargaining agreements and the Company considers its relations with its employees to be satisfactory. However, in August 1997, as a result of financial uncertainty experienced by the Company in connection with its development, three employees left the Company.


Facilities


        Until December 1997, the Company's principal facility consisted of approximately 9,287 square feet of office space in Stamford, Connecticut. The Company subleased this facility under an agreement which expired on January 14, 1998, at a cost of $11,062 per month, including utilities. In October 1997, in final settlement of this lease agreement, the landlord agreed to apply $35,671 of the Company's security deposit to a rental arrearage and to accept payment of $30,713 for the remaining term of the lease.

        In November 1997, the Company signed a lease for its new executive offices located at 1960 Bronson Road, Building No. 2, Fairfield, Connecticut. The new offices consist of approximately 8,800 square feet. Under the lease, the Company is required to pay a monthly rental of $13,284 per month plus utilities, general liability insurance premiums for up to $5,000,000 of coverage, and the amount of any increases in operating expenses and real estate taxes up to 5% over the amounts paid for these expenses during the year ended June 30, 1998. The Company assumed possession of the new office space and its obligation to pay rent under the lease commenced on January 1, 1998. The lease expires on December 31, 2000.


Legal Proceedings

        In November 1997, Guild Concepts, Limited d/b/a The Guild Group ("Guild") filed an action against the Company in the United States District Court for the Southern District of New York alleging breach of contract and other claims related to services rendered by Guild to the Company in connection with the development of the Company's marketing plans and strategy. Guild seeks damages in the amount of $243,538 from the Company for the services allegedly provided. The Company has filed an answer and counterclaim denying liability to Guild and seeking to enforce a prior agreement with Guild which resolved these claims. The case is currently in the discovery phase. The Company expects that a trial will commence in August 1998.


        The Company, in the normal course of business, is also party to litigation relating to four contract-related disputes. To date, all of these matters have related to amounts payable to trade creditors for services rendered. The Company has settled three of these disputes by agreeing to satisfy the terms of extended payment schedules. Through May 22, 1998, the Company has made all required payments under the terms of these settlement agreements. Management of the Company does not believe that the remaining unsettled actions will have a material adverse effect on the Company's results of operations or financial condition. See "Risk Factors - Risks Related to the Company Pending Legal Proceedings."


Regulatory Matters

        In 1998, the Company discovered that it had not paid use taxes of approximately $240,000 to the State of Connecticut related to the procurement of out-of-state consulting services by the Company. Immediately upon making this discovery, the Company voluntarily notified the appropriate taxing authorities of the delinquency and is currently attempting to arrange for a payment program with the State of Connecticut. The Company has included an accrual for these unpaid use taxes in the December 31, 1997 financial statements.


        On May 1, 1998, the Company entered into an agreement with the State of Connecticut, Department of Revenue Services (the "Department"), whereby the Company will pay the past due use taxes and all accrued interest thereon pursuant to a payment schedule which requires the Company to pay the Department $5,000 per week until the Company receives the proceeds of this Offering. Upon the earlier of June 30, 1998 or the Company's receipt of the proceeds of this Offering, the Company is required to pay the entire remaining balance due to the Department.


Independent Accountants

        In August 1996, the Company engaged Ernst & Young LLP ("E&Y") to audit the Company's financial statements for the year ended December 31, 1995. In September 1997, E&Y resigned its position as the Company's independent accounting firm. E&Y has confirmed that, prior to E&Y's resignations there were no disputes or disagreements between the Company and E&Y regarding the Company's accounting principles or practices, financial statement disclosure or auditing scope or procedures.

        On September 15, 1997, the Company engaged LJ Soldinger Associates ("LJSA") as its independent accountant. LJSA has completed the audit of the financial statements for the years ended December 31, 1995 and December 31, 1996. In January 1998, the Audit Committee of the Board of Directors recommended that LJSA be engaged to complete the audit of the financial statements for the year ended December 31, 1997. The Board of Directors accepted this recommendation and LJSA has completed the audit of the Company's financial statements for the year ended December 31, 1997. See "Financial Statements."

                                   MANAGEMENT


Directors and Executive Officers

        The following table sets forth the name, age and position of each present executive officer and director of the Company.


Name                       Age     Position
----                       ---     --------
Michael A. Clark           42      President and Chief Executive Officer,
                                   Treasurer and Chairman of the
                                   Board of Directors

David E. Brandkamp         57      Vice President - Retail Sales, Director

Richard F. Davey           52      Vice President and Chief Technology Officer,
                                   Secretary, Director

Michael Cirillo            49      Director

Steven B. Rosner           47      Director

Andrew P. Panzo            33      Director


        Michael A. Clark has served as Chairman of the Board since January 1998 and as President, Chief Executive Officer and a Director of the Company since September 19, 1996. In addition, Mr. Clark provided consulting services to the Company consistent with those typically provided by a company's chief executive officer from June 1996 to September 18, 1996. From September 1994 until joining the Company, Mr. Clark was the principal of mc2, a consulting firm specializing in the development of strategic planning and marketing for emerging electronic media ventures. From April 1992 through September 1994, Mr. Clark served as President and Chief Executive Officer of TSS Ltd. ("TSS"), a company which owned and operated electronic promotional kiosks in chain retail stores until it ceased operations in September 1994. From July 1990 until joining TSS, he was Managing Director - Marketing for Citicorp POS Information Services ("Citicorp POS"), a provider of targeted marketing programs based on consumer purchase behavior data bases.

        David E. Brandkamp has served as the Company's Vice President of Retail Sales since April 1997, and was elected a Director of the Company in December 1997. From August 1995 until joining the Company, Mr. Brandkamp was the Sales Director of Inter*Act, a company that distributed database targeted coupons through in-store kiosks. From October 1993 through July 1995, Mr. Brandkamp served as a National Account Executive for Advanced Promotion Technologies, a company that performed targeted coupon distribution through printers located in retail store checkout lanes. From April 1991 to July 1993, Mr. Brandkamp was a Regional Sales Director for VideOcart, a micromarketing media company.

        Richard F. Davey has served as Secretary of the Company since January 1998 and as the Company's Vice President and Chief Technology Officer since September 1996 and was elected a Director of the Company in December 1997. In addition, Mr. Davey provided consulting services to the Company consistent with those provided by a company's chief technology officer from August 1, 1996 to September 18, 1996. From July 1995 until joining the Company, Mr. Davey served as the Vice President of Technology for Inter*Act, a direct to consumer target marketing company using in-store kiosk technology. From February 1992 through June 1995, Mr. Davey served as the Director of Information Services for the law firm of Sullivan & Cromwell where he was responsible for their worldwide computer, network and voice systems. From October 1989 through January 1992, Mr. Davey served as a director of Citicorp POS, a database marketing company to national retailers and package good manufacturers, where he was responsible for the collection and storage of the consumer data.

         Michael Cirillo was elected a Director of the Company in December 1997. Mr. Cirillo has been a director of Aviation, Inc. since May 1997, has been the President of D.A.R. Group, Inc., a New York based investment banking firm, since 1995, and has been President of CBM Consultants, Inc., a New York based marketing and consulting firm since 1995. From 1987 to 1995, Mr. Cirillo was an officer and director of Flex Resources, a temporary and permanent employment firm based in New Jersey, which was a major contractor of employment services for the Resolution Trust Corporation and Fidelity National Bank.

         Steven B. Rosner was elected a Director of the Company in December 1997. Mr. Rosner is the sole shareholder of SLD Capital Corporation, which specializes in providing consulting and investment banking services. Previously, Mr. Rosner served as President of Centaur Financial Corporation an investment banking firm, from 1984 to 1996. He also serves as a director of several privately held corporations including Tradewinds, Inc. and Informatix, Inc. Also, Mr. Rosner was President and Director of Pacific Rim Entertainment from December 1996 to December 1997.

        Andrew P. Panzo was elected a Director of the Company in January 1998. Mr. Panzo is President of American Maple Leaf Financial Corporation ("AML") which is an investment banking firm in Philadelphia, Pennsylvania specializing in emerging growth companies. AML is a principal stockholder of the Company. Mr. Panzo is also a director of The Eastwind Group, and is the President and sole director of APP Investments, Inc. Prior to his employment with AML, Mr. Panzo was a student at Temple University School of Business in Philadelphia where he received a Masters Degree in international business and finance.

        During the last five years, except as discussed below with respect to Mr. Clark, none of the Company's executive officers, directors, promoters or control persons has: (i) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, commodities or banking activities; or (iv) been found by a court of competent jurisdiction (in a civil action), the Commission, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, which judgment has not been reversed, suspended, or vacated.

        From April 1992 through September 1994, Mr. Clark served as the President and Chief Executive Officer of TSS which ceased operations in September 1994 after a general assignment for the benefit of creditors (a state insolvency proceeding similar to a federal bankruptcy proceeding).

Executive Compensation

        The following table sets forth certain information with respect to compensation paid or accrued by the Company during the years ended December 31, 1997 and 1996 to the Company's Chief Executive Officer, the Company's Chief Technology Officer and other highly compensated employees of the Company (the "Named Executive Officers").

                                                                                                   Long-Term
                                                     Annual Compensation                      Compensation Awards
       Name and                                      -------------------                      -------------------
  Principal Position            Year                 Salary                 Bonus              Number of Options
  ------------------            ----                 ------                 -----              -----------------
Michael A. Clark,               1996               $ 62,598(1)                 0                   350,000(2)
President and
Chief Executive                 1997               $150,577                    0                   790,000(2)
Officer
Richard F. Davey,               1996               $ 52,022(3)                 0                    60,000(4)
Vice President,
Chief Technology                1997               $134,231                    0                   137,000(4)
Officer, and
Secretary
Bruce                           1996               $175,879(5)                 0                          0
Malinowski, Vice
President                       1997               $115,000                    0                     48,000


(1) Includes $6,636 that was paid to Mr. Clark in his capacity as a consultant to COL prior to September 19, 1996, the date on which his employment agreement with the Company commenced.

(2) On September 19, 1996, Mr. Clark was granted options to purchase an aggregate of 350,000 shares of Common Stock. In December 1997, in connection with the amendment of Mr. Clark's employment agreement, the exercise price of 240,000 of such options was reduced, Mr. Clark was granted options to purchase an additional 550,000 shares of Common Stock (i.e. Mr. Clark received 790,000 options in 1997), and Mr. Clark's annual salary was increased to $165,000 effective September 19, 1997. See "Employment/Consulting Agreements". All information contained in this Prospectus relating to Mr. Clark's options reflects such amendment. Accordingly, Mr. Clark currently owns options to purchase a total of 900,000 shares of Common Stock. Of such options, (i) 110,000 have vested and are exercisable at a price of $.63 per share, (ii) 158,000 have vested and are exercisable at a price of $.80 per share and (iii) 158,000 will vest and become exercisable on each of September 19, 1998, 1999, 2000 and 2001 at prices of $4.00, $5.00, $6.00 and $7.00 per share, respectively.

(3) Includes $11,060 that was paid to Mr. Davey in his capacity as a consultant to COL prior to September 19, 1996, the date on which his employment agreement with the Company commenced.

(4) On September 19, 1996, Mr. Davey was granted options to purchase an aggregate of 60,000 shares of Common Stock. In December 1997, in connection with the amendment of Mr. Davey's employment agreement, the exercise price of 45,000 of such options was reduced, Mr. Davey was granted options to purchase an additional 92,000 shares of Common Stock (i.e. Mr. Davey received 137,000 options in 1997), and Mr. Davey's annual salary was increased to $140,000 effective September 19, 1997. See "Employment/Consulting Agreements". All information contained in this Prospectus relating to Mr. Davey's options reflects such amendment. Also, in January 1998, Mr. Davey was granted options to purchase an additional 50,000 shares of Common Stock. Accordingly, Mr. Davey currently owns options to purchase a total of 202,000 shares of Common Stock. Of such options, 38,000 have vested and are exercisable at a price of $.80 per share, and 58,000 will vest and become exercisable during each of 1998 and 1999 at prices of $4.00 and $5.00 per share, respectively, and 48,000 will vest and become exercisable during 2000 at a price of $6.00 per share.

(5) Includes $144,918 that was earned by Mr. Malinowski prior to the formation of the Company. Of this amount, $130,788 has been paid to Mr. Malinowski and $14,130 remains unpaid and is recorded in accounts payable as of the date of this Offering.

        The following table contains information concerning the grant of stock options during Fiscal 1997 to the Named Executive Officers.

                                         Option Grants in Last Fiscal Year


                                                                                        Potential Realizable Value
                                                                                         at Assumed Annual Rates
                                                                                        of Stock Price Appreciation
                                                     Individual Grants                    for Option Term     (1)

                                             % of Total
                                               Options
                            Number of          Granted
                             Options             to            Exercise
         Name                Granted          Employees           or           Expiration Date           5%              10%
         ----               ---------         in Fiscal       Base Price       ---------------           --              ---
                                                Year          ----------
                                              ---------

   Michael A. Clark          158,000            10.1%           $ .80        September 18, 2002       $933,780       $1,275,060
   Michael A. Clark          158,000            10.1%           $4.00        September 18, 2003       $481,189        $ 909,606
   Michael A. Clark          158,000            10.1%           $5.00        September 18, 2004       $378,849        $ 906,288
   Michael A. Clark          158,000            10.1%           $6.00        September 18, 2005       $279,791        $ 918,612
   Michael A. Clark          158,000            10.1%           $7.00        September 18, 2006       $182,655        $ 946,578
   Richard F. Davey           38,000             2.4%           $ .80        September 18, 2002       $224,580        $ 306,660
   Richard F. Davey           38,000             2.4%           $4.00        September 18, 2003       $115,900        $ 218,880
   Richard F. Davey           38,000             2.4%           $5.00        September 18, 2004       $ 91,200        $ 218,120
   Richard F. Davey           23,000             1.5%           $6.00        September 18, 2005       $ 40,710        $  38,000
   Bruce Malinowski           12,000              .8%           $ .80        September 18, 2002       $ 70,920        $  96,840
   Bruce Malinowski           12,000              .8%           $4.00        September 18, 2003       $ 36,600        $  69,120
   Bruce Malinowski           12,000              .8%           $5.00        September 18, 2004       $ 28,800        $  68,880
   Bruce Malinowski           12,000              .8%           $6.00        September 18, 2005       $ 21,240        $  69,720


(1) Based upon the assumed public offering price of $5.00 per share for the Common Stock.

           The following table sets forth information regarding the number and value of options held as of the date hereof by the Named Executive Officers. The Named Executive Officers did not exercise any options during Fiscal 1997.

                          Fiscal Year End Option Values


                                                                                    Value of Unexercised
                                Number of Unexercised Options                       In-the-Money Options
                                     at Fiscal Year End                             at Fiscal Year End (1)
         Name                Exercisable            Unexercisable           Exercisable            Unexercisable
         ----                -----------            -------------           -----------            -------------
   Michael A. Clark            268,000                 632,000               $1,144,300               $158,000
   Richard F. Davey             38,000                 114,000               $  159,600               $ 38,000
   Bruce Malinowski             12,000                  36,000               $   50,400               $ 12,000


(1) Based on the assumed public offering price of $5.00 per share for the Common Stock.


Board of Directors

         The Company's Bylaws currently provide that the authorized number of directors of the Company will be a variable number ranging from one to nine with the exact number to be fixed by the Board of Directors.

         The Board of Directors currently consists of six members. Members of the Board of Directors hold office for a period of three years. The terms of the current directors are staggered as follows:

Class of 2000:             Michael A. Clark, Richard F. Davey

Class of 1999:             David Brandkamp, Michael Cirillo

Class of 1998:             Steven B. Rosner, Andrew P. Panzo

         Each director holds office until his successor has been elected and qualified at the Annual Meeting of Stockholders held during the year in which his term expires. The Audit Committee of the Board of Directors consists of Andrew P. Panzo, Steven B. Rosner and Michael Cirillo. The Compensation Committee of the Board of Directors consists of Michael A. Clark, Steven B. Rosner and Michael Cirillo. The Pricing Committee consists of Michael A. Clark.

         Directors of the Company who are also officers, employees or principal shareholders of the Company do not currently receive additional compensation for their services to the Board of Directors. The Company's independent directors are permitted to participate in the Company's Non-Qualified Stock Option Plan. In April 1998, the Company granted options to purchase 30,000 shares of the Company's Common Stock to each of Michael Cirillo and Steven B.
Rosner, the Company's independent directors.

Employment/Consulting Agreements

         The Company has entered into the following employment agreements and consulting arrangements:

         Mr. Clark entered into an employment agreement pursuant to which he agreed to serve as the Company's President and Chief Executive Officer through September 19, 2002. Under the agreement, Mr. Clark is paid an annual base salary of $165,000 and is eligible to receive bonuses and increases to his base salary at the discretion of the Board of Directors. In addition, Mr. Clark was granted options to purchase an aggregate of 900,000 shares of Common Stock. Of such options, (i) 110,000 have vested and are exercisable at a price of $.63 per share, (ii) 158,000 have vested and are exercisable immediately at a price of $.80 per share and (iii) 158,000 will vest and become exercisable on each of

September 19, 1998, 1999, 2000 and 2001 at prices of $4.00, $5.00, $6.00 and
$7.00 per share, respectively. In the event that Mr. Clark is terminated upon a Change of Control (as defined below) of the Company, (i) he shall receive an amount equal to two years of his then current base salary (provided, however, that this amount shall be increased by two additional months of base salary on each anniversary of his employment with the Company) and (ii) any of his 900,000 options which have not vested as of the effective date of the Change of Control shall immediately vest and become exercisable. In addition, all severance payments payable to Mr. Clark pursuant to his employment agreement are secured by a subordinated lien on the Company's intellectual property rights.

         For purposes of Mr. Clark's employment agreement, "Change of Control" of the Company shall mean the occurrence of an event which would be required to be reported by the Company in response to Items 1 or 2 of Current Report on Form 8-K of the Exchange Act.

         Mr. Davey entered into an agreement pursuant to which he agreed to serve as the Company's Vice President and Chief Technology Officer until September 19, 1998. Under the agreement, Mr. Davey is paid an annual base salary of $140,000 and is eligible to receive bonuses and increases to his base salary at the discretion of the Board. In addition, Mr. Davey was granted options to purchase 152,000 shares of Common Stock. Of such options, (i) 38,000 vested and became exercisable on September 19, 1997 at an exercise price of $.80 per share and (ii) 38,000 will vest and become exercisable on each of September 19, 1998, 1999 and 2000 at exercise prices of $4.00, $5.00 and $6.00 per share, respectively. In addition to the terms of this Agreement, Mr. Davey was subsequently granted options to purchase an additional 50,000 shares of Common Stock at exercise prices ranging from $4.00 to $6.00 per share. See "Management
- Executive Compensation."

         Pursuant to their respective employment agreements, each of Messrs. Clark and Davey is entitled to receive all employee benefits offered to senior executives and key management employees, including disability insurance, hospitalization insurance, major medical insurance, medical reimbursement, survivor income, life insurance and any other benefit plan or arrangement instituted by the Company. In addition, each of them is entitled to be reimbursed for all out-of-pocket expenses reasonably and necessarily incurred in the performance of their duties.

         Each of Messrs. Barnett and Mark D. Braunstein, co-founders of COL, entered into a consulting agreement pursuant to which he agreed to serve as a consultant to the Company until September 19, 1999. Pursuant to their consulting agreements, they were each entitled to be paid $84,000 per year as consideration for their services. In addition, in connection with the Merger, each of Mr. Barnett and Mr. Braunstein was granted 300,000 shares of Common Stock (collectively, the "Consulting Shares") which were to vest upon the earlier of
(i) a Change of Control of the Company or (ii) the commencement of beta testing in a test market for the Company's online targeted incentive program. In July 1997, the beta testing for the Company's online targeted incentive program was completed and the consulting shares were issued to Messrs. Barnett and Braunstein in December 1997.

         In December 1997, the consulting agreements with Messrs. Barnett and Braunstein were canceled and Messrs. Barnett and Braunstein each entered into employment agreements with the Company. Mr. Barnett entered into an agreement pursuant to which he agreed to serve as the Company's Vice President of Local Market Administration. Mr. Braunstein entered into an agreement pursuant to which he agreed to serve as the Company's Vice President of Local Market Development. Under the agreements, which were effective October 1, 1997, Messrs. Barnett and Braunstein are each paid a base salary of $85,000 and a draw of $15,000 against commissions earned through September 30, 1998. Thereafter, Messrs. Barnett and Braunstein will each be compensated solely on a commission basis. They will each receive an annual draw against commissions of $85,000 and will receive the balance of earned commissions, if any, on a quarterly basis commencing on June 30, 1998. In addition, Messrs. Barnett and Braunstein were each granted options to purchase an aggregate of 60,000 shares of Common Stock. These options will vest and become exercisable on each of July 1, 1997, 1998, 1999 and 2000 at prices of $.80, $4.00, $5.00 and $6.00 per share, respectively.

         On February 11, 1998, the Company, Barnett and Braunstein signed a mutual release from their respective obligations under the employment agreements. IQ believes that by hiring Messrs. Barnett and Braunstein, it will be able to take advantage of their relationships with potential Customers and thus enhance its performance under the definitive agreement. Since the Company earns transactions fees based on IQ's performance, the Company is willing to release Messrs. Barnett and Braunstein from their employment agreements so that IQ can attempt to hire each of them. See "Business - Marketing and Sales Strategy - Distribution and License Agreement With IQ Value, L.L.C." Under the terms of these mutual releases, each of Barnett and Braunstein will continue to receive their salaries and commission draws until September 30, 1998, they will each receive cash payments of $20,000, and they will each receive options to purchase 75,000 shares of the Company's Common Stock at the per share price of this Offering. The mutual releases became effective on April 7, 1998, concurrent with the execution of the IQ Agreement . The Company has paid each of Messrs. Barnett and Braunstein $10,000 and has issued options to purchase 75,000 shares of the Company's Common Stock to each of Messrs. Barnett and Braunstein. The remaining $10,000 payable to each of Messrs. Barnett and Braunstein is due upon the earlier of July 6, 1998 or the Company's receipt of the proceeds of this Offering.


         Each of Messrs. Clark, Davey, Barnett and Braunstein is bound by his respective agreement, to treat confidentially all proprietary information learned by him during the course of his employment with the Company or COL for the term of the agreement and at all times thereafter. They have each also agreed to refrain from (i) competing with the Company or any of its affiliates and (ii) soliciting the Corporation's employees or officers, during the term of such agreement and for a period of one year thereafter.

1996 Non-Qualified Stock Option Plan

General

         The netValue, Inc. 1996 Non-Qualified Stock Option Plan (as amended, the "Plan") authorizes the Board or a committee which the Board may appoint from among its members (the "Compensation Committee") to grant options ("Options") to purchase up to 2,500,000 shares of Common Stock. None of the Options will be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

Option Grants to Date


         As of the date hereof, the Company has granted Options to purchase 1,907,250 shares of Common Stock.


Purpose

         The general purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to officers, directors, employees, consultants and independent contractors and to promote the success of the Company's business.

Administration

         The Plan may be administered by the Board or the Compensation Committee. Subject to the other provisions of the Plan, the Board or the Compensation Committee has the authority to (i) award Options; (ii) determine the exercise price of any Options to be awarded; (iii) determine the eligible participants to whom, and the time or times at which, Options shall be awarded, and the number of shares to be subject to each Option; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) determine the terms and provisions of each Option awarded under the Plan, each option agreement and, with the consent of the optionee, to modify or amend an outstanding Option or option agreement; (vi) accelerate the vesting or exercise date of any Option;
(vii) determine whether any Optionee will be required to execute any agreement as a condition to the exercise of an Option, and to determine the terms and provisions of any such agreement and, with the consent of the Optionee, to amend any such agreement; (viii) interpret the Plan or any agreement entered into with respect to the Award or exercise of Options; (ix) authorize any person to execute on behalf of the Company any instrument required to effectuate the Award of an Option previously awarded or to take such other actions as may be necessary or appropriate with respect to the Company's rights pursuant to Options or agreements relating to the Award or exercise thereof; and (x) make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of the Plan.

Eligibility

         The Plan provides that Options may be granted to the Company's officers, directors and employees and to any consultants or independent contractors engaged by the Company.

Terms and Conditions of Options

         Each Option to be granted under the Plan will be evidenced by a written award agreement between the optionee and the Company and is subject to the following terms and conditions:

                  (a) Exercise Price. The Board or the Compensation Committee is responsible for determining the exercise price of Options at the time such Options are granted.

                  (b) Form of Consideration. The means of payment for shares of Common Stock issued upon exercise of an Option is specified in each award agreement and generally may be made by cash, check, promissory note or shares of Series A Preferred Stock having a Stated Value on the date of surrender equal to the aggregate exercise price of the options.

                  (c) Exercise of the Option. Each Option agreement will specify the terms of the Option and the date when the Option is to become exercisable. However, in no event shall an Option granted under the Plan be exercised more than ten years after the date of grant.

                  (d) Termination of Employment. If an optionee's employment terminates for any reason (other than death or permanent disability), then all Options held by such Optionee under the Plan expire upon the earlier of (i) one year from the date of such termination and (ii) the expiration date of the Option, unless otherwise provided for in the Option Agreement related to such Option.

                  (e) Permanent Disability, Death. If an Optionee dies while employed by the Company or is unable to continue employment with the Company as a result of permanent and total disability (as defined in the Code), his or her Option shall expire upon the earlier of (i) twelve months after the Optionee's death or disability or (ii) the expiration date of the Option. The executor or other legal representative of the Optionee may exercise all or part of the Option at any time before such expiration to the extent that such Option was exercisable at the time of death or permanent disability of the Optionee.

                  (f) Termination of Options. Each award agreement will specify the expiration date of the Option. No Option may be exercised by any person after the expiration of its term.

                  (g) Nontransferability of Options. During the lifetime of the Optionee, his or her Option(s) shall be exercisable only by the Optionee and shall not be transferable other than by will or laws of descent and distribution.

Adjustment Upon Changes in Capitalization, Corporate Transactions

         In the event that the capital stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company, appropriate proportional adjustments shall be made in the number and class of shares of Common Stock subject to the Plan, the number and class of shares of Common Stock subject to any Option outstanding under the Plan, and the exercise price of any such outstanding Option. Any such adjustment shall be made upon approval of the Board and, if required, the stockholders of the Company, whose determination shall be conclusive. In the event of a Change of Control of the Company, the Board shall have the right to accelerate the vesting of all unmatured Options. In addition, in the event of a Change of Control of the Company by reason of a merger, consolidation or tax free reorganization or sale of all or substantially all of the assets of the Company (other than in the ordinary course of business), the Board shall have right to terminate and to (a) exchange all Options for options to purchase common stock in the successor corporation or (b) distribute to each optionee cash and/or other property in an amount equal to and in the same form as the optionee would have received from the successor corporation if the optionee had owned the shares of Common Stock subject to the Option rather than the Option at the time of the Change of Control. The form of payment or distribution to the optionee pursuant to this section shall be determined by the Board.

Amendment, Suspensions and Termination of the Plan

         The Board may amend, suspend or terminate the Plan at any time, subject to any restrictions imposed by applicable law.

Federal Tax Information

         Options granted under the Plan are not "incentive stock options," as defined in Section 422 of the Code.

         The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares of Common Stock acquired upon exercise of an Option.

Liability and Indemnification of Officers and Directors

         The Company's Amended and Restated Certificate of Incorporation provides that Directors of the Company will not be liable for monetary damages for breach of their fiduciary duty as directors, other than the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (iv) for transactions from which the director derived an improper personal benefit. These provisions are consistent with applicable Delaware law.

         The Company's Amended and Restated Certificate of Incorporation provides that the Company shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons whom it may indemnify pursuant thereto.

         In addition, the Company's Bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts incurred or paid in settlement in connection with civil or criminal claims, actions, suits or proceedings against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person acted in good faith, and in a manner such person reasonably believed to be in or not opposed to the best interest of the Company and, in a criminal action or proceeding, if he had no reasonable cause to believe that his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or that he or she had reasonable cause to believe his or her conduct was unlawful. Indemnification as provided in the Bylaws shall be made only as authorized in a specific case and upon a determination that the person met the applicable standards of conduct. Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing, or otherwise, the Company has been advised that, in the opinion of the Commission, such limitation or indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT


         The following table sets forth information with respect to the beneficial ownership (as calculated pursuant to Rule 13d-3(d)(1) promulgated under the Exchange Act) of Common Stock owned, as of May 26, 1998, by (i) the holders of more than 5% of the Common Stock, (ii) each director of the Company,
(iii) the Named Executive Officers and (iv) all directors and executive officers of the Company as a group. Prior to this Offering, as of May 26, 1998, an aggregate of 10,718,756 shares of Common Stock were issued and outstanding. Assuming the consummation of this Offering, as of May 26, 1998, an aggregate of 13,718,756 shares of Common Stock were issued and outstanding. For purposes of computing the percentages under this table, it is assumed that all options and warrants to acquire Common Stock which have been issued to the directors, executive officers and the holders of more than 5% of the Common Stock and are fully vested or will become fully vested within 60 days of the date of this Prospectus have been exercised by these individuals and the appropriate number of shares of Common Stock have been issued to these individuals, and that all shares of Series A Convertible Preferred Stock which have been issued to the directors, executive officers and the holders of more than 5% of the Common Stock have been converted into shares of Common Stock and the appropriate number of shares of Common Stock have been issued to these individuals.



                                                        Shares of Common Stock Beneficially Owned
                                                        -----------------------------------------
Name and Address                               Number                Percent of Class
----------------                               ------                ----------------
                                                              Before Offering     After Offering
American Maple Leaf                        1,291,850 (1)              11.5              9.1
  Financial Corporation
Two Penn Center Plaza, Suite 605
Philadelphia, PA 19102

APP Investments, Inc.                      1,291,850 (2)              11.5              9.1
Two Penn Center Plaza, Suite 605
Philadelphia, PA 19102

Craig W. Barnett                             827,000 (3)               7.7              6.0
300 E. 71st Street, #3E
New York, NY 10021

David Brandkamp                                - 0 -                    *                *
40 Oak Grove
East Greenwich, RI 02818

Mark D. Braunstein                           732,000 (4)               6.8              5.3
405 E. 54th Street, #11H
New York, NY 10022

Michael Cirillo                               30,000 (5)                *                *
55 Eastwood Blvd.
Manalopan, NJ 07726

Michael A. Clark                             268,000 (6)               2.4              1.9
20 Hill Street
Milford, CT 06460

Richard F. Davey                              38,000 (7)                *                *
95 Saddle Hill Road
Stamford, CT 06903




                                                        Shares of Common Stock Beneficially Owned
                                                        -----------------------------------------
Name and Address                               Number                Percent of Class
----------------                               ------                ----------------
                                                              Before Offering     After Offering
                                                              ---------------     --------------

Andrew P. Panzo                            1,291,850 (8)              11.5              9.1
c/o American Maple Leaf Financial
Corporation
Two Penn Center Plaza, Suite 605
Philadelphia, PA 19102

Steven B. Rosner                             222,500 (9)               2.1              1.6
1220 Mirabeau Lane
Gladwyne, PA 19035

Rozel International Holdings Limited       6,707,127 (10)             49.9             40.8
c/o Whitehill House
Newby Road-Industrial Estate
Stratford Chesire, United Kingdom


All directors and executive officers       1,850,350                  16.1             12.7
as a group (6 people)
----------------
*        Less than 1%

(1) Consists of 791,850 shares of Common Stock and the 500,000 APP Warrant Shares (as defined under "Certain Transactions - Organization of the Company") issuable to APP Investments, Inc. ("APP"). Andrew P. Panzo is the controlling shareholder, President and a director of both AML and APP and as a result thereof, the 500,000 APP Warrant Shares issuable to APP upon the exercise of the APP Warrant (as defined under "Certain Transactions - Organization of the Company") may be deemed to be beneficially owned by AML.

(2) Consists of 500,000 APP Warrant Shares and the 791,850 shares of Common Stock owned by AML. Andrew P. Panzo is the controlling shareholder, President and a director of both APP and AML and as a result thereof, the 791,850 Common Shares owned by AML may be deemed to be beneficially owned by APP.

(3) Includes 15,000 shares of Common Stock issuable upon the exercise of certain outstanding options held by Mr. Barnett which are currently exercisable at a price of $.80 per share and 75,000 shares of Common Stock issuable upon the exercise of certain outstanding options held by Mr. Barnett which are currently exercisable at $5.00 per share. Does not include 47,500 shares of Common Stock owned by Mr. Barnett's brother, Larry Barnett. Mr. Barnett disclaims beneficial ownership of such shares.

(4) Includes 15,000 shares of Common Stock issuable upon the exercise of certain outstanding options held by Mr. Braunstein which are currently exercisable at a price of $.80 per share and 75,000 shares of Common Stock issuable upon the exercise of certain outstanding options held by Mr. Braunstein which are currently exercisable at $5.00 per share.

(5) Consists of 30,000 shares of Common Stock owned by the DAR Group, Inc. Michael Cirillo is the President of the DAR Group, Inc. ("DAR"). As a result thereof, the 30,000 shares of Common Stock owned by DAR may be deemed to be owned by Michael Cirillo.

(6) Consists of 110,000 and 158,000 shares of Common Stock issuable upon the exercise of certain outstanding options held by Mr. Clark which are currently exercisable at a price of $.63 and $.80 per share, respectively.

(7) Consists of 38,000 shares of Common Stock issuable upon the exercise of certain outstanding options held by Mr. Davey which are currently exercisable at a price of $.80 per share.

(8) Consists of 500,000 APP Warrant Shares and the 791,850 shares of Common Stock owned by AML. Andrew P. Panzo is the controlling shareholder, President and a director of both APP and AML and as a result thereof, the 791,850 Common Shares owned by AML and the 500,000 Warrant Shares issuable to APP may be deemed to be beneficially owned by Andrew P. Panzo.

(9) Includes 32,500 shares of Common Stock owned by the Steven B. Rosner Money Purchase Pension Plan of which Mr. Rosner is a trustee.


(10) Includes 2,723,750 shares of Common Stock issuable upon the conversion of 217,900 shares of Series A Convertible Preferred Stock currently owned by Rozel International Holdings Limited. Includes 10,500 shares owned by HPC Corp. Services. Harold P. Chaffe, the President of Rozel, is also the President of HPC Corp. Services.


                              CERTAIN TRANSACTIONS

Organization of the Company

         On July 16, 1996, the Company was formed solely for the purpose of merging with COL. In exchange for an aggregate purchase price of $1,090, the Company's founders, including American Maple Leaf Financial Corporation ("AML"), received an aggregate of 1,090,000 shares of Common Stock. In addition, in connection with the Company's formation, APP Investments, Inc. ("APP"), an affiliate of AML, was issued a warrant to acquire 500,000 shares of Common Stock (the "APP Warrant Shares") at an exercise price of $6.00 per share (the "APP Warrant"). None of the APP Warrant Shares issuable upon the exercise of the APP Warrant may be sold, transferred or otherwise disposed of prior to September 19, 1998 without the prior written approval of AML.

The Merger

         On September 18, 1996, the Merger was consummated and COL was merged with and into the Company. In connection with the Merger, the Company issued an aggregate of 3,074,000 shares of Common Stock to the members of COL (the "COL Shares") in exchange for (i) all of the issued and outstanding membership interests of COL, (ii) the termination of all agreements among COL and certain of its members and other affiliated parties (collectively, the "COL Holders") and (iii) the waiver of all pre-existing rights, claims, causes of action and suits which COL Holders have or may have against COL, except for the Surviving Claims (as defined below).

         In connection with the Merger, the Company agreed to pay an aggregate of $292,966 to certain of the COL Holders in satisfaction of certain (i) loans advanced to COL by the officers of COL and (ii) compensation owed by COL to such COL Holders (the "Surviving Claims"). In satisfaction of certain of the Surviving Claims, Mr. Barnett was paid an aggregate of $88,669. Also in connection with the Merger, the Company (i) reserved an aggregate of 600,000 shares of Common Stock for issuance to Messrs. Barnett and Braunstein (which were subsequently issued in December 1997), (ii) entered into an agreement with Muzak Limited Partnership ("Muzak"), whereby Muzak was appointed the Company's exclusive sales agent for a three-year period (which agreement was mutually terminated on April 3, 1997, and the termination of this relationship has not had a material adverse effect on the Company), and (iii) adopted the Plan. Except for an aggregate of 866,000 of COL Shares, none of the COL shares may be sold or transferred prior to September 19, 1998 without the prior written consent of AML.

Transactions with AML

         On September 18, 1996, the Company entered into a six-month consulting agreement with AML pursuant to which AML agreed to provide investment banking services to the Company in exchange for 350,000 shares of Common Stock. As AML has satisfied all of its obligations under such agreement, all of such shares have been issued to AML.

         During 1997, AML advanced $1,001,000 in short-term bridge financing to the Company. As of October 31, 1997, the Company had repaid $976,000 of this amount. In December 1997, the Company issued 190,200 shares of

Common Stock to AML as consideration for the advance of the financings and the consensual forbearance by AML from collecting the amounts due during the term of the financings. In December 1997 the Company repaid the remaining $25,000 due under the short-term bridge financing.

         In March 1998, the Company paid AML an investment banking fee of $30,000 as compensation for its efforts in locating IQ and assisting in the negotiations which resulted in the Company entering into a letter of intent with IQ. See "Business - Marketing and Sales Strategy - Letter Agreement with IQ Value, L.L.C."

Employment/Consulting Agreements

         On September 18, 1996, the Company entered into Employment Agreements with each of Messrs. Clark and Davey and Consulting Agreements with each of Messrs. Barnett and Braunstein. The Employment Agreements with Messrs. Clark and Davey were amended in December 1997 effective retroactive to September 19, 1997. In December 1997, the consulting agreements with each of Messrs. Barnett and Braunstein were canceled and the Company entered into employment agreements with each of them. Also in December 1997, the Company issued 300,000 shares of Common Stock to each of Messrs. Barnett and Braunstein in accordance with the terms of each of their respective consulting agreements. In February 1998, the Company and each of Messrs. Barnett and Braunstein signed a mutual release from their respective obligations under the employment agreements. These mutual releases became effective on April 7, 1998 concurrent with the execution of the Distribution and License Agreement between the Company and IQ Value, L.L.C. See "Management - Employment/Consulting Agreements" for a complete description of such agreements and releases.

Transactions With VDC Corporation Ltd.

         On September 6, 1996, the Company issued and sold 650,000 shares of Common Stock to VDC Corporation Ltd. ("VDC") for an aggregate purchase price of $650,000.

         On April 22, 1997, the Company entered into an agreement with VDC pursuant to which VDC proposed to acquire the Company through a statutory merger or similar business combination (the "VDC Agreement"). On August 26, 1997, the Company and VDC mutually agreed to terminate the VDC Agreement in order to allow the Company to proceed with other financing alternatives.

         In connection with the VDC Agreement, VDC provided the Company with bridge financing in the principal amount of $2,500,000 (the "Bridge Financing") and a senior secured loan in the principal amount of $100,000 (the "Loan"). The Bridge Financing and the Loan were secured by a lien on all of the Company's tangible and intangible assets (the "VDC Lien"). In consideration for the receipt of the Bridge Financing and the Loan, the Company issued 100,000 shares of Common Stock to VDC. In December 1997, $2,400,000 principal amount of the Bridge Financing and interest accrued on the Bridge Financing and the Loan through November 14, 1997 was canceled and converted into 3,222,877 shares of Common Stock. In December 1997, the Company repaid the remaining $200,000 principal amount outstanding on the Bridge Financing and the Loan. On December 18, 1997, VDC sold all of its shares of the Company's Common Stock to Rozel International Holdings Limited ("Rozel"). Accordingly, VDC is no longer a principal shareholder of the Company.

Rozel Preferred Stock Purchase Agreement


         In connection with a Preferred Stock Purchase Agreement (the "Agreement") that the Company entered into with Rozel, the Board of Directors designated a Series A Convertible Preferred Stock consisting of 300,000 shares ("Series A Shares"). The Agreement provides that the Company may request that Rozel purchase up to an aggregate of 300,000 shares at an aggregate purchase price of $3,000,000. As of the date of this Prospectus, Rozel has purchased 217,900 shares for $2,179,000. The Company can request that Rozel purchase an additional 44,600 Series A Shares at any time and an additional 37,500 Series A Shares at any time subsequent to June 1, 1998. As of May 26, 1998, the Company has not made any such written requests. In the event that Rozel does not purchase the Series A Shares in accordance with the written requests, the Company does not have any remedy or recourse against Rozel. Each Series A Share is convertible at any time at the option of either Rozel or the Company into
12.5 shares of the Company's Common Stock. Upon any conversion of Series A Shares by either Rozel or the Company, Rozel shall turn over its certificates representing the Series A Shares and the Company shall issue a certificate for that number of shares of Common Stock into which the Series A Shares are convertible. The Series A Shares will be canceled and will no longer be issued and outstanding. See "Description of Capital Stock - Preferred Stock."


         On December 18, 1997, Rozel purchased 3,972,877 shares of the Company's Common Stock from VDC.

Approval of Transactions By Independent Directors

         Each of the Company's two independent, nonemployee directors joined the Board of Directors in December 1997. Prior to this date, the Company did not have any independent, nonemployee directors. Accordingly, none of the closed or ongoing transactions described above was approved by independent, nonemployee directors who did not have an interest in the transactions. All future material transactions and loans completed by the Company will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties. Any future forgiveness of loans by the Company must be approved by a majority of the Company's independent directors who do not have an interest in the transactions and who have access at the Company's expense to the Company's legal counsel.


                          DESCRIPTION OF CAPITAL STOCK

Authorized Shares


         Under the Company's Amended and Restated Certificate of Incorporation, the authorized capital stock of the Company consists of 24,000,000 shares of Common Stock, par value $.001 per share, and 1,000,000 shares of preferred stock, $.001 par value per share ("Preferred Stock"). As of the date of this Prospectus, (i) 10,718,756 shares of Common Stock were issued and outstanding,
(ii) 2,500,000 shares of Common Stock were reserved for issuance pursuant to Plan, (iii) 902,500 shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants (including the APP warrant) and (iv) 2,723,750 shares of Common Stock were reserved for issuance upon the conversion of the Series A Preferred Stock. As of the date of this Prospectus, 217,900 shares of Preferred Stock are issued and outstanding.


Common Stock

         Holders of Common Stock are entitled to one vote for each share on all matters voted on by stockholders and are not entitled to cumulative voting. The first annual meeting of stockholders is expected to be held during 1998.

         All shares of Common Stock to be distributed will be fully paid and nonassessable. Holders of Common Stock do not have any subscription, redemption or conversion privileges. Holders of Common Stock are entitled to participate ratably in dividends on the Common Stock as declared by the Board of Directors. Holders of Common Stock are entitled to share ratably in all assets available for distribution to stockholders in the event of liquidation or dissolution of the Company.

Preferred Stock

         The shares of Preferred Stock may be issued in one or more classes and in one or more series within a class with such designations, powers, preferences, rights, qualifications, limitations and restrictions as may be established from time to time by resolution of the Board of Directors at or prior to the time of issuance of shares of such class or series.

         In connection with a Preferred Stock Purchase Agreement that the Company entered into with Rozel, the Board of Directors designated a Series A Convertible Preferred Stock consisting of 300,000 shares ("Series A Shares"). See "Certain Transactions - Rozel Preferred Stock Purchase Agreement." In the event that Rozel does not purchase the Series A Shares in accordance with the written request of the Company, the Company does not have any remedy or recourse against Rozel. Each Series A Share is convertible at any time at the option of either Rozel or the Company into 12.5 shares of the Company's Common Stock. Upon any conversion of Series A Shares by either Rozel or the Company, Rozel shall turn over its certificates representing the Series A Shares and the Company shall issue a certificate for that number of shares of Common Stock into which the Series A Shares are convertible. The Series A Shares will be canceled and will no longer be issued and outstanding.

         The Series A Shares do not have any voting rights or any registration rights. Upon any liquidation or dissolution of the Company, the Series A Shares shall have a preference over any subsequent series of Preferred Stock issues by the Company.

         All remaining authorized shares of Preferred Stock currently are undesignated. Although it has no current intention to do so, the Board of Directors may authorize and issue series of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the issuance of Preferred Stock may have the effect of deterring or preventing a change in control of the Company. See "Risk Factors - Risks Related to the Offering - Possible Negative Effects of Preferred Stock."

Common Stock Purchase Warrants

         As of the date of this Prospectus, the Company has issued 902,500 Common Stock Purchase Warrants.

         In connection with the formation of the Company, the Company issued to APP or its registered assigns 500,000 Common Stock Purchase Warrants (the "APP Warrants"). The APP Warrants have an exercise price of $6.00 per share and are exercisable at any time prior to August 2, 2001. During the period commencing on the date on which the Company's Common Stock has been traded for five consecutive days on a public exchange, over-the-counter market or other public trading system or market, and ending 10 days thereafter, the Company may, in its sole discretion, require the exercise of all of the APP Warrants (the "Mandatory Exercise"). If APP fails to exercise any of the APP Warrants within 30 days after receiving notice of the Company's election of the Mandatory Exercise, then all rights granted to APP related to the unexercised APP Warrants shall be terminated.

         In connection with private offerings of its securities which the Company completed in October and December 1997, the Company issued an aggregate of 402,500 Common Stock Purchase Warrants (the "1997 Warrants"). The 1997 Warrants have an exercise price equal to the lower of (i) $4.00 and (ii) the price per share at which the Common Stock is offered to the public in the initial public offering of the Company's Common Stock. The 1997 Warrants are exercisable for a period of five years commencing on the date the Common Stock is first registered with the Securities and Exchange Commission pursuant to
Section 12(g) of the Securities Exchange Act of 1934.

Preemptive Rights

         No holder of any capital stock of the Company has any preemptive right to subscribe for or purchase any securities of any class or kind of the Company.

Listing and Trading of Common Stock


         The Company has made an application to have the Common Stock approved for listing on the Nasdaq SmallCap Market. There can be no assurance that NASDAQ will approve the Company's initial listing application or that, if the Company's initial listing is approved by NASDAQ, that the Company will be able to maintain its listing. See "Risk Factors - Risks Related to the Offering - Lack of Public Market; Possible Volatility of Stock Price; No Assurance that Listing on NASDAQ SmallCap will be Approved or Maintained." There is currently no public market for the Common Stock. Until the Common Stock is fully distributed and an orderly market develops, the prices at which trading in such stock occurs may fluctuate significantly. The prices at which the Common Stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, the depth and liquidity of the market for the Common Stock, investor perception of the Company and its industry and general economic and market conditions.


Registration Rights

         The Company has granted certain demand and incidental registration rights under the Securities Act to stockholders an aggregate of 3,510,929 shares of the Company's Common Stock. The Company has agreed to pay certain of the expenses of certain of such registrations, other than brokers' commissions and fees. See "Shares Eligible for Future Sale" and "Underwriting."

Transfer Agent and Registrar

         The Transfer Agent and Registrar for the Common Stock is StockTrans, Inc. located in Ardmore, Pennsylvania.


                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this Offering, the Company will have 13,718,756 shares of Common Stock outstanding (14,168,756 shares if the over-allotment option is exercised in full).

         Pursuant to the terms of the Underwriting Agreement, none of the issued and outstanding shares of the Company's Common Stock may be sold or otherwise transferred, except for certain familial transfers, for a period of 12 months from the date of this Prospectus. The Company is in the process of requiring its shareholders to sign agreements to abide by these transfer restrictions (the "Lock-ups"). See "Underwriting." In addition, under the terms of the subscription agreements of previous private placements of the Company's Common Stock, 4,826,929 outstanding shares of Common Stock may not be sold or otherwise transferred, without the prior written consent of the Company or AML, except for certain familial transfers, until the date set forth below:


              Number of Shares                     Restrictions in
              Subject to Restriction               Effect Through
              ----------------------               --------------

               4,129,429                         September 19, 1998
                  20,000                            October 7, 1998
                  97,500                           October 17, 1998
                 182,500                           October 31, 1998
                 102,500                          December 11, 1998
                 155,000                          February 19, 1999
                  37,500                             March 24, 1999
                 102,500                               May 31, 1999



         Holders of an aggregate of 3,510,929 shares of Common Stock (the "Registrable Shares") have certain registration rights with respect to the registration of the resale of such shares under the Securities Act and will, upon the effectiveness of a registration statement filed by the Company on behalf of such holders, be freely tradeable under the Securities Act, subject to the transfer restrictions described above. The Company intends to file a registration statement with the Commission covering the resale of such shares of Common Stock following the expiration of the Lock-ups.

         All of the 3,000,000 shares (3,450,000 shares if the over-allotment option is exercised in full) sold in this Offering will be freely transferable by persons other than "affiliates" of the Company (as that term is defined under the Securities Act), without restriction or further registration under the Securities Act.

         Following this Offering, approximately 78.1% of the Company's outstanding shares of Common Stock (including the 3,510,929 Registrable Shares until the resale of such shares is registered as described above) will be "restricted securities" and may, subject to the transfer restrictions described above, in the future be sold in compliance with Rule 144 adopted under the Securities Act ("Rule 144"). Rule 144 generally provides that beneficial owners of Common Stock who have held such Common Stock for one year may sell within a three-month period a number of shares not exceeding the greater of (i) 1% of the total outstanding shares or (ii) the average weekly trading volume of the shares during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale limitations, notice requirements and the availability of current public information about the Company. Rule 144(k) provides that a person who is not deemed an "affiliate" and who has beneficially owned shares for at least two years is entitled to sell such shares at any time under Rule 144 without regard to the limitations described above. Prior to this Offering, 6,137,929 shares of the Company's Common Stock have been issued and outstanding for over 1 year and may be sold in compliance with Rule 144.

         Future sales of restricted Common Stock under Rule 144 or otherwise or of the Registrable Shares pursuant to a registration statement could negatively impact the market price of the Common Stock.


         In addition to the outstanding shares of Common Stock described above, as of the date of this Prospectus, the Company has 2,500,000 shares of Common Stock reserved for issuance upon the exercise of outstanding options under the Plan, 2,723,750 shares of Common Stock reserved for issuance upon the conversion of the 217,900 shares of Series A Preferred Stock issued and outstanding, and 902,500 shares of Common Stock are reserved for issuance upon the exercise of outstanding warrants. All of these securities and the shares of Common Stock underlying each of these securities are restricted securities. The transfer of these restricted securities is subject to both the Underwriter's lock-up and the requirements of Rule 144, as discussed above.


         The Company is unable to estimate the number of shares that may be sold in the future by its existing stockholders or the effect, if any, that sales of shares by such stockholders will have on the market price of Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock by existing stockholders could adversely affect prevailing market prices.


                                  UNDERWRITING

         The Underwriter has agreed, subject to the terms and conditions contained in the Underwriting Agreement, to purchase from the Company the 3,000,000 shares of Common Stock offered hereby at the initial offering price less the underwriting discount set fourth on the cover page of the Prospectus. The Underwriter is committed to purchase all of such shares, if any are purchased.

         The Company has been advised by the Underwriter that the Underwriter proposes to offer the shares to the public at the public offering price set forth on the cover page of this Prospectus, and to certain securities dealers at such price less a concession of not more than $_____ per share, and that the Underwriter and such dealers may reallot to other dealers, including the Underwriter, a discount not in excess of $______ per share. After this Offering, the public offering price and concessions and discounts may be changed by the Underwriter. No reduction in such terms will change the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus.

         The Company has granted an option to the Underwriter, exercisable for a period of 30 days after the date of this Prospectus, to purchase up to an additional 450,000 shares of Common Stock from the Company at the public offering price set forth on the cover page of this Prospectus less the underwriting discounts and commissions. The Underwriter may exercise this option only for the purpose of covering over-allotments, if any.


         In addition to receiving its commission equal to 8.75% of the gross proceeds of this Offering, the Underwriter is entitled to receive a non-accountable expense allowance equal to 3% of the gross proceeds of this Offering.

         The Underwriter has the right to conduct any transactions for the account of any of the Company's officers, directors or beneficial shareholders of 5% or more of the Company's Common Stock regarding any of the Company's securities sold pursuant to Rule 144.

         The Company has granted the Underwriter an option to purchase up to 10% of the number of shares sold to the public in the Offering exercisable for a period of 4 years commencing one year subsequent to the date of this Prospectus at an exercise price equal to 165% of the public offering price set forth on the cover page of this Prospectus.

         The Company has granted the Underwriter the right to appoint a financial advisor to the Company's Board of Directors for a term of 18 months commencing upon the completion of this Offering.

         The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

         Pursuant to the terms of the Underwriting Agreement, the Underwriter has required that all shares of the Common Stock owned by all shareholders may not be sold or otherwise transferred, except for certain transfers to family members, family trusts or other family entities, for a period of 12 months from the date of this Prospectus. In order to enforce this provision, the Underwriter has required that the Company obtain Lock-ups from every shareholder of the Company. All of the 3,000,000 shares (3,450,000 shares if the over-allotment option is exercised in full) sold in this Offering will be freely transferrable by persons other than "affiliates" of the Company, without restriction or further registration under the Securities Act. The term "affiliate" means any person or entity that controls, is controlled by, or is under common control with the Company.

         The offering price of the Common Stock has been determined solely by negotiation between the Company and the Underwriter. In determining the offering price, the Company and Underwriter considered, among other things, estimates of the business potential of the Company and the relative capabilities of management of the Company. The offering price does not necessarily bear any relationship to assets, book value, net worth or earnings history of the Company or other investment criteria. The offering price of the Common Stock should not necessarily be considered an indication of the actual value of the Company's securities.


         The underwriter has been actively engaged in the securities brokerage and investment banking business since November 1995. However, the Underwriter has engaged in only limited underwriting activities, and the Underwriter has not previously been a lead underwriter in any public offerings. Accordingly, there can be no assurance that the Underwriter's lack of public offering experience will not affect the proposed public offering of the Company's Common Stock or the subsequent development of a trading market for the Company's securities. Therefore, purchasers of the securities offered hereby may suffer a lack of liquidity in their investment or a material diminution of the value of their investments. See "Risk Factors - Risks Related to the Offering - Underwriter's Limited Underwriting Experience."

         Two principals of the Underwriter each own 5,000 shares of the Company's Common Stock. All of these shares were purchased in September 1996 at $3.50 per share. These shares are subject to the Lock-Ups and may be sold pursuant to Rule 144 subsequent to the expiration of the Lock-Ups. See "Shares Eligible for Future Sale."



                                 LEGAL MATTERS


         The validity of the Common Stock offered hereby will be passed upon for the Company by Klehr, Harrison, Harvey, Branzburg & Ellers LLP, Philadelphia, Pennsylvania. Legal matters for the Underwriter will be passed upon by Berlack, Israels & Liberman LLP, New York, New York.



                                     EXPERTS


         The financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, and for the period from December 1994 (inception) through December 31, 1997 included herein and elsewhere in the Registration Statement have been included herein and in the Registration Statement in reliance upon the report (which includes a modification that indicates that the Company's existence may be dependent on its ability to continue to raise capital and generate sufficient working capital from operations) of LJ Soldinger Associates, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. LJ Soldinger Associates has consented to the use of its report herein and in the Registration Statement.

                        INDEX TO THE FINANCIAL STATEMENTS



                                                                        Page
                                                                        ----


Independent Auditors' Report                                              F2



Balance Sheets                                                            F3



Statements of Operations                                                  F4



Statements of Stockholders' Deficit                                       F5



Statements of Cash Flows                                                  F7




Notes to Financial Statements                                             F9




                                     - F1 -

                          INDEPENDENT AUDITORS' REPORT





To the Board of Directors and Stockholders of netValue, Inc.



We have audited the accompanying balance sheets of netValue, Inc. (a development stage entity) (the "Company") as of December 31, 1996 and 1997, and the related statements of operations, stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of netValue, Inc. as of December 31, 1996 and 1997, and the results of its operations, stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 3 to the financial statements, the Company's negative working capital position, substantial losses incurred since inception and dependence on outside financing, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's plans concerning these matters are described in Note 3.

L J SOLDINGER ASSOCIATES




Arlington Heights, Illinois

March 30, 1998
(except for Note 3, paragraph two, Note 8(a) and Note 11, paragraphs one, two, and three, as to which the date is April 15, 1998, and Note 11, paragraphs four, five, six, seven and eight, as to which the date is May 26, 1998)


                                     - F2 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                                 Balance Sheets


                                                           ASSETS
                                                                               December 31,                  March 31,
                                                                        ----------------------------        -----------
                                                                          1996               1997               1998
                                                                        ----------        ----------      -------------
                                                                                                            (Unaudited)
Current Assets
     Cash and cash equivalents                                          $  299,351        $  671,508        $   158,847
     Accounts receivable                                                         -                 -                350
     Prepaid financing fees, net                                                 -           120,423             92,011
     Other                                                                   7,492             7,492             40,010
                                                                        ----------        ----------        -----------

                  Total Current Assets                                     306,843           799,423            291,218

Property and Equipment, Net                                                432,049           684,174            660,873
Intangibles (Net of accumulated amortization of $3,508
   in 1996, $5,321 in 1997 and $5,821 in 1998)                               5,555             3,742              3,242
Deferred Registration Costs                                                      -           218,773            355,891
Deposits                                                                    50,145            94,290             95,506
                                                                        ----------        ----------        -----------

                                                                        $  794,592        $1,800,402        $ 1,406,730
                                                                        ==========        ==========        ===========


                                            LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
     Notes payable, net of discounts                                    $        -        $1,811,910        $ 3,060,759
     Accounts payable                                                      885,052         2,071,948          2,141,638
     Accrued salaries and other expenses                                   156,299           343,200            505,814
     Accrued expenses - related parties                                     58,333                 -                  -
     Deferred revenue                                                            -                 -            508,700
                                                                        ----------        ----------        -----------

                Total Current Liabilities                                1,099,684         4,227,058          6,216,911
                                                                        ----------        ----------        -----------

Commitments and Contingencies

Stockholders' Deficit
     Preferred stock, $.001 par value per share. At December 31, 1996 1,000,000 shares authorized; none outstanding. At December 31, 1997, 1,000,000 shares authorized; 22,500 shares issued and outstanding; $225,000 liquidation preference. At March 31, 1998, 1,000,000 shares authorized; 49,500 shares issued
           and outstanding; $495,000 liquidation preference.                     -                22                 50
     Common stock, $.001 par value per share. At December 31,
           1996, 24,000,000 shares authorized; 6,270,430 shares issued and outstanding. At December 31, 1997 and March 31,1998, 24,000,000
           shares authorized; 10,686,006
           shares issued and outstanding.                                    6,270            10,686             10,686
     Additional paid-in-capital                                          3,767,434        14,555,669         16,638,255
     Deferred compensation                                                       -          (497,750)          (668,324)
     Deficit accumulated during the development stage                   (4,078,796)      (16,495,283)       (20,790,848)
                                                                      ------------      ------------       ------------

                  Total Stockholders' Deficit                             (305,092)       (2,426,656)        (4,810,181)
                                                                      ------------      ------------       ------------

                                                                      $    794,592      $  1,800,402       $  1,406,730
                                                                      ============      ============       ============

                          The accompanying notes are an
                         integral part of the financial
                                   statements.

                                     - F3 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                            Statements of Operations

                                                                                      Three Months Ended
                                                  Year Ended December 31                   March 31        December 16, 1994
                                              -------------------------------         ------------------  (Inception) through
                                              1995         1996          1997         1997          1998     March 31, 1998
                                              ----         ----          ----         ----          ----     --------------
                                                                                  (Unaudited)  (Unaudited)    (Unaudited)
Revenues                                 $       -  $         -   $         -    $       -    $   72,000   $     72,000

Operating Expenses
     Compensation and related expenses     131,174      742,545     3,589,616      773,754       761,130      5,224,465
     Professional fees                      38,436      399,356       405,193      121,077        69,249        912,234
     Advertising                           236,775      219,760       832,340      603,619       114,251      1,403,126
     Consulting                              9,492      869,693       984,590      633,502       102,822      1,966,597
     Research and development expenses     142,224      809,491     2,588,748    1,434,094       834,971      4,375,434
     Depreciation and amortization           7,570       13,148       179,304       28,198        55,500        255,522
     Other general and administrative      181,274      262,529       785,107      227,909       220,758      1,466,810
                                         ---------  -----------   -----------   ----------    ----------     ----------

       Total Operating Expenses            746,945    3,316,522     9,364,898    3,822,153     2,158,681     15,604,188
                                         ---------  -----------   -----------   ----------    ----------     ----------

Loss From Operations                      (746,945)  (3,316,522)  (9,364,898)   (3,822,153)   (2,086,681)   (15,532,188)

Other Income (Expense)
     Interest income                         1,405        4,953         5,627            -         4,712         16,697
     Interest expense                       (2,020)      (2,525)   (1,805,470)    (225,836)     (642,684)    (2,452,699)
     Financing fees                              -            -       (70,496)           -      (153,412)      (223,908)
                                         ---------  -----------   -----------   ----------    ----------     ----------

          Total Other Income (Expense)        (615)       2,428    (1,870,339)    (225,836)     (791,384)    (2,659,910)
                                         ---------  -----------   -----------   ----------    ----------     ----------

Net Loss                                 $(747,560) $(3,314,094)  (11,235,237)  (4,047,989)   (2,878,065)  $(18,192,098)
                                         =========  ===========                                             ===========

Preferred stock dividend                                           (1,181,250)           -    (1,417,500)
                                                                  -----------   ----------    ----------

Net loss to common stockholders                                  $(12,416,487) $(4,047,989)  $(4,295,565)
                                                                  ===========   ==========    ==========

Basic and diluted net loss per common share                      $      (1.72) $      (.63)  $      (.40)
                                                                  ===========   ==========    ==========

Basic and diluted weighted average number
   of common shares outstanding                                     7,218,801    6,432,513    10,686,006
                                                                  ===========   ==========    ==========

Pro forma Information (Unaudited):

     Net loss                             (747,560)  (3,314,094)

     Pro forma tax provision                     -            -
                                         ---------  -----------

     Pro forma net loss                   (747,560)  (3,314,094)
                                         =========  ===========

Net Loss Per Share Data:

     Basic and diluted net loss per
       common share                      $    (.24) $      (.89)
                                         =========  ===========

     Basic and diluted weighted average
       number of common shares
       outstanding                       3,074,000    3,739,236
                                         =========  ===========

                          The accompanying notes are an
                         integral part of the financial
                                   statements.


                                     - F4 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                       Statements of Stockholders' Deficit



                                                                                                                 Deficit
                                            Common Stock                                                       Accumulated
                                          Par Value $0.001       Additional                                    During the
                           Preferred   ----------------------      Paid-In         Members'     Deferred       Development
                            Stock      Shares       Amount         Capital         Capital    Compensation        Stage
                          ---------  -----------    ---------    -----------     -----------  ------------    ------------

December 16, 1994
   (Date of Inception)    $       -            -    $       -    $         -     $         -    $         -    $        -
Net loss                          -            -            -              -               -              -       (17,142)
                          ---------  -----------    ---------    -----------     -----------    -----------    ----------

Balance at December 31,
   1994                           -            -            -              -               -              -       (17,142)
Capital contribution              -            -            -              -         485,000              -             -
Net loss                          -            -            -              -               -              -      (747,560)
                          ---------  -----------    ---------    -----------     -----------    -----------    ----------

Balance at December 31,
   1995                           -            -            -              -         485,000              -      (764,702)

Capital contribution              -            -            -              -          15,000              -             -
Founders' stock; issued           -    1,090,000        1,090              -               -              -             -
Founders' common
   stock warrants issued          -            -            -          2,000               -              -             -
Common stock; issued in
   private placements (net
   of offering costs of
   $189,090)                      -    1,931,429        1,931      2,483,979               -              -             -
Common stock; issued and
   issuable to former
   members                        -    3,074,000        3,074        496,926        (500,000)             -             -
Compensatory common
   stock options issued           -            -            -        172,200               -              -             -
Common stock granted for
   consulting services            -      350,000          350        962,152               -              -             -
Unearned consulting
   services                       -     (174,999)        (175)      (349,823)              -              -             -
Net loss                          -            -            -              -               -              -    (3,314,094)
                          ---------  -----------    ---------    -----------     -----------    -----------    ----------

Balances at December 31,
   1996, carry forward    $       -    6,270,430    $   6,270    $ 3,767,434     $         -    $         -   $(4,078,796)
                          =========  ===========    =========    ===========     ===========    ===========    ==========



                     The accompanying notes are an integral
                        part of the financial statements.

                                     - F5 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                       Statements of Stockholders' Deficit








                                                                                                                 Deficit
                                            Common Stock                                                       Accumulated
                                           Par Value $0.001       Additional                                   During the
                           Preferred  -----------------------      Paid-In         Members'      Deferred      Development
                            Stock      Shares       Amount         Capital         Capital     Compensation      Stage
                          ---------  -----------    ---------    -----------     -----------   ------------    ----------

Balance at December 31,
   1996, brought forward$         -    6,270,430    $   6,270    $ 3,767,434     $         -    $         -   $(4,078,796)

Common stock granted for
   consulting services            -      174,999          175        612,322               -              -             -
Compensatory common
   stock options issued           -            -            -      1,932,150               -     (1,932,150)            -
Amortization of deferred
   compensation                   -            -            -              -               -      1,434,400             -
Common stock; issued in
   private placements (net
   of offering costs of
   $38,167)                       -      295,000          295        551,538               -              -             -
Common stock; issued as
   consideration for notes
   and loans payable              -      320,200          320      1,300,680               -              -              -
Common stock and warrants;
   issued in connection with
   short-term bridge financing
   (net of offering costs of
   $286,109)                      -      402,500          403      2,410,239               -              -             -
Common stock; issued in
   connection with
   conversion of note and
   accrued interest               -    3,222,877        3,223      2,575,078               -              -             -
Issuance of preferred stock      22            -            -        224,978               -              -             -
Preferred stock dividend          -            -            -      1,181,250               -              -    (1,181,250)
Net loss for period               -            -            -              -               -              -   (11,235,237)
                          ---------    ---------    ---------    -----------     -----------    -----------    -----------

Balances at December 31,
   1997                   $      22    10,686,006   $  10,686    $14,555,669     $         -    $  (497,750) $(16,495,283)
                          =========    ==========   =========    ===========     ===========    ===========    ===========

Issuance of preferred stock      28            -            -        269,971               -              -             -
Compensatory common stock
   options issued                 -            -            -        320,115               -       (320,115)            -
Amortization of deferred
   compensation                   -            -            -              -               -        149,541             -
Financing fee                     -            -            -         75,000               -              -             -
Preferred stock dividend          -            -            -      1,417,500               -              -    (1,417,500)
Net loss for period               -            -            -              -               -              -    (2,878,065)
                          ---------    ---------    ---------    -----------     -----------    -----------    ----------

Balances at March 31, 1998
   (Unaudited)            $      50    10,686,006   $  10,686    $16,638,255     $         -    $  (668,324) $(20,790,848)
                          =========    ==========   =========    ===========     ===========    ===========    ==========



                     The accompanying notes are an integral
                        part of the financial statements.




                                     - F6 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                            Statements of Cash Flows

                                                                                Three Months Ended
                                                 Year Ended December 31               March 31            December 16, 1994
                                        -----------------------------------   ------------------------  (Inception) through
                                            1995       1996        1997         1997          1998         March 31, 1998
                                        ---------   ----------  -----------   ----------   -----------   ------------------
                                                                                  (Unaudited)  (Unaudited)   (Unaudited)
Operating Activities
  Net Loss                             $(747,560)  $(3,314,094)$(11,235,237) $(4,047,989)  $(2,878,065)  $(18,192,098)
  Adjustments to reconcile net loss
    to net cash used in operating
    activities:
      Depreciation and amortization        7,570        13,148      179,304       28,198        55,500        255,522
      Amortization of financing fees           -             -       70,496            -       153,412        223,908
      Amortization of note payable
      discount                                 -             -      583,660      200,000       498,849      1,082,509
      Interest expense paid with
      stock issuance                           -             -    1,129,301            -             -      1,129,301
      Compensatory common stock,
      options and warrants issued
      and issuable                             -       786,704    2,046,896      971,096       149,541      2,983,141
      Increase in assets and
      liabilities
           Increase in accounts
           receivable                          -             -            -            -          (350)          (350)
           Increase (decrease) in
           other current assets
           and deposits                     (358)      (57,279)     (44,145)       1,278       (33,734)      (135,516)
           Increase in accounts
           payable and accrued
           expenses                      248,691       671,806    1,344,949      549,892       189,037      2,454,483
           Increase in deferred
           revenue                             -             -            -            -       508,700        508,700
           Increase (decrease) in
           accrued expenses -
           related parties                     -        58,333      (58,333)     (58,333)            -              -
                                       ---------     ---------     --------     --------     ---------    -----------

               Net Cash Used in
                 Operating Activities   (491,657)   (1,841,382)  (5,983,109)  (2,355,858)   (1,357,110)    (9,690,400)
                                       =========    ==========    =========   ==========    ==========     ==========

Investing Activities
  Payments for organization costs         (9,063)            -            -            -             -         (9,063)
  Purchase of furniture and equipment    (19,509)     (308,896)    (544,618)    (433,963)      (31,699)      (904,722)
                                       ---------     ---------     --------     --------     ---------    -----------

               Net Cash Used in
                 Investing Activities    (28,572)     (308,896)    (544,618)    (433,963)      (31,699)      (913,785)
                                       ---------     ---------     --------     --------     ---------    -----------

Financing Activities
  Proceeds from member loans              37,636        26,045            -            -             -         80,823
  Repayment of member loans                    -       (80,823)           -            -             -        (80,823)
  Proceeds from bridge loan                    -       245,000            -            -             -        245,000
  Repayment of bridge loan                     -      (245,000)           -            -             -       (245,000)
  Proceeds from notes and loans
    payable - related parties                  -             -    3,601,000    2,400,000             -      3,601,000
  Proceeds from notes payable                  -             -    1,728,250            -       750,000      2,478,250
  Repayments of notes and loans
    payable - related parties                  -             -   (1,501,000)           -             -     (1,501,000)
  Proceeds from member capital
    contributions                        485,000        15,000            -            -             -        500,000
  Proceeds from private placements and
    Founders' Stock, net of offering
    costs                                      -     2,487,000      551,833      344,046             -      3,038,833
  Net proceeds from issuance of stock
    and warrants                               -             -    2,560,641            -             -      2,560,641
  Proceeds from purchase of preferred
  stock                                        -             -      225,000            -       270,000        495,000
  Payment of financing fees                    -             -     (140,919)           -       (50,000)      (190,919)
  Registration costs                           -             -     (124,921)           -       (93,852)      (218,773)
                                       ---------     ---------     --------     --------     ---------    -----------

               Net Cash Provided by
                 Financing Activities    522,636     2,447,222    6,899,884    2,744,046       876,148     10,763,032
                                       =========     =========    =========    =========     =========    ===========

                     The accompanying notes are an integral
                        part of the financial statements.

                                     - F7 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                            Statements of Cash Flows







                                                                                    Three Months Ended
                                                    Year Ended December 31               March 31           December 16, 1994
                                                    ----------------------       -----------------------   (Inception) through
                                              1995         1996        1997        1997          1998        March 31, 1998
                                             ------       ------    ---------    ---------     ---------     --------------
                                                                                  (Unaudited) (Unaudited )     (Unaudited)
Net Increase (Decrease) in Cash and
   Cash Equivalents                     $     2,407  $   296,944  $   372,157   $  (45,775)  $  (512,661) $       158,847

Cash and Cash Equivalents at
   Beginning of Period                            -        2,407      299,351      299,351       671,508                -
                                        -----------  -----------  -----------   ----------   -----------  ---------------

Cash and Cash Equivalents at End of
   Period                                     2,407  $   299,351  $   671,508   $  253,576   $   158,847  $       158,847
                                        ===========  ===========  ===========   ==========   ===========  ===============

Cash and Cash Equivalents Paid for
   Interest and Taxes                   $        -   $         -  $     3,200   $      394   $     2,605  $         5,805
                                        ===========  ===========  ===========   ==========   ===========  ===============




                     The accompanying notes are an integral
                        part of the financial statements.



                                     - F8 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                  (Information as of March 31, 1998 and for the
         Three Month Periods Ended March 31, 1997 and 1998 is Unaudited)



NOTE 1 - DESCRIPTION OF THE BUSINESS

netValue, Inc. (formerly named Vsquared, Inc. which was formerly named COL Acquisition Corp.) ("netValue") was formed on July 16, 1996 and subsequently merged on September 18, 1996 with Coupons Online, LLC (the "LLC"), a limited liability company formed on December 16, 1994 (collectively, the "Company"). The business combination (the "Merger") was treated as a purchase in accordance with Accounting Principles Board Opinion No. 16 "Business Combinations" ("APB 16"), whereby the members of the LLC exchanged their membership interests in the LLC for common stock in netValue, the surviving entity, in proportion to their former interests in the LLC. Additional parties also received shares of common stock in netValue in exchange for their cancellation of certain agreements and pre-existing rights and the waiver of certain obligations of the LLC. The Merger resulted in the LLC being the accounting acquirer in accordance with APB 16, since the former members of the combining company retained the larger portion of the voting rights pursuant to the terms of the Merger agreement. The Merger has therefore been treated as a reverse acquisition since netValue, as the surviving entity, was both the legal acquirer and the accounting acquiree pursuant to the requirements of APB 16 [see Note 9(g) for additional discussions regarding the Merger].

The Company is a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards No. 7 "Accounting and Reporting for Development Stage Enterprises," which is developing Internet software products intended to provide fee-based targeted marketing services to both retailers and advertisers of consumer products and services through the electronic transmission of coupon incentives to be delivered to specific consumer segments. Since inception, the Company has been in the process of developing two products. Product testing was successfully completed on its initial product, Coupons Online ("COL"), in 1997. The Company has since contracted to provide services to at least five clients. An updated version of COL has successfully completed product testing and was made available for sale commercially in March 1998. The second product, i-Value, which management anticipates will be the Company's principal revenue-producing product, has incurred the majority of the Company's software development costs to date. i-Value is in the process of product testing and is expected to begin commercial operations in the third quarter of 1998. The Company has obtained a trademark for COL and has applied for, but not yet obtained, a trademark for i-Value. The Company has also applied for, but not yet obtained, patents relating to the Company's products. The Company is currently using the technology that is the subject of this patent application to operate its products. The Company had previously received an indication from the United States Patent and Trademark Office ("USPTO") that certain of the claims for its patent application were allowable; however, in February 1998, the Company received a reversal of the allowable indication. The Company is currently intending to refile its patent application in April 1998 with modifications of certain previously defined claims (see Note 11).

The Company's financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles, and have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business (see
Note 3). In order to commence operations for i-Value, additional capital investments will be required to complete the development and marketing of the product. No assurance can be given that the Company will be able to complete the product testing of i-Value or achieve market acceptance of its products. In addition, there can be no assurance that the Company's patents will be approved by the USPTO on a timely basis or that any patents issued will provide protection against competitors with similar technologies. Further, there can be no assurance that the Company will have adequate resources to maintain a patent infringement lawsuit should such action be deemed necessary by management. The impact on the Company's future operations for the uncertainties relating to the Company's patent applications and future patents is presently indeterminable.



NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.




                                     - F9 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                  (Information as of March 31, 1998 and for the
         Three Month Periods Ended March 31, 1997 and 1998 is Unaudited)




NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

Research and Development Costs

Through March 31, 1998, the Company has expensed its research and development costs in accordance with Statement of Financial Accounting Standards No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS 86"). The Company intends to continue expensing such costs until software feasibility is established which is expected to take place in 1998. Thereafter, the Company will capitalize the direct costs and allocated overhead associated with the development of software products. Under SFAS 86, maintenance costs incurred subsequent to the product feasibility are to be charged to operations.

Revenue Recognition

The Company generates revenue in the form of license fees, transaction fees and setup fees. Revenue from license fees is recognized when the license agreement is in effect, delivery of the product has occurred, the license fee is fixed or determinable and collectibility is reasonably assured. Revenue representing transaction fees is recognized as manufacturer promotions are requested for viewing on the Internet. Setup fees are recognized as revenue when manufacturer promotions are loaded into the Company's coupon distribution system. Certain customers pay the Company in advance for license, setup, and transaction fees, and these amounts are being recorded as deferred revenue until earned.

Intangibles

Intangibles consist of costs incurred in connection with the organization of netValue, and are being amortized ratably over five years. Amortization expense for 1995, 1996, 1997 and for the three month periods ended March 31, 1997 and 1998 was $1,812, $1,696, $1,813, $291 and $500, respectively.

Property and Equipment

Property and equipment are stated at cost. The Company's policy is to depreciate these assets over their estimated useful lives, as indicated in the following table, using straight-line methods. The Company's policy is to amortize leasehold improvements over the shorter of their useful lives or the remaining periods of the related leases.

                                                                         Years
                                                                         -----

         Leasehold Improvements                                            3
         Computer Hardware                                                 5
         Office Furniture and Equipment                                    7

Advertising Expenses

The Company expenses advertising costs as incurred. During 1995, 1996, 1997 and for the three month periods ended March 31, 1997 and 1998, the Company incurred advertising expenses of $236,775, $219,760, $832,340, $603,619 and $79,251,
respectively.




                                     - F10 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                  (Information as of March 31, 1998 and for the
         Three Month Periods Ended March 31, 1997 and 1998 is Unaudited)




NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss Per Share

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS 128"), which requires companies to present basic earnings per share and diluted earnings per share (as defined in SFAS 128), instead of primary earnings per share and fully diluted earnings per share as formerly required under Accounting Principles Board No. 15 "Earnings Per Share" ("APB 15"). Both presentations under SFAS 128 require the use of the weighted average number of shares outstanding for each period presented in the computation of earnings per share, however the computation of diluted earnings per share under SFAS 128 increases the weighted average number of shares, giving rise to the dilutive effects of options and warrants issued.

SFAS 128 is required to be adopted by all public companies for reporting periods ending after December 15, 1997 and requires restatement of earnings per share for all prior periods being presented. Accordingly, in 1997 the Company adopted SFAS 128 for all applicable periods presented in the accompanying financial statements. Loss per share under SFAS 128 does not differ from prior period presentations under APB 15. Under SFAS 128, diluted loss per share does not differ from basic loss per share, since options and warrants increase the weighted average number of shares under the diluted loss per share presentation and are therefore anti-dilutive.

The Company formerly presented loss per share in accordance with Staff Accounting Bulletin No. 83 "Earnings Per Share Computations in an Initial Public Offering" ("SAB 83"). SAB 83 required that the presentation of common stock and common stock subject to options and warrants issued during the twelve months preceding the initial filing of the registration statement at prices less than the contemplated initial public offering price be presented as outstanding for all periods presented. Staff Accounting Bulletin No. 98 "Earnings Per Share Computations in an Initial Public Offering" ("SAB 98"), issued in February 1998, amended SAB 83 to require that historical earnings per share be presented in accordance with SFAS 128. The Company has therefore followed the requirements of SFAS 128 for all applicable periods presented in these financial statements (see
Note 9).

Prepaid Expenses

Prepaid expenses consist of prepaid financing fees, which include commissions and professional fees incurred by the Company on borrowings received during 1997 and 1998. These prepaid expenses are being charged to expense over the remaining term of the outstanding borrowings (see Note 8).

Interim Financial Information

The balance sheets as of March 31, 1998 and the related statements of operations, stockholders' deficit and cash flows for the three month periods ended March 31, 1997 and 1998 and for the period from December 16, 1994 (inception) through March 31, 1998, are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

Deferred Registration Costs

Deferred registration costs consist of professional fees, commissions, filing fees and other costs incurred by the Company in connection with the filing of its registration statement with the Securities and Exchange Commission ("SEC") for an initial public offering ("IPO") and are reflected on the balance sheet as non-current assets.

Fair Value of Financial Instruments

The carrying value of the Company's cash and cash equivalents, notes payable, accounts payable and accrued expenses approximates the fair market value due to the relatively short maturity of these instruments.



                                     - F11 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                  (Information as of March 31, 1998 and for the
         Three Month Periods Ended March 31, 1997 and 1998 is Unaudited)



NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Segment Information

The Company conducts its business within one industry.

Income Taxes

Income taxes are recorded in the period in which the related transactions are recognized in the financial statements, net of the valuation allowances which have been recorded against deferred tax assets. Deferred tax assets and liabilities are recorded for the expected future tax consequences of temporary differences between the tax basis and financial reporting basis of assets and liabilities. At December 31, 1996 and 1997 and at March 31, 1998, net deferred tax assets and liabilities, relating primarily to federal and state net operating loss carryforwards, stock-based compensation, financing costs associated with stock issuances, and depreciation differences that have been deferred for tax purposes have been offset by a valuation reserve because the future utilization of these assets and liabilities cannot be determined.

Pursuant to the terms of the Internal Revenue Code, no provision or benefit for federal income taxes has been reflected in the accompanying financial statements for the LLC, since all tax losses flowed directly to the members. See pro forma financial information below.

Compensatory Stock-Based Arrangements

Management has utilized the guidelines of Accounting Principles Board Opinion No. 25 to account for the value of stock-based compensation arrangements that the Company entered into in exchange for services performed by employees (see Notes 7 and 9). Deferred compensation represents the intrinsic value of the options to purchase common stock that were granted to employees for future services that are to be provided to the Company by such employees.

Concentrations

Concentrations not disclosed elsewhere in the financial statements are as follows:

As discussed in Note 1, the Company has only one product which was offered to the public commercially in 1997, and only one other product which is expected to be initially offered to the public in the third quarter of 1998. Both products are to be offered through the same medium. Lack of product development or customer interest could have a material adverse effect on the Company. Further, significant changes in technology could lead to new products or services that compete with the products to be offered by the Company. These changes could materially affect the price of the Company's products and services or render them obsolete.

Credit Risk

The Company has maintained cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to a maximum of $100,000. The Company had uninsured cash balances of $229,975, $732,756 and $123,034 as of December 31, 1996 and 1997 and March
31, 1998, respectively.

Pro Forma Financial Information

As discussed in Note 1, netValue, which consisted primarily of cash at the date of the Merger, is a successor to the LLC whose former members, subsequent to the reverse acquisition, retained the larger portion of the voting rights pursuant to the terms of the Merger agreement. Since netValue was deemed a predecessor business, no pro forma information has been included in the financial statements relating to netValue prior to its being acquired by the LLC through the reverse acquisition (see Note 1).



                                     - F12 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                  (Information as of March 31, 1998 and for the
         Three Month Periods Ended March 31, 1997 and 1998 is Unaudited)



NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Pro Forma Financial Information (Continued)

As further discussed in Note 1, the LLC was originally organized in the form of a limited liability company. Upon the Merger, its capital structure changed to that of a corporation. The change resulted in the Company retaining the tax benefit for subsequent net operating losses whereas the previous losses were passed through to the LLC members. A pro forma income statement has been presented which reflects the impact of the Company's change in capital structure as if it had occurred December 16, 1994 (the Company's inception). This presentation reflects the Company generating a tax benefit for the net operating losses which were incurred by the LLC during 1995 and 1996 prior to the LLC's termination (see Note 5).

Recent Accounting Pronouncements

The Financial Accounting Standards Board recently issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income"("SFAS 130"). SFAS 130 established standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The Company adopted SFAS No. 130 in 1998. The Company has determined that it has no additional reporting requirements as a result of its adoption of SFAS 130.

The Financial Accounting Standards Board recently issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS 131 establishes standards for the way public business enterprises are to report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports. The Company has adopted SFAS No. 131 in fiscal 1998. The Company has determined that it currently does not have any additional reporting requirements as a result of its adoption of SFAS 131.


NOTE 3 - CONTINGENCY - GOING CONCERN

At December 31, 1996 and 1997 and March 30, 1998, the Company is in arrears in its obligations to a significant number of its key vendors. Further, management anticipates the Company will need to expend an aggregate of approximately $4.3 million in 1998 in order to complete its systems development, perform its market research and tests and build an appropriate infrastructure to support its planned commercial venture.

The Company does not expect that existing stockholders will provide the Company with adequate future financing to meet its requirements and therefore intends to obtain additional financing from an IPO. The Company filed its registration statement for an IPO with the SEC on December 30, 1997, filed an amended registration statement on April 15, 1998 and currently intends to file an additional amended registration statement. There can be no assurance that the SEC will approve the Company's registration statement, such that an IPO may occur, or that the Company will successfully raise the required financing on terms desirable to the Company. Management expects to utilize the proceeds from
(i) its distribution and licensing agreement with IQ Value, LLC (see Note 11) and (ii) a preferred stock purchase agreement (see Note 9) to continue the implementation of its business plan, repay certain vendor obligations and fund development stage cash requirements until obtaining the necessary funding for the Company from the expected proceeds of the contemplated IPO. The failure of the Company to obtain such additional financing or successfully complete an IPO would require the Company to adjust its business plan, or may require the Company to cease operations and liquidate. Further, no assurance can be given that the Company will be able to complete the product testing of i-Value or achieve market acceptance of its products. As a result of the foregoing, there is substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                     - F13 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                  (Information as of March 31, 1998 and for the
         Three Month Periods Ended March 31, 1997 and 1998 is Unaudited)



NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                              December 31,           March 31,
                                          -------------------      -----------
                                          1996           1997          1998
                                          ----           ----      -----------
                                                                    (Unaudited)

    Leasehold Improvements            $      --      $   6,066      $   6,066
    Computer Equipment                  327,878        748,723        776,644
    Office Equipment                     46,087         48,792         48,792
    Office Furniture                     75,294         75,294         79,073
                                      ---------      ---------      ---------
                                        449,259        878,875        910,575
    Less Accumulated Depreciation       (17,210)      (194,701)      (249,702)
                                      ---------      ---------      ---------

                                      $ 432,049      $ 684,174      $ 660,873
                                      =========      =========      =========

Depreciation expense for 1995, 1996, 1997 and for the three month periods ended March 31, 1997 and 1998 was $5,758, $11,452, $177,491, $27,907 and $55,000,
respectively.


NOTE 5 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts used for income tax purposes. The tax effects of temporary differences and carryforwards that give rise to significant portions of the deferred tax assets and liabilities recognized at December 31, 1996 and 1997 and March 31, 1998 are presented below:

                                                                      December 31,              March 31,
                                                               -----------------------         ----------
                                                                  1996           1997             1998
                                                               ----------    -----------       ----------
                                                                                               (Unaudited)
    Deferred tax assets (liabilities):
     Temporary differences:
         Vesting of non-qualified stock options           $       69,000   $      72,000   $       83,000
         Accrued salaries and compensation
           to related parties                                     30,000               -                -
         Amortization of debt discount                                 -          21,000           53,000
         Common stock warrants issued                              1,000           1,000            1,000
         Depreciation                                                  -         (27,000)         (33,000)
                                                          --------------   -------------   --------------

    Total temporary differences                           $      100,000   $      67,000   $      104,000
    Federal and state deferred tax benefits arising
       from net operating loss carryforwards                     667,000       4,043,000        4,920,000
     Research and development credit                                  --         168,000          222,000
                                                          --------------   -------------   --------------

                                                          $      767,000   $   4,278,000        5,246,000
    Less valuation allowance                                    (767,000)     (4,278,000)      (5,246,000)
                                                          --------------   -------------   --------------

    Net deferred tax asset                                $           --   $          --   $           --
                                                          ==============   =============   ==============

In accordance with federal income tax regulations, the net loss incurred by the LLC from inception to the date of the Merger has been excluded from the benefits of the net operating loss carryforwards reflected above.


                                     - F14 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                  (Information as of March 31, 1998 and for the
         Three Month Periods Ended March 31, 1997 and 1998 is Unaudited)

NOTE 5 - INCOME TAXES (Continued)

The following table presents the principal reasons for the difference between the income tax benefit using the Company's effective tax rates and the United States federal statutory income tax rate of 35%:

                                               Years Ended             Three Months Ended               Pro Forma
                                               December 31,                 March 31,                  December 31,
                                      ---------------------------  --------------------------- ----------------------------
                                           1996          1997         1997           1998          1995          1996
                                      ------------- -------------  -----------   ------------  ------------  --------------
                                                                   (Unaudited)    (Unaudited)   (Unaudited)   (Unaudited)
         Federal income tax benefit
           at statutory rate          $  1,160,000  $  3,932,000  $  1,417,000   $  1,007,000  $    262,000  $  1,160,000
         State and local income tax
           benefits,  net of effect of
           federal income tax benefit      166,000       561,000       202,000        145,000        37,000       166,000
         Research and development credit,
           net of effect of asset basis
           reduction                             -       101,000        56,000         32,000             -             -
         Nondeductible research and
           development costs              (342,000)            -             -              -       (57,000)     (354,000)
         Nondeductible stock-based
           compensation and interest             -    (1,083,000)     (143,000)      (216,000)            -             -
         Net loss for LLC in 1996 prior to
           date of Merger passed through to
           the LLC members (see below)    (217,000)            -             -              -             -             -
                                        ----------    ----------     ---------     ----------    ----------    ----------

                                           767,000     3,511,000     1,532,000        968,000       242,000       972,000
         Valuation allowance for deferred
           income tax benefit             (767,000)   (3,511,000)   (1,532,000)     (968,000)     (242,000)     (972,000)
                                        ----------    ----------     ----------    ----------    ----------    ----------

         Income tax benefit           $          0  $          0  $          0   $          0  $          0  $          0
                                        ==========    ==========     =========     ==========    ==========    ==========

         Effective income tax rate               0%            0%            0%             0%            0%            0%
                                        ==========    ==========     =========     ==========    ==========    ==========

Prior to September 18, 1996, the Company was a limited liability company and, accordingly, losses were passed through to its members. For the period from September 18, 1996 through March 31, 1998, the Company had losses which resulted in net operating loss carryforwards for income tax purposes amounting to approximately $12,299,000, which expire in 2011 through 2013. However, this carryforward may be significantly limited due to changes in the ownership of the Company as a result of future equity offerings. The Company has also generated research and development credits approximating $222,000 that expire in 2012 and 2013.

The pro forma presentation reflects the effect on the Company had the change in capital structure to a corporation been effective as of December 16, 1994 (the Company's inception) (see Note 2).

Recognition of the benefits of the net deferred tax assets and liabilities will require that the Company generate future taxable income. There can be no assurance that the Company will generate any earnings or any specific level of earnings in future years. Therefore, the Company has established valuation allowances for deferred tax assets (net of liabilities) of approximately $767,000, $4,278,000 and $5,246,000 as of December 31, 1996 and 1997 and March
31, 1998, respectively.

NOTE 6 - OPERATING LEASES

The Company conducted its primary operations from a facility located in Stamford, Connecticut until December 1997. The facility was subleased under a sixteen-month lease agreement that commenced October 1996 and was scheduled to expire January 1998. Monthly rent under the lease agreement amounted to $11,062. In July 1997 the Company became delinquent on its monthly rental obligations. In October 1997, in complete settlement of the existing lease agreement, the landlord agreed to apply $35,671 of the Company's security deposit to the rental arrearage and accept payment of $30,713 for the remaining term of the lease.

                                     - F15 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                  (Information as of March 31, 1998 and for the
         Three Month Periods Ended March 31, 1997 and 1998 is Unaudited)






NOTE 6 - OPERATING LEASES (Continued)

In November 1997, the Company executed an operating lease agreement for a facility located in Fairfield, Connecticut where it currently conducts its primary operations. The agreement commenced December 1997 and expires December 2000. Monthly rent under this lease agreement amounts to $13,284 plus additional rent for the Company's pro rata portion of certain property expenses. A security deposit of $79,704 was paid pursuant to the terms of the lease agreement.

The Company previously conducted its operations in a facility located in New York City under a lease agreement with monthly lease payments of $1,512 which commenced June 1995 and expired June 1997.

In February 1998, the Company executed an operating lease agreement for computer equipment. The lease agreement calls for 36 monthly payments of $4,285. At the end of the lease term, the Company has the option to purchase the equipment at an amount approximating $35,000.

Total rental expense amounted to $10,584, $29,300, $145,682, $35,249 and $41,002 in 1995, 1996, 1997 and for the three month periods ended March 31, 1997 and 1998, respectively. Future minimum payments required under the terms of the Company's lease agreements are as follows:

                                  December 31,         March 31,
                                     1997                1998
                                 ------------       ------------
                                                     (Unaudited)

             1998                $    159,408       $    162,406
             1999                     159,408            210,828
             2000                     159,408            210,828
             2001                           -              8,570
                                 ------------       ------------

                                 $    478,224       $    592,632
                                 ============       ============


NOTE 7 - COMMITMENTS AND CONTINGENCIES

Commitments and contingencies not disclosed elsewhere in the financial statements are as follows:

The Company entered into a five-year employment agreement with its Chief Executive Officer ("CEO") and a one-year employment agreement with its Chief Technology Officer ("CTO") on September 19, 1996. These agreements were subsequently amended and restated on December 19, 1997 to be effective as of September 19, 1997 (collectively the "Compensation Agreements"). The Compensation Agreements call for the issuance of stock options (see Note 9), annual salaries at specified amounts, and bonuses and salary increases to be given at the discretion of the Company's Board of Directors. The Compensation Agreements also require the deferral of specified salary amounts which approximated $17,700 and $10,000 at December 31, 1996 and March 31, 1998, respectively. No deferred salary existed at December 31, 1997. In addition, the CEO's employment agreement provides that in the event severance payments become due, such payments are to be secured by a lien and security interest in certain of the Company's intangible assets. In March 1998, the CEO entered into an intercreditor agreement subordinating this lien and security interest to IQ Value, LLC (see Note 11).

During 1996, the Company entered into an agreement with DMR Consulting Group, Inc. ("DMR") ("the DMR Agreement") pursuant to which DMR agreed to develop the material portion of the core software for the Company (the "Software") and perform the Company's initial systems integration for its two products. As described in Note 1, Management has completed development of its initial product, COL, and is currently undergoing product testing of an updated version. Management is also in the process of product testing i-Value, which is anticipated to be the Company's principal product. Pursuant to the DMR Agreement, DMR was granted title to the portion of the Software that it was retained to develop, and such title is being maintained by DMR until such time that all amounts due pursuant to the DMR Agreement are paid in full. DMR's title to the Software will revert to the Company upon the Company satisfying all of its obligations to DMR under the DMR Agreement. The Company is required to


                                     - F16 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                  (Information as of March 31, 1998 and for the
         Three Month Periods Ended March 31, 1997 and 1998 is Unaudited)




NOTE 7 - COMMITMENTS AND CONTINGENCIES (Continued)

obtain a license from DMR for all intended usage of the Software for commercial purposes until such time that all of the Company's obligations under the DMR Agreement are satisfied. At December 31, 1996 and 1997 and at March 31, 1998, the Company owed DMR $300,000, $818,368 and $752,793, respectively, net of agreed upon prepayments and accrued interest. These amounts have been included in accounts payable. As of March 30, 1998, the Company had paid DMR, under the DMR Agreement, approximately $2,350,000 of the $3,100,000 incurred on the project. Failure by DMR to complete the Software, release the Software, or complete the Company's initial systems integration of the products on a timely basis could have a material adverse effect on the Company.

In June 1997, the Company owed DMR approximately $1.2 million in delinquent obligations. The delinquency resulted in DMR discontinuing providing its services to the Company. On September 26, 1997, the Company and DMR entered into a letter agreement to address repayment of the Company's delinquent balance ("Letter Agreement"), pursuant to which the Company paid $600,000 to DMR in October 1997, of which $300,000 represented payment for future services and the remaining $300,000 was applied to the delinquent balance due DMR. The remaining $900,000 of past due balances were to be paid to DMR by February 1, 1998. In accordance with the Letter Agreement, DMR resumed its services upon receipt of the $600,000 October 1997 payment. On March 9, 1998, the Company and DMR amended the Letter Agreement ("Amendment"), renegotiating the payment terms of the previously due $900,000 balance. Under the terms of the Amendment, DMR agreed to grant a license to the Company in order to allow the Company to grant a sublicense for the Company's software to IQ Value, LLC (formerly I.Q. Card, Inc.) ("IQ") (see Note 11). DMR received a security interest in the Company's future proceeds to be derived under the sublicense agreement granted to IQ (see
Note 11) in exchange for granting the license to the Company. The Amendment provides for a disbursing arrangement pursuant to which the balance due to DMR is paid out of the proceeds of the earlier of the sublicense agreement payment received by the Company or two days subsequent to the closing of the Company's contemplated IPO.

The Amendment requires that all other terms of the DMR Agreement remain in full force and effect. Simple interest on the unpaid balance at the prime rate accrues from October 1, 1997 until the obligation is paid. Interest expense for 1997 and for the three month period ended March 31, 1998 on the DMR obligation amounted to $18,503 and $36,028, respectively, and has been included in the accompanying statements of operations.

In October 1997, the Company began contracting with Task Management, Inc. ("Task") for Task to provide consultants to perform programming services for the development the Company's products. The Company incurred $262,782 and $374,369 of software development expenses with Task in 1997 and for the three month period ended March 31, 1998, respectively. As of December 31, 1997 and March 31, 1998 the Company owed Task $66,108 and $134,621, respectively.

In February of 1998 the Company discovered a past due obligation to the State of Connecticut for use taxes and interest thereon related to out-of-state consulting services which had been incurred by the Company. The Company voluntarily notified the appropriate taxing authorities of the delinquency and is currently attempting to arrange for a payment program with the State of Connecticut (see Note 11). As of December 31, 1997 and March 31, 1998, the Company owed the State of Connecticut approximately $240,000 and $265,000, respectively, which has been included in accounts payable. Expense of approximately $240,000, $135,000 and $25,000 was recorded in 1997 and the three month periods ended March 31, 1997 and 1998, respectively, and included as research and development expenses in the accompanying statements of operations.

During 1996, the Company entered into a series of agreements with Media Circus to develop consumer interface software and other products for the Company. As of December 31, 1996, $97,250 of expense had been incurred and paid in connection with these agreements. The Company has since discontinued its relationship with Media Circus and is currently disputing outstanding invoices totaling $32,250 which has been included in accrued expenses at December 31, 1996, 1997 and March 31, 1998.

During 1996, the Company reached an agreement with Guild Concepts, Ltd. ("Guild") pursuant to which Guild agreed to provide the Company with certain marketing and creative services in connection with the promotion of the Company's products. As of December 31, 1996 and 1997, approximately $60,000 and $527,000, respectively, had been incurred in connection with this agreement. In November 1997, Guild filed a lawsuit against the Company alleging nonpayment of $243,538. Management is currently working to resolve this lawsuit in a manner favorable to the Company. As of December 31, 1997 and March 31, 1998, the balance due Guild has been included in accounts payable.


                                     - F17 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                  (Information as of March 31, 1998 and for the
         Three Month Periods Ended March 31, 1997 and 1998 is Unaudited)




NOTE 7 - COMMITMENTS AND CONTINGENCIES (Continued)

During 1997, the Company became a defendant in three lawsuits with claims aggregating approximately $95,000. The plaintiffs are vendors that allege nonpayment of obligations which were incurred in 1997. Management is currently working to resolve these lawsuits in a manner favorable to the Company. These obligations are included in accounts payable at December 31, 1997 and March 31, 1998 (see Note 11).

On May 1, 1997, the Company entered into a professional services agreement with Promunicom, Inc. ("PI") ("PI Agreement"). Pursuant to the PI Agreement, PI was to perform marketing services for the Company in exchange for a monthly fee of $10,000 and an unspecified equity interest in the Company. The initial term of the Agreement was six months with automatic six-month renewal periods unless terminated thirty days prior to the completion of the initial term and ninety days prior to the completion of each six-month renewal period. In March 1998, the Company and PI agreed to terminate the PI Agreement effective January 15, 1998 (the "Termination Agreement"). Under the terms of the Termination Agreement, the Company is obligated in the amount of $115,000 and 30,000 shares of common stock to PI for 1997 consulting services. $15,000 of this expense was paid in 1997, $25,000 was paid in March 1998, $75,000 is to be paid by July 1998 and 30,000 shares of common stock, with an ascribed value of $5.00 per share, are to be issued by July 1998 in complete settlement of the balance due. At December 31, 1997 and March 31, 1998, $250,000 and $225,000, respectively, has been included in accounts payable and accrued expenses relating to the PI Agreement.

In December 1997, the Company signed a letter of intent with J.B. Sutton Group, LLC ("Underwriter") to underwrite the Company's initial public offering of 2,400,000 shares at an offering price of $5.00 per share, with aggregate offering proceeds totaling $12,000,000 less related offering costs ("Letter of Intent"). The Letter of Intent calls for the Underwriter to receive a commission of 10%, an expense allowance of 3% of the IPO's gross proceeds and an option to purchase 300,000 shares of the common stock at 120% of the price per share to be realized in the Company's contemplated IPO. The option to purchase common stock is exercisable for an eighteen-month period commencing on the effective date of the Company's IPO (see Note 11). The Letter of Intent also requires all of the Company's shareholders of record prior to the IPO to agree not to transfer, sell or dispose of their shares ("Underwriter's Lockup Agreement") for an eighteen-month period. Under the Letter of Intent, the Company agreed at or prior to the closing of the IPO to enter into a consulting agreement with the Underwriter for an eighteen-month period at a fee of $10,000 per month.

In March 1998, the Letter of Intent was amended ("Amended Letter of Intent") and the number of shares being offered in the IPO was increased from 2,400,000 to 3,000,000 with aggregate offering proceeds increasing from $12,000,000 to $15,000,000. The term of the Underwriter's Lockup Agreement was reduced from eighteen months to twelve months under the Amended Letter of Intent.


NOTE 8 - NOTES PAYABLE

Notes payable consisted of the following:
                                                   December 31,        March 31,
                                                      1997               1998
                                                ------------       ------------
                                                                     (Unaudited)

         Lancer Partners (a)                    $          -       $    750,000
         Golden Eagle Partners (b)                   250,000            250,000
         Bridge Offerings (c)                      4,025,000          4,025,000
                                                ------------       ------------

                                                   4,275,000          5,025,000
         Less discount on notes payable           (2,463,090)        (1,964,241)
                                                ------------       ------------

                                                $  1,811,910       $  3,060,759
                                                ============       ============

There were no outstanding notes or loans payable at December 31, 1996.


                                     - F18 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                  (Information as of March 31, 1998 and for the
         Three Month Periods Ended March 31, 1997 and 1998 is Unaudited)




NOTE 8 - NOTES PAYABLE (Continued)

   (a) In February 1998, the Company obtained $750,000 in financing from an independent party and correspondingly issued a promissory note with an interest rate of 10% per annum. The Company paid $50,000 of investment banking fees, relating to this financing, to a shareholder owning approximately 1% of the Company's outstanding common stock at December 31, 1997. Expense related to this financing fee is being recognized over the term of the note. Financing fee expense of $43,182 was recorded in the three month period ended March 31, 1998 with the unexpired portion of $6,818 reflected as a prepaid financing fee at March 31, 1998. Upon repayment of the note, the lender agreed to accept 2,750 shares of common stock as payment in full for $13,750 of interest expense which has been included in accrued expenses at March 31, 1998. The note was repaid on April 9, 1997.

   (b) On June 17, 1997, the Company obtained $250,000 in financing from Golden Eagle Partners ("Golden Eagle") and executed a Loan and Security Agreement ("Golden Eagle Agreement"). Under the Golden Eagle Agreement, Golden Eagle was granted certain conversion and registration rights. In consideration for the financing, the Company issued a convertible promissory note which accrued interest at the rate of 10% per annum with all principal and accrued interest becoming due September 15, 1997. The maturity date for the note was subsequently extended until June 17, 1998 providing that the Company continued to proceed towards the consummation of an IPO. Pursuant to the terms of the Golden Eagle Agreement, the Company executed an assignment of patents and trademarks for the benefit of Golden Eagle (the "Golden Eagle Lien"). Further, VDC Corporation, Ltd. ("VDC") and Golden Eagle entered into an intercreditor agreement, which provided Golden Eagle a priority lien over VDC and all subsequent lenders on all of the Company's tangible and intangible assets. The intercreditor agreement required VDC's approval for all subsequent financings transacted by the Company.

       On December 1, 1997 the Company and Golden Eagle agreed to modify the Golden Eagle Agreement. The modification requires the Company to pay the outstanding balance of the loan plus the balance of accrued interest to Golden Eagle within five days of the Company's receipt of proceeds from an IPO and to issue 10,000 shares of common stock as additional consideration at the time of the repayment. In return, Golden Eagle agreed to the cancellation of its registration and conversion rights under the Golden Eagle Agreement and the cancellation of its intercreditor agreement with VDC, thereby allowing the Company to repay its obligations to VDC prior to the repayment of Golden Eagle's obligation. $50,000 of financing fee expense related to the Company's future stock issuance under this modification was incurred in 1997, is a noncash transaction, and is reflected in accrued expenses at December 31, 1997 and March 31, 1998.

       On March 11, 1998, the Company, IQ, Golden Eagle and the CEO entered into an intercreditor agreement (the "Intercreditor Agreement"). The Intercreditor Agreement provides IQ with a priority interest over the Golden Eagle Lien, and the CEO's liens pursuant to the terms of the Compensation Agreements (see Note 7). As a result of the Intercreditor Agreement, IQ was granted a priority security interest in all of the Company's assets, subordinate only to the DMR Lien. Subsequent to the execution of the Intercreditor Agreement, AML transferred 15,000 shares of its common stock to Golden Eagle in consideration for Golden Eagle's participation in the Intercreditor Agreement. This consideration amounting to $75,000 (based upon an ascribed value of $5.00 per share) has been reflected as financing fee expense in the three month period ended March 31, 1998.

   (c) In October 1997, the Company completed a $3,000,000 private placement offering aggregating 120 units ("Units") at $25,000 per Unit. In December 1997, the Company completed a $1,025,000 private placement offering aggregating 41 Units at $25,000 per Unit (collectively the "Bridge Offerings"). Each Unit in the Bridge Offerings consisted of a promissory note in the principal amount of $25,000 ("Note"), 2,500 shares of common stock, and a warrant to purchase 2,500 shares of common stock (collectively "Equity Instruments") [see Note 9(l)]. The Notes are unsecured subordinated obligations of the Company which accrue interest at the rate of 10% per annum. All principal and accrued interest due and payable on the Notes is payable in full on the earlier of the one year anniversary of their date of issuance or that date which is five days after the consummation by the Company of certain equity or licensing transactions which provide gross proceeds to the Company of at least $3,000,000. All of the Units and the Notes, warrants and shares of common stock issuable as part of the Units or upon exercise of the warrants, are restricted from sale, transfer and disposal until the one-year anniversary of the date of the issuance of the Units, unless the prior written consent of American Maple Leaf Financial Corporation ("AML"), a related party, is obtained [see Note 9 (f)].


                                     - F19 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                  (Information as of March 31, 1998 and for the
         Three Month Periods Ended March 31, 1997 and 1998 is Unaudited)

NOTE 8 - NOTES PAYABLE (Continued)

       Proceeds of $2,696,750 were allocated to the Equity Instruments based upon the relative fair market values of the Notes and Equity Instruments. Of these proceeds, $2,012,500 has been allocated to common stock, based upon an ascribed value of $5.00 per share, and $684,250 has been allocated to the warrants based upon a value of $1.70 per warrant, as determined by an independent valuation company (see Note 9). The remaining proceeds from the Bridge Offerings amounting to $1,328,250 from the sale of the Units were recorded as notes payable, reflecting an aggregate discount of $2,696,750 at the date of issuance. The discount on the Notes is being amortized as interest expense over the term of the Notes. Amortization of the discount for 1997 and for the three month period ended March 31, 1998 amounted to $233,660 and $498,849, respectively, and is reflected as interest expense in the accompanying statements of operations. At December 31, 1997 and March 31, 1998, the unexpired portion of the discount amounting to $2,463,090 and $1,964,241, respectively, has been reflected as a reduction in notes payable.

       Financing fees, consisting of commissions and legal fees, amounting to $427,028 were incurred in connection with the Bridge Offerings. $286,109 of the financing fees are related to the Company's issuance of Equity Instruments and has been determined by an allocation of the fair market values of the Notes and Equity Instruments. These financing fees have been recorded as an increase to stockholder's deficit in 1997. The remaining portion of the financing fees incurred in the Bridge Offerings amounted to $140,919 and has been recorded as prepaid financing costs related to the Notes. The unexpired portion of these financing fees amounting to $120,423 and $85,193 at December 31, 1997 and March 31, 1998, respectively, have been reflected as prepaid financing fees. Financing fee expense in 1997 and for the three month period ended March 31, 1998 amounted to $20,496 and $35,230, respectively.

In addition to the above, the following transactions occurred in 1997:

In January 1997 and August 1997, VDC provided the Company with bridge financing in the principal amount of $2,500,000 (the "Bridge Financing") and a senior secured convertible loan in the amount of $100,000 (the "VDC Loan"), respectively. The financing was made in anticipation of a statutory merger between the Company and VDC. The Bridge Financing and the VDC Loan were secured by a lien on all of the Company's tangible and intangible assets. In consideration for the receipt of the Bridge Financing, the Company issued 100,000 shares of common stock to VDC, a non-cash transaction, which was recorded as interest expense of $200,000 in 1997. Both the Bridge Financing and the VDC Loan accrued interest at 10% per annum and were subordinate to the Golden Eagle note prior to the modification of the Golden Eagle Agreement discussed above.

On April 22, 1997, the Company entered into an agreement with VDC pursuant to which VDC proposed to acquire the Company through a statutory merger or similar business combination (the "VDC Agreement"). On August 26, 1997, the Company and VDC mutually agreed to terminate the VDC Agreement in order to allow the Company to proceed with other financing alternatives.

In December 1997, $2,400,000 of Bridge Financing principal and accrued interest of $178,301 due to VDC was canceled and converted into 3,222,877 shares of common stock. On December 18, 1997, all of the Company's common stock and debt obligations owned by VDC were acquired by Rozel International Holdings Limited ("Rozel") [see Note 9(d) and (o)]. Subsequently in December 1997, the Company repaid the remaining $200,000 of principal outstanding on Bridge Financing and the VDC Loan which had been acquired by Rozel, a related party. As a result, the intercreditor agreement between VDC and Golden Eagle was canceled.

In 1997, the Company received and repaid $1,001,000 in unsecured advances from AML, a related party. The Company also issued 190,200 shares of common stock to AML in a noncash transaction as consideration to AML for the issuance of the unsecured advances. The consideration amounting to $951,000 (based on an ascribed value of $5.00 per share) has been recorded as interest expense in 1997.

On September 5, 1997, the Company obtained $300,000 in an unsecured 30-day loan at an interest rate of 10% from a private investor. As additional consideration for such financings in 1997, the Company issued 30,000 shares of common stock to the investor in a noncash transaction resulting in $150,000 of interest expense, based on an ascribed value of $5.00 per share. On October 5, 1997, the note was acquired by another private investor, who extended its maturity date to November 5, 1997. The Company retired the note in October 1997 with the proceeds received from the Bridge Offerings.


                                     - F20 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                  (Information as of March 31, 1998 and for the
         Three Month Periods Ended March 31, 1997 and 1998 is Unaudited)



NOTE 9 - CAPITAL STOCK ACTIVITY

Common stock activity for the years ended December 31, 1996 and 1997 and the three month period ended March 31, 1998 (unaudited) was as follows:

Common Stock Issued and Issuable

                                                                    Purchase Price          Consulting Cost
                                                                ---------------------     --------------------
                                       Shares           Date    Per Share       Total     Per Share      Total
                                 ---------------       ------   ---------  ----------     ---------      -----

                                 1,090,000   (a)       8/96      $  .001    $    1,090      $    -     $      -
                                   581,429   (b)       9/96      $   .17       100,000           -            -
                                   250,000   (c)       9/96      $  1.40       350,000           -            -
                                   650,000   (d)       9/96      $  1.00       650,000           -            -
                                 3,074,000   (g)       9/96      $     -             -           -            -
                                   450,000   (h)       9/96      $  3.50     1,575,000           -            -
                                   175,001   (f)     various                                  3.50      612,504
                                                     Costs of issuance        (189,090)
                                 ---------------                             ---------

1996 Net Proceeds                                                           $2,487,000
                                                                            ==========

Balance December 31, 1996        6,270,430
                                 =========

                                                                Purchase Price           Consulting Cost
                                                                --------------          ---------------
                                Shares           Date    Per Share       Total     Per Share      Total
                          -------------------   ------   ---------  ----------     ---------      -----

                             174,999  (f)     various     $     -   $         -      $ 3.50   $  612,496
                             192,500  (i)       3/97      $  2.00       385,000          -             -
                             102,500  (j)       5/97      $  2.00       205,000          -             -
                             130,000  (k)     various     $    -              -          -             -
                             402,500  (l)     various     $    -              -          -             -
                           3,222,877  (m)      11/97      $    -              -          -             -
                             190,200  (n)      12/97      $    -              -          -             -
                                   -          Costs of issuance         (38,167)
                          ---------------                             ----------

1997 Net Proceeds                                                   $   551,833
                                                                     ==========

Balances December 31, 1997
   and March 31, 1998
   (Unaudited)                   10,686,006
                                 ==========

(a) On July 16, 1996, netValue was formed solely for the purpose of merging with the LLC. On August 2, 1996, in exchange for $1,090, the initial stockholders ("the Founders") received an aggregate of 1,090,000 shares of common stock (the "Founders' Shares"). In connection with the Company's formation, APP Investments, Inc., an affiliate of AML, a related party and one of the Founders, was issued warrants to acquire 500,000 shares of common stock at an exercise price of $6.00 per share. The warrants (and the underlying shares) and the Founders' Shares, except for 450,000 shares issued to AML, are restricted from sale, transfer or disposal ("Lockup Agreement") until September 1998 without the prior written consent of AML. The warrants are currently exercisable and expire in August 2001.

(b) On September 6, 1996 the Company sold an aggregate of 581,429 shares of common stock to a group of Accredited Investors [as defined under Regulation D of the Securities Act of 1933, as amended ("Accredited Investors")] for an aggregate price of $100,000 ($.17 per share). This accredited investor group consisted of certain Founders and a group of other initial investors. These funds were utilized to fund operating and formation costs. These shares are subject to a Lockup Agreement until September 18, 1998 without the prior written consent of the Company.


                                    - F21 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                  (Information as of March 31, 1998 and for the
         Three Month Periods Ended March 31, 1997 and 1998 is Unaudited)




NOTE 9 - CAPITAL STOCK ACTIVITY (Continued)


(c) On September 6, 1996 the Company sold an aggregate of 250,000 shares of common stock to a group of Accredited Investors for an aggregate price of $350,000 ($1.40 per share). The share price was negotiated between the Company and a group of investors. These shares are subject to a Lockup Agreement until September 18, 1998 without the prior written consent of the Company.

(d) On September 6, 1996 the Company sold 650,000 shares of common stock to VDC for an aggregate purchase price of $650,000 ($1.00 per share) (see Notes 8 and 10). At the time of the sale, VDC was a strategic investor that the Company was considering for a business combination. All shares held by VDC were sold to Rozel, a related party, on December 18, 1997 (see Note 8).

(e) On September 12, 1996, the LLC entered into an agreement with Muzak Limited Partnership ("Muzak") (the "Muzak Agreement") whereby Muzak was appointed as the exclusive sales agent for a three-year period to sell and solicit orders for various targeted coupons, rebates, special offers and incentives offered by the Company via the Internet. In connection with the Muzak Agreement and the Merger [see Notes 1 and 9(g)], Muzak, in its capacity as a member of the LLC, received 474,000 shares of common stock in the Merger, an option to purchase 439,634 shares of common stock at an exercise price of $3.50 per share pursuant to certain anti-dilutive protections (the "Muzak Option"), and an option to purchase 16,334 shares of common stock at $6.00 per share pursuant to such anti-dilutive protections. On April 3, 1997, the Company and Muzak mutually agreed to terminate the Muzak Agreement. Upon the termination of the Muzak Agreement, Muzak retained the 474,000 shares of common stock, however all options granted to Muzak automatically expired and were canceled.

(f) On September 18, 1996, the Company entered into an agreement with AML, a related party, pursuant to which AML agreed to provide investment banking services to the Company for the six-month period commencing September 18, 1996 in exchange for 350,000 shares of common stock valued at $1,225,000. Such shares were issuable to AML in six equal installments over the term of the agreement which commenced on October 17, 1996 and ended on March 17, 1997. During 1996, the Company recorded consulting expense of approximately $671,000, in a noncash transaction representing the cost of 175,001 shares issued to AML as of December 31, 1996, and by accruing approximately $58,000 of additional expense. Unearned shares not yet issued at December 31, 1996 were deducted from equity on the balance sheet. During 1997, the remaining 174,999 shares of common stock were issued, resulting in consulting expense of approximately $554,000 in 1997.

(g) In connection with the Merger, the members of the LLC exchanged all of their issued and outstanding membership interests, representing cumulative capital contributions of $500,000, plus the termination and waiver of all related party agreements, pre-existing rights, claims and causes of action (except for some predetermined surviving claims) for 3,074,000 shares of common stock of netValue. The Merger was a reverse acquisition, whereby the legal acquiree, the LLC, was the accounting acquirer in the transaction (see Note 1). 600,000 of these shares (the "Holdback Shares") were issuable pending verification of certain representations and warranties made by two former executives of the LLC, who are also significant shareholders of the Company ("Co-Founders"), which was accomplished in July 1997. Holders of 532,000 shares of common stock entered into Lockup Agreements subject to the prior written consent of AML, until September 18, 1997 with respect to 25% of such shares, March 18, 1998 with respect to 25% of such shares and September 18, 1998 with respect to the balance of such shares. The Holdback Shares were not subject to a Lockup Agreement, and the remaining 1,942,000 shares are subject to a Lockup Agreement until September 18, 1998 unless prior written consent of AML is obtained.

(h) On September 19, 1996, after the Merger and subsequent to the first three private offerings, the Company sold an aggregate of 450,000 shares of common stock to a group of unrelated Accredited Investors for an aggregate amount of $1,575,000 ($3.50 per share). These shares are subject to a Lockup Agreement until September 19, 1998 unless the prior written consent of AML is obtained.

(i) During the first quarter of 1997, the Company sold an aggregate of 192,500 shares of common stock to a group of Accredited Investors for an aggregate purchase price of $385,000 ($2.00 per share) less approximately $18,852 in commissions paid. Such shares are subject to a Lockup Agreement for two years from the date of issuance unless prior written consent of AML is obtained.


                                     - F22 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                  (Information as of March 31, 1998 and for the
         Three Month Periods Ended March 31, 1997 and 1998 is Unaudited)





NOTE 9 - CAPITAL STOCK ACTIVITY (Continued)

(j) On May 31, 1997, the Company sold an aggregate of 102,500 shares of common stock to a group of Accredited Investors for an aggregate purchase price of $205,000 ($2.00 per share). Such shares are subject to a Lockup Agreement for two years from the date of issuance unless prior written consent of AML is obtained. Commissions of $4,500 were paid on this offering.

(k) During 1997, the Company issued 100,000 shares of common stock to VDC and 30,000 shares to a private investor in connection with the requirements of each of their respective loan agreements (see Note 8).

(l) In accordance with the terms of the Bridge Offerings, the Company issued 402,500 shares of common stock and 402,500 warrants to a group of Accredited Investors [see Note 8(c)]. The warrants have an exercise price equal to the lower of $4.00 per share or the IPO price per share. The warrants are exercisable for a period of five years commencing on the date the common stock issued in connection with the Bridge Offerings is first registered with the SEC.

(m) On November 14, 1997, in a noncash transaction, the Company and VDC agreed to convert the outstanding Bridge Financing principal and accrued interest due VDC amounting to $2,578,301 into 3,222,877 shares of the Company's common stock (see Note 8).

(n) On December 15, 1997, in a noncash transaction, the Company issued 190,200 shares of common stock to AML as consideration to AML for the issuance of unsecured advances to the Company (see Note 8).

(o) On December 18, 1997, Rozel acquired all 3,972,877 shares of the Company's common stock which had been owned by VDC (see Note 8).

Costs of issuance relating to the above transactions amounted to $189,090 in 1996 and $38,167 in 1997 of which AML, a related party, received $31,150 and $23,352, respectively.

As discussed in Note 3, the Company filed a registration statement for its contemplated IPO, incurring related professional and filing fees during 1997 amounting to $218,773, of which approximately $94,000 has been included in accounts payable at December 31, 1997. As of March 31, 1998, such fees amounted to $355,891, of which $137,118 is included in accounts payable.

Options and Warrants

A summary of stock warrants as of December 31, 1996 and 1997 and March 31, 1998 (unaudited) is as follows:

                                                           Grant           Date         Exercise Price   Expiration
Warrants Granted and Outstanding            Shares          Date        Exercisable       per  Share       Date
--------------------------------            ------          ----        -----------     --------------   ----------

     Granted (a)                             500,000        8/96           8/98            $6.00            8/01
                                         -----------

Balance at December 31, 1996                 500,000

     Granted (l)                             402,500      10/97-12/97    IPO Date          $4.00         Five Years
                                         -----------                                                      from IPO

Balance at December 31, 1997
   and March 31, 1998 (Unaudited)            902,500
                                         ===========


                                     - F23 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                  (Information as of March 31, 1998 and for the
         Three Month Periods Ended March 31, 1997 and 1998 is Unaudited)


NOTE 9 - CAPITAL STOCK ACTIVITY (Continued)

A summary of the Company's Stock Option Plan as of December 31 is as follows:

                                                                   1996                           1997
                                                           ------------------------       -------------------------
                                                                          Weighted                         Weighted
                                                                          Average                          Average
                                                                          Exercise                         Exercise
                                                            Shares         Price          Shares            Price
                                                            ------         -----          ------            -----

     Outstanding at beginning of year                             -      $         -         515,968      $      3.25
     Granted                                                515,968             3.25       1,614,000             4.15
     Canceled                                                     -                -        (455,968)           (3.59)
                                                           --------      -----------      ----------      -----------

     Outstanding at end of year                             515,968      $      3.25       1,674,000      $      4.02
                                                           ========      ===========      ==========      ===========

     Options exercisable at end of year                      60,000                          407,500
                                                           ========                        =========

     Shares available for grant                             684,032                          826,000
                                                           ========                        =========

     Weighted average fair value of options
       granted during the year as determined
       by an independent valuation company                 $   0.01                        $    2.10
                                                           ========                        =========

The following table summarizes information about fixed stock options outstanding at December 31, 1997:

                                                  Options Outstanding                               Options Exercisable
                                                  -------------------                               -------------------
                                                                Weighted
                                                                Average          Weighted                         Weighted
                                               Number of        Remaining        Average        Number of         Average
                                              Outstanding       Contractual      Exercise       Outstanding       Exercise
                                                Options          Life             Price           Options           Price
                                              -----------       -----------      --------       -----------       --------

     From $.063 to $.080                        461,500             4.68      $     0.76          407,500       $    0.75
     From $4.00 to $5.00                        703,000             6.34            4.50                -               -
     From $6.00 to $7.00                        509,500             8.11            6.31                -               -
                                             ----------                                         ---------     -----------

     From $.063 to $7.00                      1,674,000             6.42      $     4.02          407,500       $    0.75
                                             ==========                                         =========

A summary of stock options as of March 31, 1998 (unaudited) is as follows:

                                                                               Exercised/
                                                             Outstanding         Other        Exercisable
                                                            -------------   -------------    -------------

     From $.063 to $.080                                          461,500               -          407,500
     From $4.00 to $5.00                                          876,500               -                -
     From $6.00 to $7.00                                          630,000               -                -
                                                                ---------   -------------    -------------

                                                                1,968,000               -          407,500
                                                                =========   =============    =============

     Shares authorized for grant                                2,500,000
                                                                =========

     Shares available for grant                                   532,000
                                                                =========




                                     - F24 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                  (Information as of March 31, 1998 and for the
         Three Month Periods Ended March 31, 1997 and 1998 is Unaudited)

NOTE 9 - CAPITAL STOCK ACTIVITY (Continued)

Under the Company's 1996 Stock Option Plan (the "Plan"), stock options to purchase shares of the Company's common stock may be granted to officers, directors, employees, consultants and independent contractors. Accordingly, the Company, as of December 31, 1996, had reserved a total of 1,200,000 shares of the Company's common stock for issuance upon the exercise of options granted pursuant to the Plan. Options granted under the Plan generally expire five years following the date of vesting and are subject to limitations on transfer. During 1997, the Board of Directors approved an amendment to and a restatement of the Plan and authorized the issuance of an additional 1,300,000 shares of common stock resulting in 2,500,000 shares of common stock available for issuance over the term of the Plan. Option grants under the Plan are subject to various vesting provisions. The exercise price of options granted under the Plan are determined by the Board of Directors. The Board may amend, suspend or terminate the Plan at any time, subject to restrictions imposed by applicable law.

On September 19, 1996, options to acquire 350,000 shares of common stock were granted to the CEO in connection with his employment agreement in effect at that time. In December 1997, 290,000 of these options were canceled and reissued with new exercise prices. On September 19, 1997, options to acquire an additional 550,000 shares of common stock were granted to the CEO and 152,000 options were granted to the CTO in connection with their amended and restated employment agreements. Such shares are subject to a Lockup Agreement until September 19, 1998 unless the prior written consent of the Company is obtained. In addition to the options granted to the CEO and CTO in 1997, the Company granted compensatory options to acquire 622,000 shares of common stock to employees and other directors of the Company, including the Co-Founders (see Note 10).

In January 1998, the Company granted additional options to acquire 294,000 shares of common stock to certain directors, officers, employees and consultants. In February 1998, the Company entered into an agreement to cancel options to acquire 90,000 shares of common stock originally granted to the Co-Founders and grant additional options to acquire 150,000 shares of common stock with an exercise price equivalent to the price per share to be ultimately realized in the Company's contemplated IPO (see Notes 10 and 11).

Of the outstanding options as of December 31, 1996, 1997 and March 31, 1998 that had been granted by the Company to acquire 515,968, 1,674,000 and 1,968,000 shares of common stock, respectively, options to acquire 60,000, 407,500 and 407,500 shares of common stock, respectively, were exercisable. Certain options that carry exercise prices that were less than the fair value of the common stock at the date of grant resulted in compensation and consulting expense of $172,200, $1,434,400, $358,600 and $149,541 in the years ended December 31, 1996 and 1997, and the three month periods ended March 31, 1997 and 1998, respectively.

Preferred Stock

On October 16, 1996, the Company authorized 1,000,000 shares of preferred stock having a par value of $.001 per share. Dividends, voting rights and other terms, rights and preferences of the preferred stock may be so designated by the Company's Board of Directors from time to time.

On December 15, 1997, the Company entered into a preferred stock purchase agreement with Rozel (the "Preferred Stock Agreement"). Pursuant to the terms of the Preferred Stock Agreement, the Company's Board of Directors designated a Series A Convertible Preferred Stock consisting of 300,000 shares at a $10.00 stated value with no voting or registration rights ("Series A Shares"). The Series A Shares bear no dividends, and the preferred shareholders are to receive the stated value of their shares as a priority over common stock shareholders in the event of a liquidation of the Company. Each Series A Share may be converted into 12.5 shares of common stock at the option of the Company or Rozel. These conversion rights provide the Series A shareholders with a beneficial conversion feature upon issuance, valued at $52.50 per Series A Share, or $4.20 per each converted common share, based upon the ascribed value of $5.00 per share of common stock. This beneficial conversion feature results in a preferred dividend upon the issuance of Series A Shares in accordance with Emerging Issues Task Force D-60 "Accounting for the Issuance of Convertible Preferred Stock and Debt Securities with a Nondetachable Conversion Feature" ("EITF D-60").


                                     - F25 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                  (Information as of March 31, 1998 and for the
         Three Month Periods Ended March 31, 1997 and 1998 is Unaudited)



NOTE 9 - CAPITAL STOCK ACTIVITY (Continued)

The Preferred Stock Agreement permits the Company to request that Rozel periodically purchase up to an aggregate of 300,000 shares at an aggregate purchase price of $3,000,000. The terms of the Preferred Stock Agreement provide that the Company may require Rozel to purchase the Series A Shares as follows:

                    Date                   Purchase Shares           Price
         ---------------------             ---------------           -----

         12/15/97                             22,500             $   225,000
         Subsequent to 2/1/98                 70,000             $   700,000
         Subsequent to 3/1/98                 70,000             $   700,000
         Subsequent to 4/1/98                 50,000             $   500,000
         Subsequent to 5/1/98                 50,000             $   500,000
         Subsequent to 6/1/98                 37,500             $   375,000

In exchange for the satisfaction of Rozel's funding obligations under the terms of the Preferred Stock Agreement, the Company has agreed to issue 150,000 shares of common stock to Rozel. These shares of common stock will have registration rights for the purpose of public resale and will be subject to a Lockup Agreement solely as required by the Underwriter and commencing on the effective date of the Company's contemplated IPO. In accordance with the Preferred Stock Agreement, Rozel purchased 22,500 shares of Series A Shares for $225,000 in December 1997. In March 1998 Rozel purchased an additional 27,000 shares of Series A Shares which resulted in the Company receiving $270,000 of aggregate proceeds. 250,500 Series A Shares remained reserved for issuance at March 31, 1998 (see Note 11). Pursuant to the requirements of EITF D-60, the issuance of the Series A Shares resulted in preferred stock dividends of $1,181,250 and $1,417,500 in 1997 and in the three month period ended March 31, 1998, respectively. 700,000 shares of authorized and unissued Preferred Stock remained undesignated at March 31, 1998.

Stock-Based Compensation

During 1997, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (" SFAS 123".) As permitted under SFAS 123, the Company has continued to follow Accounting Principles Board No. 25 "Accounting for Stock-Based Compensation" ("APB 25") in accounting for its stock-based compensation. SFAS 123 recognizes compensation expense using the fair market value of stock options, warrants and common stock issuances as of the grant date. APB 25 recognizes the intrinsic value of the instruments issued by the Company as of the measurement date, which is generally the date at which both the number of shares that an individual is entitled to receive and the purchase price are known. Had compensation expense for 1996, 1997 and the three month period ended March 31, 1998 been determined under the fair value provisions of SFAS 123, the Company's net loss and net loss per share would have differed as follows:

                                                                                                 Three Months Ended
                                           December 31, 1996          December 31, 1997            March 31, 1998
                                     ---------------------------  ------------------------   ------------------------
                                                       Pro Forma                                     (Unaudited)
                                         Net Loss      Per Share    Net Loss     Per Share      Net Loss    Per Share
                                     -------------  ------------ ------------  -----------  -------------- ----------
                                                     (Unaudited)

         As Reported Under APB 25    $ (3,314,094)   $    (.89)  $(11,235,237)   $  (1.72)    $   2,878,06  $    (.27)
                                       ==========    =========    ===========    ========     ============  =========

         Pro Forma Under SFAS 123    $ (3,149,487)   $    (.84)  $(12,854,814)   $  (1.78)    $   2,899,93  $    (.27)
                                       ==========    =========    ===========    ========     ============  =========

The fair market value of the options and warrants used in the above computation were determined by an independent valuation company, using a simulation model which simulates many potential outcomes for the value of the Company's stock over the period during which the options or warrants may be exercised. Because of the expected high volatility of the value of the Company's stock and the long-term nature of some of the options and warrants, standard models were not deemed appropriate by the independent valuation company. The independent valuation company determined the potential stock price outcomes using a log-normal distribution with expected returns of between 20% (after the Company's stock price had reached $5.00 per share) and 29% (prior to that), a standard deviation of 30% to 100%, and a risk-free interest rate of 5%. The independent valuation company determined that there was also a 50% likelihood that the value of the stock would drop to zero in any one year before reaching a $5.00 per share level.

                                     - F26 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                  (Information as of March 31, 1998 and for the
         Three Month Periods Ended March 31, 1997 and 1998 is Unaudited)



NOTE 9 - CAPITAL STOCK ACTIVITY (Continued)

No such differences between the application of APB 25 and SFAS 123 existed for 1995.

Loss Per Share

As discussed in Note 2, the Company adopted SFAS 128 in 1997, and has followed the guidelines of SFAS 128 in the presentation of loss per share for all periods presented in the financial statements. Options and warrants to purchase common stock and convertible preferred stock are not included in the computation of diluted loss per share because the effect of these instruments would be antidilutive for all periods presented. The common shares potentially issuable arising from these instruments which were outstanding during the periods presented in the financial statements are as follows:

                                                            December 31,                             March 31,
                              Exercise    ----------------------------------------------      ----------------------
                                Price          1995              1996           1997               1997         1998
                           -------------  -------------    -------------   -------------      -------------   ----------
                                                                                                 (Unaudited)   Unaudited)

     Options               $0.63-$5.00                -                -         973,250             60,000     1,146,750
     Convertible
       preferred stock     $0.80                      -                -         281,250                  -       281,250
     Warrants              $4.00                      -                -         402,500                  -       402,500
                                          -------------    -------------   -------------        -----------  ------------

     Total common shares
       potentially issuable                           -                -       1,657,000             60,000     1,830,500
                                          =============    =============   =============        ===========  ============


NOTE 10 - RELATED PARTIES

Related party transactions not disclosed elsewhere in the financial statements and notes are as follows:

In 1994, the former president of the LLC, who is one of the Co-Founders, loaned the Company $17,142 to fund operations. During 1995, certain members of the LLC advanced funds to the Company amounting to $37,636. Such amounts were non-interest bearing and were payable when funds became available. These advances from the members were repaid in full during 1996.

In 1996, an additional $26,045 was advanced to the Company by certain shareholders. The advance was repaid in full during 1996.

AML is a significant shareholder of the Company and was also an employer of a former director of the Company until September 1997. In January 1998, the president of AML and APP Investments, Inc. became a director of the Company.

On June 14, 1996, the Company entered into a $245,000 bridge loan agreement with VDC, a former significant shareholder. The loan was paid in full in September 1996 in conjunction with a stock purchase by VDC [see Note 9(d)].

On September 18, 1996, the Company entered into three-year consulting agreements with the Co-Founders providing for compensation in the aggregate of $168,000 annually. The aggregate amount paid on these agreements was $46,480 and $183,225 in 1996 and 1997, respectively. In December 1997, the consulting agreements were canceled and replaced with employment agreements providing each of the Co-Founders with an annual salary of $85,000 plus commissions for the first year of the contract, and with compensation, solely on a commission basis, thereafter. The employment agreements also granted the Co- Founders options to acquire 120,000 shares of common stock (see Note 9).

In February 1998, the Company and the Co-Founders agreed to terminate the Co-Founders' employment agreements (see Note 9). These terminations, which became effective upon the execution of the IQ agreement, provide that the Co-Founders receive compensation of $40,000 of which $20,000 was paid upon the execution of the IQ agreement and $20,000 is required to be paid


                                     - F27 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                  (Information as of March 31, 1998 and for the
         Three Month Periods Ended March 31, 1997 and 1998 is Unaudited)




NOTE 10 - RELATED PARTIES (Continued)

within the earlier of the receipt of the contemplated IPO proceeds or in July 1998. The Co-Founders are continuing to receive their annual salaries through September 30, 1998 and their options to acquire shares of common stock have been renegotiated (see Note 9).

NOTE 11 - SUBSEQUENT EVENTS

On April 7, 1998, the Company entered into a distribution and license agreement with IQ (see Note 7) to use the Company's products and services to provide fee-based marketing services to its customers (the " IQ Agreement"), whereby IQ was granted the exclusive right to the use of COL in providing services to local merchants, as defined in the IQ Agreement, and the nonexclusive right to use COL and i-Value elsewhere. The IQ Agreement requires the Company to provide and manage a data center facility to be used to service IQ's customers. The Company anticipates operating costs of the facility to include a one time non-recurring cost of approximately $250,000 in 1998 in order to relocate the facility, and monthly maintenance fees thereafter of approximately $25,000. The Company has also estimated capital expenditures of approximately $400,000 to be required for operating the facility. The Company also agreed to provide IQ with one seat on its Board of Directors during the term of the IQ Agreement or until such time that IQ no longer retains any exclusivity under the IQ Agreement. The Company is to receive a minimum licensing fee in the amount of $3,000,000, of which $1,250,000 had been received as of April 15, 1998. Of this amount, $500,000 was received in March 1998 and has been reflected as deferred revenue at March 31, 1998. $750,000 was collected upon the execution of the IQ Agreement in April of 1998. The balance is due in three quarterly installments of $500,000 each, commencing in July 1998 with a final payment of $250,000 due in April 1999. In addition to the minimum licensing fee, the Company is to receive a fee for each transaction processed under the IQ Agreement. In order to maintain the exclusivity of the license for COL, IQ will be required to meet minimum annual levels of transaction fees. Proceeds received from IQ under the IQ Agreement are subject to a disbursing arrangement with DMR. The Company has agreed to grant DMR a first priority security interest in all of the Company's right, title and interest in the IQ Agreement and the Company's right to receive the proceeds thereon. Such security interest is to remain in force until such time that DMR is paid in full on all contractual obligations under the DMR Agreement (see Note
7).

In April 1998 the Company paid PI $37,500 and issued 30,000 shares of common stock to PI pursuant to the Termination Agreement (see Note 7).

On April 1, 1998, the Company received written notice from an unnamed party that the process used by the Company's products to distribute coupons may infringe upon the unnamed party's existing patent. Management, along with the Company's patent attorneys, believes that the Company does not infringe on the unnamed party's patent, and that the claim is without merit.

On April 28, 1998, the Company and the State of Connecticut agreed upon a schedule to pay the Company's use tax obligation (see Note 7). The schedule requires the Company to make monthly payments of $5,000 commencing May 1, 1998. The unpaid balance of the use tax obligation will become immediately due upon the Company's receipt of proceeds from its contemplated IPO.

On April 30, 1998, the Company refiled its patent application with modifications to its previously defined claims with the USPTO, (see Note 1). The Company also filed an application for an international patent application on April 24, 1998.

For the period from April 1, 1998 through May 26, 1998, the Company received an aggregate of $1,684,000 in proceeds from the issuance of 168,400 Series A Shares. The issuance resulted in a preferred dividend of $8,841,000 pursuant to the requirements of EITF D-60 (see Note 9) and resulted in an additional 2,105,000 dilutive shares of common stock pursuant to SFAS 128. On May 26, 1998, 82,100 Series A Shares remained unissued and reserved for issuance.




                                     - F28 -
                                 netValue, Inc.
                          (A Development Stage Entity)
                          Notes to Financial Statements
                  (Information as of March 31, 1998 and for the
         Three Month Periods Ended March 31, 1997 and 1998 is Unaudited)



NOTE 11 - SUBSEQUENT EVENTS (Continued)

In April and May 1998, the Company settled outstanding lawsuits aggregating approximately $85,000 in claims against the Company. As of May 26, 1998, the Company was in compliance with the terms of these settlement agreements (see
Note 7).

In May 1998, the Underwriter notified the Company of its intention to amend the Letter of Intent by (i) reducing its commissions to 8.75% of the gross proceeds from the contemplated IPO, (ii) waiving the $10,000 per month fee previously required by the Underwriter's proposed consulting agreement, (iii) increasing the exercise price of the Underwriter's option to purchase 300,000 shares of common stock from a price of 120% of the contemplated IPO price to 165% of such price and (iv) increasing the maximum exercise period from eighteen months to four years from the effective date of the contemplated IPO.



                                     - F29 -

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that information contained herein is correct as of any time subsequent to the date hereof.
                               -------------------

                                TABLE OF CONTENTS
                               -------------------

                                                                       Page

Available Information..................................................  2
Prospectus Summary.....................................................  3
Forward-Looking Statements.............................................  7
Risk Factors ..........................................................  7

Use of Proceeds........................................................ 15
Market Price of and Dividends on Common
  Stock and Related Shareholder Matters................................ 16
Capitalization......................................................... 17
Dilution............................................................... 20
Selected Financial Data................................................ 22
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations........................................................... 24
Business............................................................... 31
Management ............................................................ 40
Security Ownership of Principal Stockholders
  and Management....................................................... 49
Certain Transactions .................................................. 51
Description of Capital Stock........................................... 53
Shares Eligible for Future Sale........................................ 55
Underwriting........................................................... 56
Legal Matters.......................................................... 57
Experts................................................................ 57
Index to Financial Statements.......................................... F1

                         -------------------------------








                                 NETVALUE, INC.


                        3,000,000 SHARES OF COMMON STOCK







                                  -------------

                                   PROSPECTUS
                                 --------------









                                  May 28, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.          Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses to be incurred in connection with the Offering. All amounts are estimates except the Commission Registration Fee.


         Commission Registration Fee....................        $5,089.00
         NASD Filing Fee................................         1,880.00
         NASDAQ SmallCap Fee............................        11,760.00
         EDGAR and Printing Expenses....................        25,000.00
         Legal Fees and Expenses........................       170,000.00
         Accounting Fees and Expenses...................       130,000.00
         Blue Sky Fees and Expenses.....................        40,000.00
         Transfer Agent's Fees and Expenses.............        15,000.00
         Miscellaneous Expenses.........................         1,271.00
                                                               ----------
                  Total*................................      $400,000.00
                                                             ============


         * All expenses other than the Commission Registration Fee, NASD Filing Fee, NASDAQ SmallCap Fee and the Blue Sky Fees and Expenses are estimated.

Item 14.          Indemnification of Directors and Officers.

         The Company's Amended and Restated Certificate of Incorporation eliminates the liability of directors of the Company for monetary damages for breach of their fiduciary duty as directors, other than the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (iv) for transactions from which the director derived an improper personal benefit. These provisions are consistent with applicable Delaware law.

         In addition, the Company's Bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts incurred or paid in settlement in connection with civil or criminal claims, actions, suits or proceedings against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person acted in good faith, and in a manner such person reasonably believed to be in or not opposed to the best interest of the Company and, in a criminal action or proceeding, if he had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or that he or she had reasonable cause to believe his or her conduct was unlawful. Indemnification as provided in the Bylaws shall be made only as authorized in a specific case and upon a determination that the person met the applicable standards of conduct.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.          Recent Sales of Unregistered Securities.

         The following sets forth all sales of the Company's securities during the past three years. None of such securities were registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. The purchasers in these transactions acquired the securities for investment purposes only and the stock certificates representing the shares issued in connection with such exemptions bear restrictive legends indicating that the shares may not be freely transferred.

         On July 16, 1996, the Company was formed solely for the purpose of merging with Coupons Online, L.L.C. ("COL") through a merger or similar transaction. In exchange for an aggregate purchase price of $1,090, the founders, including American Maple Leaf Financial Corporation ("AML"), received an aggregate of 1,090,000 shares of the Company's common stock, $.001 par value per share (the "Common Stock"). In addition, in connection with the Company's formation, APP Investments, Inc., an affiliate of AML, was issued a five-year warrant to acquire 500,000 shares of Common Stock at an exercise price of $6.00 per share.

         On September 6, 1996, the Company offered, sold and issued an aggregate of 581,429 shares of Common Stock pursuant to Section 4(2) of the Securities Act to a group of five "accredited investors" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act) for an aggregate purchase price of $100,000 ($.17 per share of Common Stock). The Company sold these securities directly to this group of accredited investors, consisting of two individuals and three corporations, and did not use a registered broker-dealer in connection with this transaction.

         On September 6, 1996, the Company offered, sold and issued an aggregate of 250,000 shares of Common Stock pursuant to Section 4(2) of the Securities Act to a group of nine accredited investors for an aggregate purchase price of $350,000 ($1.40 per share of Common Stock). The Company sold these securities directly to this group of accredited investors, consisting of five individuals, three corporations and one limited liability company, and did not use a registered broker-dealer in connection with this transaction.

         On September 6, 1996, the Company offered, sold and issued 650,000 shares of Common Stock pursuant to Section 4(2) of the Securities Act to VDC for an aggregate purchase price of $650,000 ($1.00 per share of Common Stock). The Company sold these securities directly to VDC, a corporation, and did not use a registered broker-dealer in connection with this transaction.

         On September 18, 1996, the Company entered into a Consulting Agreement with AML (the "AML Consulting Agreement") pursuant to which AML agreed to provide investment banking services to the Company in exchange for 350,000 shares of Common Stock, all of which shares have been issued pursuant to Section 4(2) of the Securities Act.

         On September 18, 1996, Coupons Online, L.L.C., New Jersey Limited Liability Company (the "COL"), was merged (the "Merger") with and into the Company. In connection with the Merger, pursuant to Section 4(2) of the Securities Act, the Company issued an aggregate of 3,074,000 shares of Common Stock to the members of COL (the "COL Shares") in exchange for (i) all of the issued and outstanding membership interests of COL, (ii) the termination of any and all agreements among COL and certain of its members and other affiliated parties (collectively, the "COL Holders") including the COL Operating Agreement and an Investors Agreement by and among COL and the Gordon Group; and (iii) the waiver of any and all pre-existing rights, claims, causes of action and suits which COL Holders have or may have against COL, except for certain surviving claims. Included in such shares were 600,000 shares which were issuable to the two co-founders of the COL pending verification of their certain representations and warranties. This was accomplished in July 1997 and the 600,000 shares were issued on December 15, 1997. The Operating Agreement was the corporate governance document for COL. The Investors Agreement controlled the amount of investment made by the Gordon Group, a group of members of COL, and controlled the timing and manner in which these funds could be released from escrow for use in funding COL operations. While there is no specific dollar value that can be attributed to the termination of these agreements, the termination of these agreements provided the Company with certainty that its operations would not be disrupted by legal disputes involving these agreements. Similarly, the waiver was a general waiver which provided the Company with certainty that its operations would not be disrupted by lawsuits against the Company brought by former members of COL regarding matters that did not involve the Company.

         On September 19, 1996, the Company issued and sold an aggregate of 450,000 shares of Common Stock to a group of fifty accredited investors pursuant to Section 4(2) of the Securities Act for an aggregate purchase price of approximately $1,575,000 ($3.50 per share of Common Stock). The Company paid an aggregate of $78,750 from the proceeds of such transaction as commissions to First Hanover Securities, Inc., a registered broker-dealer.

         On February 19, 1997 and March 24, 1997, the Company issued and sold an aggregate of 192,500 shares of Common Stock to accredited investors pursuant to Rule 506 for an aggregate purchase price of $385,000 ($2.00 per share of Common Stock). The Company paid an aggregate of $15,000 from the proceeds of such transaction as commissions to registered broker-dealers.

         On March 25, 1997, pursuant to Section 4(2) of the Securities Act, the Company issued 100,000 shares of Common Stock to an investor in connection with the provision of $2,500,000 in bridge financing (the "VDC Financing") by such investor to the Company. In November 1997, the VDC Financing and accrued interest thereon was canceled and converted into 3,222,877 shares of Common Stock.

         On May 31, 1997, the Company issued and sold an aggregate of 102,500 shares of Common Stock to a group of accredited investors pursuant to Rule 506 for an aggregate purchase price of $205,000 ($2.00 per share of Common Stock). The Company paid an aggregate of $4,500 from the proceeds of such transaction as commissions to registered broker-dealers.

         On September 5, 1997, pursuant to Section 4(2) of the Securities Act, the Company issued 30,000 shares of Common Stock to an accredited investor in connection with the provision of $300,000 in bridge financing by such investor to the Company.

         On October 7, October 17, 1997 and October 31, 1997, the Company issued and sold an aggregate of 120 Units, pursuant to Rule 506 of Regulation D promulgated under the Securities Act, to a group of accredited investors for an aggregate purchase price of $3,000,000. Each Unit consisted of a promissory note in the principal amount of $25,000, 2,500 shares of Common Stock, and a warrant to purchase 2,500 shares of Common Stock at an exercise price of the lower of
(i) $4.00 and (ii) the price per share at which the Common Stock is offered in an initial public offering. The Company paid an aggregate of $300,000 from the proceeds of such transaction as commissions to registered broker-dealers, including $287,500 to First United Equities Corporation and $12,500 to J.P. Turner & Company, the Underwriters for this Offering.

         On December 11, 1997, the Company issued and sold an aggregate of 41 Units, pursuant to Rule 506 of Regulation D promulgated under the Securities Act, to a group of accredited investors for an aggregate purchase price of $1,025,000. Each Unit consisted of a promissory note in the principal amount of $25,000, 2,500 shares of Common Stock, and a warrant to purchase 2,500 shares of Common Stock at an exercise price of the lower of (i) $4.00 and (ii) the price per share at which the Common Stock is offered in an initial public offering. The Company paid $100,000 from the proceeds of this transaction as commissions to J.P. Turner & Company.

         In December 1997, pursuant to Section 4(2) of the Securities Act, the Company issued 190,200 shares of Common Stock to American Maple Leaf Financial Corporation ("AML") as consideration for the advance of short-term bridge financing and the consensual forbearance by AML relating thereto.

         In December 1997, pursuant to Section 4(2) of the Securities Act, the Company issued 300,000 shares of Common Stock to each of Messrs. Barnett and Braunstein in satisfaction of the terms of their respective consulting agreements with the Company.

         In December 1997, pursuant to Section 4(2) of the Securities Act, the Company issued and sold 22,500 shares of Preferred Stock to an accredited investor for a purchase price of $225,000.

         In March 1998, pursuant to Section 4(2) of the Securities Act, the Company issued and sold 27,000 shares of Preferred Stock to an accredited investor for a purchase price of $270,000.

         In April 1998, pursuant to Section 4(2) of the Securities Act, the Company issued and sold 91,000 shares of Preferred Stock to an accredited investor for an aggregate purchase price of $910,000.

         On April 8, 1998, pursuant to Section 4(2) of the Securities Act, the Company issued 30,000 shares of Common Stock to an accredited investor in satisfaction of the terms of his consulting agreement with the Company.

         In May 1998, pursuant to Section 4(2) of the Securities Act, the Company issued and sold 77,400 shares of Preferred Stock to an accredited investor for an aggregate purchase price of $774,000.

Item 16.        Financial Statements and Exhibits.

         (a)    Financial Statements:

         (b)    Exhibits:

         *      3.1      Amended and Restated Certificate of Incorporation

         *      3.2      Bylaws of the Company as amended to date

         *      4.1      Certificate of Designation of Series A Convertible
                         Preferred Stock

         *      10.1     Registrant's Amended and Restated 1996 Non-Qualified
                         Stock Option Plan

         *      10.2     Agreement and Plan of Merger and Reorganization between
                         the Registrant and Coupons Online, L.L.C. dated as of September 12, 1996

         *      10.3     Amended and Restated Employment Agreement between
                         Michael A. Clark and the Registrant dated
                         December 19, 1997

         *      10.4     Amended Employment Agreement between Richard F. Davey
                         and the Registrant dated December 19, 1997

         *      10.5     Employment Agreement between Craig W. Barnett and the
                         Registrant dated December 19, 1997

         *      10.6     Employment Agreement between Mark D. Braunstein and the
                         Registrant dated December 19, 1997

         *      10.7     Conversion Agreement, dated as of November 14, 1997
                         between the Registrant and VDC Corporation Ltd.

         *      10.8     Letter Agreement, dated December 1, 1997, between the
                         Registrant and American Maple Leaf Financial
                         Corporation

         *      10.9     Letter Agreement dated December 1, 1997 between the
                         Registrant and Golden Eagle Partners

         *      10.10    Letter Agreement between the Registrant, Mark D.
                         Braunstein and Craig W. Barnett dated February 10, 1998

         *      10.11    Systems Integration and Development Master
                         Services Agreement, dated as of November 11, 1996, between the Registrant and DMR Trecom, Inc.
                         (currently d/b/a DMR Consulting Group, Inc.)

         *      10.12    Letter Agreement dated June 19, 1997 between the
                         Registrant and DMR Trecom (currently d/b/a DMR
                         Consulting Group, Inc.)

         *      10.13    Letter Agreement dated March 9, 1998 between the
                         Registrant and DMR Consulting Group, Inc.

                11       Computation of Net Income (Net Loss) Per Share

         *      16       Letter from Ernst & Young, LLP dated April 2, 1998

                23.1 Consent of LJ Soldinger Associates, independent auditors to the Company

----------------------------------

* Incorporated by reference to the Company's registration statement filed on Form S-1.

Item 17.          Undertakings.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such designations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement ton Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, Connecticut, on May 28, 1998.

                                            NETVALUE, INC.


                                            By: /s/ Michael A. Clark
                                                -------------------------------
                                                Michael A. Clark, President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 28, 1998.


Signature                                    Title
---------                                    -----


 /s/ Michael A. Clark                        President and Director
--------------------------------             (Principal Executive, Financial
Michael A. Clark                             and Accounting Officer)


 *                                           Director
--------------------------------
David E. Brandkamp


 *
--------------------------------             Director
Michael Cirillo


 *                                           Director
--------------------------------
Richard F. Davey


 *                                           Director
--------------------------------
Steven B. Rosner


 *                                           Director
--------------------------------
Andrew P. Panzo








* Attorney-in-fact pursuant to power of attorney filed as part of the original filing of this Registration Statement.

                              INDEX TO EXHIBITS

      *  3.1     Amended and Restated Certificate of Incorporation

      *  3.2     Bylaws of the Company as amended to date

      *  4.1     Certificate of Designation of Series A Convertible Preferred
                 Stock


      * 10.1     Registrant's Amended and Restated 1996 Non-Qualified Stock
                 Option Plan

      * 10.2     Agreement and Plan of Merger and Reorganization between the Registrant and Coupons
                 Online, L.L.C. dated as of September 12, 1996

      * 10.3     Amended and Restated Employment Agreement between Michael A. Clark and the
                 Registrant dated December 19, 1997

      * 10.4     Amended Employment Agreement between Richard F. Davey and the Registrant dated
                 December 19, 1997

      *  10.5    Employment Agreement between Craig W. Barnett and the Registrant dated December 19,
                 1997

      *  10.6    Employment Agreement between Mark D. Braunstein and the Registrant dated December
                 19, 1997

      *  10.7    Conversion Agreement, dated as of November 14, 1997 between the Registrant and VDC
                 Corporation Ltd.

      *  10.8    Letter Agreement, dated December 1, 1997, between the Registrant and American Maple
                 Leaf Financial Corporation

      *  10.9    Letter Agreement dated December 1, 1997 between the Registrant and Golden Eagle
                 Partners

      *  10.10   Letter Agreement between the Registrant, Mark D.
                 Braunstein and Craig W. Barnett dated February 10,
                 1998

      *  10.11   Systems Integration and Development Master Services
                 Agreement, dated as of November 11, 1996, between
                 the Registrant and DMR Trecom, Inc. (currently
                 d/b/a DMR Consulting Group, Inc.)

      *  10.12   Letter Agreement dated June 19, 1997 between the
                 Registrant and DMR Trecom (currently d/b/a DMR
                 Consulting Group, Inc.)

      *  10.13   Letter Agreement dated March 9, 1998 between the Registrant and DMR Consulting Group,
                 Inc.

         11      Computation of Net Income (Net Loss) Per Share

      *  16      Letter from Ernst & Young, LLP dated April 2, 1998

         23.1    Consent of LJ Soldinger Associates, independent auditors to the Company

------------------------------------

* Incorporated by reference to the Company's registration statement filed on Form S-1.